EXECUTION VERSION
FIRST AMENDMENT TO CREDIT AGREEMENT
THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is entered into as of January 27, 2025 (the “First Amendment Effective Date”) by and among PORTILLO’S HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”), PHD INTERMEDIATE LLC, a Delaware limited liability company (“Holdings”), the other Guarantors party hereto, the Lenders party hereto, Fifth Third Bank, National Association, as the administrative agent (in such capacity, the “Administrative Agent”), the L/C Issuer, and the Swing Line Lender. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Existing Credit Agreement (as defined below) or the Amended Credit Agreement (as defined below), as applicable.
W I T N E S S E T H:
WHEREAS, the Borrower, Holdings, the other Loan Parties, the Lenders from time to time party thereto, and Fifth Third Bank, National Association, as the Administrative Agent, the L/C Issuer, and the Swing Line Lender are parties to that certain Credit Agreement dated as of February 2, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”);
WHEREAS, the Loan Parties have requested that the Administrative Agent and the Lenders amend certain provisions of the Existing Credit Agreement; and
WHEREAS, such Lenders have agreed to amend the Existing Credit Agreement as set forth below and on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:
1.Amendments to Existing Credit Agreement. Subject to the terms and conditions herein, (a) the Existing Credit Agreement (other than the schedules and exhibits thereto) is amended in its entirety to read in the form of such Credit Agreement attached hereto as Annex A (the Existing Credit Agreement, as so amended, the “Amended Credit Agreement”), (b) Schedule II, 1.01A, 7.01(b), 7.03(b), 7.08 and 7.09 of the Existing Credit Agreement is each hereby amended and restated in its entirety to read in the form attached hereto as such corresponding schedule and (c) Schedule 6.18 of the Existing Credit Agreement is hereby deleted in its entirety and each such reference to Schedule 6.18 is amended to read as “[Reserved]”. Except as set forth in the immediately preceding sentence, the schedules and exhibits to the Existing Credit Agreement are not modified or otherwise affected hereby.
2.Reallocation. Each Lender party hereto hereby agrees that, subject to the terms and conditions set forth in this Agreement and in the Amended Credit Agreement, upon giving effect to this Agreement, (a) its Revolving Credit Commitment (if any) is set forth opposite its name on Schedule 1.01A attached hereto under the caption “Revolving Credit Commitment”, and (b) its Term A Commitment (as defined in the Amended Credit Agreement) (if any) is set forth opposite its name on Schedule 1.01A attached hereto under the caption “Term A Commitment”. On the First Amendment Effective Date, upon giving effect to this Agreement, (i) the Borrower, each Revolving Credit Lender (as defined in the Amended Credit Agreement) and the Administrative Agent shall, subject to the terms and conditions of this Agreement and the Amended Credit Agreement, effect such assignments, prepayments, borrowings and reallocations as are necessary to effectuate the modifications contemplated in this Agreement, in each case such that, after giving effect thereto, each Revolving Credit Lender will hold its respective Pro Rata Share of the aggregate Revolving Credit Commitments and the Outstanding Amount of all Revolving Credit Loans (it being understood that some or all of the Revolving Credit Loans outstanding under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement may remain outstanding under the Amended Credit Agreement upon the effectiveness of this Agreement) and (ii) each Term Lender will hold its respective Pro Rata Share of the aggregate Term A Commitments and the Outstanding Amount of all Term A Loans (it being understood that some or all of the Term A Loans outstanding under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement may remain outstanding under the Amended Credit Agreement upon the effectiveness of this Agreement).
3.Conditions. This Agreement shall be effective on the date hereof upon the satisfaction of the following conditions:

(a)The Administrative Agent shall have received counterparts of this Agreement, which collectively shall have been duly executed on behalf of the Borrower, the other Loan Parties, the Administrative Agent, the Lenders, the L/C Issuer, and the Swing Line Lender.
(b)The Administrative Agent shall have received a Note executed by the Borrower in favor of each Lender that has requested a Note at least two (2) Business Days in advance of the First Amendment Effective Date.
(c)The Administrative Agent shall have received such certificates of good standing (to the extent such concept exists) from the applicable secretary of state of the state of organization of each Loan Party, certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement.
(d)The Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower certifying as to the representations set forth in Section 4(b).
(e)The Administrative Agent shall have received a solvency certificate from the chief financial officer, chief accounting officer or other officer with duties of the Borrower (after giving effect to this Agreement) substantially in the form Solvency Certificate delivered on the Closing Date.
(f)The Administrative Agent shall have received an opinion from Weil, Gotshal & Manges LLP, counsel to the Loan Parties, in customary form.
(g)The Administrative Agent shall have received a duly executed Committed Loan Notice with respect to the Credit Extension to occur on the First Amendment Effective Date (if any).
(h)The Administrative Agent shall have received, at least two (2) days prior to the First Amendment Effective Date, (i) all documentation and other information about the Borrower and the Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, that has been requested by the Administrative Agent in writing at least ten (10) days prior to the First Amendment Effective Date and (ii) if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification for the Borrower, in each case, that has been requested by the Administrative Agent or any Lender in writing at least ten (10) Business Days prior to the First Amendment Effective Date.
(i)The Borrower shall have repaid a portion of the Term A Loans outstanding under the Existing Credit Agreement immediately prior to the First Amendment Effective Date (which such repayment may be made using Revolving Credit Loans on the First Amendment Effective Date) in an amount equal to the difference between the aggregate principal amount of the Term A Loans outstanding immediately prior to the First Amendment Effective Date and the aggregate principal amount of the Term A Commitments on the First Amendment Effective Date.
(j)The Borrower shall have paid all accrued interest and fees outstanding under the Existing Credit Agreement immediately prior to the First Amendment Effective Date (which such accrued interest and fees may be paid using Revolving Credit Loans on the First Amendment Effective Date).
(k)The Borrower shall have paid to the Administrative Agent all fees and expenses due from the Borrower (including the reasonable out-of-pocket fees and expenses of counsel for the Administrative Agent), or arrangements reasonably acceptable to the Administrative Agent shall have been made for the payment thereof substantially contemporaneously with the consummation of this Agreement.
Without limiting the generality of the provisions of Section 9.03 of the Existing Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 3, each of the Lenders, the L/C Issuer, and the Swing Line Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to such Person unless the Administrative Agent shall have received notice from such Lender prior to the proposed First Amendment Effective Date specifying its objection thereto
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4.Representations and Warranties of Loan Parties. Each Loan Party hereby represents and warrants to the Administrative Agent and each Lender, as of the date hereof:
(a)the execution, delivery and performance by each Loan Party of this Agreement have been duly authorized by all necessary action and this Agreement and the Amended Credit Agreement is a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with their respective terms, except as enforceability may be limited by Debtor Relief Laws and by general principles of equity principles of good faith and fair dealing; and
(b)upon the effectiveness of this Agreement, (i) all of the representations and warranties contained in the Amended Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date, in which event such representations and warranties shall have been true and correct in all material respects as of such earlier date; provided, however, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language are be true and correct (after giving effect to any qualification therein) in all respects on such respective dates, and (ii) no Default exists or would result from any Credit Extension on the date hereof or from the application of the proceeds therefrom.
5.No Modification. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Administrative Agent and Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as amended or consented to hereby, the Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the “Credit Agreement” shall be deemed to be references to the Amended Credit Agreement. This Agreement shall constitute a Loan Document.
6.Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier, .pdf or other electronic imaging means of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement. The Administrative Agent may also require that any signatures delivered by telecopier, .pdf or other electronic imaging means be confirmed by a manually signed original thereof; provided, that, the failure to request or deliver the same shall not limit the effectiveness of this Agreement or signature delivered by telecopier, .pdf or other electronic imaging means. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this consent letter are be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which are of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar U.S. state laws based on the Uniform Electronic Transactions Act or any similar non-U.S. laws governing electronic signatures that are applicable to any non-U.S. party.
7.Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that none of the Loan Parties may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender (except as permitted by Section 7.04 of the Amended Credit Agreement).
8.Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
9.Submission to Jurisdiction; Waiver of Venue; Waiver of Jury Trial. The terms of Sections 10.15(b) and 10.16 of the Amended Credit Agreement with respect to submission to jurisdiction, waiver of venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
10.Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
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11.Captions. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.
12.Reaffirmation. Each of the Loan Parties, as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Person grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (a) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (b) to the extent such Person granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each of the Loan Parties consents to this Agreement and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. Except as expressly provided herein, the execution of this Agreement shall not operate as a waiver of any right, power or remedy of the Administrative Agent or Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.
[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date set forth above.
BORROWER:                     PORTILLO’S HOLDINGS, LLC,
a Delaware limited liability company

By:
 Name:
Title:

HOLDINGS:                     PHD INTERMEDIATE LLC,
a Delaware limited liability company

By:
 Name:
Title:

GUARANTORS:                 PHD CARD SERVICES, LLC,
a Florida limited liability company

By:
 Name:
Title:

PORTILLO’S HOT DOGS, LLC,
a Delaware limited liability company

By:
 Name:
Title:

PORTILLO’S HOLDINGS, LLC
FIRST AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE AGENT AND LENDERS:    FIFTH THIRD BANK, NATIONAL ASSOCIATION, as the Administrative Agent, the L/C Issuer, the Swing Line Lender and a Lender
By:
Name:
Title:

PORTILLO’S HOLDINGS, LLC
FIRST AMENDMENT TO CREDIT AGREEMENT

BANK OF AMERICA, N.A., as a Lender

By:
Name:
Title:

PORTILLO’S HOLDINGS, LLC
FIRST AMENDMENT TO CREDIT AGREEMENT

MUFG BANK, LTD., as a Lender

By:
Name:
Title:

PORTILLO’S HOLDINGS, LLC
FIRST AMENDMENT TO CREDIT AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

PORTILLO’S HOLDINGS, LLC
FIRST AMENDMENT TO CREDIT AGREEMENT

FLAGSTAR BANK, N.A., as a Lender

By:
Name:
Title:

PORTILLO’S HOLDINGS, LLC
FIRST AMENDMENT TO CREDIT AGREEMENT

CADENCE BANK, as a Lender

By:
Name:
Title:

PORTILLO’S HOLDINGS, LLC
FIRST AMENDMENT TO CREDIT AGREEMENT

FIRST MERCHANTS BANK, as a Lender

By:
Name:
Title:

PORTILLO’S HOLDINGS, LLC
FIRST AMENDMENT TO CREDIT AGREEMENT

FIRST HORIZON BANK, as a Lender

By:
Name:
Title:

PORTILLO’S HOLDINGS, LLC
FIRST AMENDMENT TO CREDIT AGREEMENT

CROSSFIRST BANK, as a Lender

By:
Name:
Title:

PORTILLO’S HOLDINGS, LLC
FIRST AMENDMENT TO CREDIT AGREEMENT

MANUFACTURERS BANK, as a Lender

By:
Name:
Title:

PORTILLO’S HOLDINGS, LLC
FIRST AMENDMENT TO CREDIT AGREEMENT

ANNEX A TO FIRST AMENDMENT

DEAL CUSIP: 73641VAJ2
REVOLVER CUSIP: 73641VAK9
TERM LOAN CUSIP: 73641VAL7

CREDIT AGREEMENT

Dated as of February 2, 2023
(as amended by that certain First Amendment)

among

PHD INTERMEDIATE LLC,
as Holdings,

PORTILLO’S HOLDINGS, LLC,
as the Borrower,

THE SUBSIDIARIES OF THE BORROWER PARTY HERETO FROM TIME TO TIME,
as Subsidiary Guarantors,

FIFTH THIRD BANK, NATIONAL ASSOCIATION,
as Administrative Agent, L/C Issuer and Swing Line Lender,

FLAGSTAR BANK, N.A.,
as Documentation Agent,

and

THE OTHER LENDERS PARTY HERETO FROM TIME TO TIME

FIFTH THIRD BANK, NATIONAL ASSOCIATION,
BOFA SECURITIES, INC.,
MUFG BANK, LTD.
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Joint Lead Arrangers and Joint Bookrunners

-i-

-ii-

-iii-

-iv-

SCHEDULES

I	Guarantors
II	Existing Investments
1.01A	Commitments
5.11	Material Subsidiaries
6.18	[Reserved]
7.01(b)	Existing Liens
7.03(b)	Existing Indebtedness
7.08	Existing Transactions with Affiliates
7.09	Existing Restrictions
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	Swing Line Loan Notice
C	Note
D	Compliance Certificate
E	Assignment and Assumption
F	[Reserved]
G	Intercompany Note
H	United States Tax Compliance Certificate

-v-

CREDIT AGREEMENT
This CREDIT AGREEMENT is entered into as of February 2, 2023, among PHD INTERMEDIATE LLC, a Delaware limited liability company (“Holdings”), PORTILLO’S HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”), the other Guarantors party hereto from time to time, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”) and FIFTH THIRD BANK, NATIONAL ASSOCIATION, as Administrative Agent, L/C Issuer and Swing Line Lender.
PRELIMINARY STATEMENTS
The Borrower has requested that the Lenders extend credit to the Borrower in the form of (i) Term A Loans (as this and other capitalized terms used in these preliminary statements are defined in Section 1.01 below) on the First Amendment Effective Date in an initial aggregate principal amount of $250,000,000 and (ii) Initial Revolving Credit Commitments in an initial aggregate principal amount of $150,000,000. The Initial Revolving Credit Commitments permit the issuance of one or more Letters of Credit from time to time and the making of one or more Swing Line Loans from time to time.
Substantially concurrently with the occurrence of the Closing Date, all outstanding indebtedness for borrowed money of the Borrower and its subsidiaries under that certain First Lien Credit Agreement, dated as of August 1, 2014, among, inter alios, Holdings, the Borrower, the subsidiary guarantors party thereto, the lenders party thereto and UBS AG, Stamford Branch, as administrative agent, will be repaid, redeemed, discharged, refinanced, replaced or terminated and in each case, the liens and guarantees in support thereof shall be released or terminated (the “Closing Date Refinancing”).
The proceeds of the Term A Loans (as defined in this Agreement immediately prior the First Amendment), together with the proceeds of the Initial Revolving Borrowing will be used by the Borrower to pay the Transaction Expenses and to fund the Closing Date Refinancing.
The applicable Lenders have indicated their willingness to lend and the L/C Issuer has indicated its willingness to so issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS
Section 1.01Defined Terms.
As used in this Agreement, the following terms shall have the meanings set forth below:
“Acceptable Debtor-In-Possession Financing” means any debtor-in-possession or similar financing (a) incurred by Holdings, the Borrower or a Subsidiary of the Borrower following a voluntary petition by Holdings, the Borrower or any of its Subsidiaries under or in connection with any Debtor Relief Law and (b) approved pursuant to an order of an applicable court under any Debtor Relief Law.
“Acquired Indebtedness” means, with respect to any specified Person,

(a)Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging, amalgamating or consolidating with or into, or becoming a Subsidiary of, such specified Person, and
(b)Indebtedness secured by a Lien encumbering any asset acquired by such specified Person provided such Lien is existing at the time such asset is acquired and is not incurred in connection with or in contemplation of the acquisition of such asset.
“Acquisition” has the meaning set forth in the definition of “Investments”
“Additional Lender” means any Person that is not an existing Lender and has agreed to provide Incremental Commitments pursuant to Section 2.14.
“Administrative Agent” means Fifth Third, in its capacity as administrative agent and collateral agent under any of the Loan Documents, or any successor administrative agent and collateral agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Agent Parties” has the meaning specified in Section 10.02(b).
“Aggregate Commitments” means the Commitments of all the Lenders.
“Agreement” means this Credit Agreement, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, OID, upfront fees, a Tranche Rate or Base Rate floor, or otherwise.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction from time to time concerning or relating to bribery or corruption applicable to Holdings or its Subsidiaries by virtue of such Person being organized or operating in such jurisdiction.
“Applicable Rate” means a percentage per annum equal to (a) until delivery of financial statements for the first fiscal quarter ending after the First Amendment Effective Date pursuant to Section 6.01, (i) for Tranche Rate Loans and Letter of Credit fees, 2.25%, (ii) for Base Rate Loans, 1.25%

and (iii) for commitment fees, 0.20% and (b) thereafter, the following percentages per annum, based upon the Consolidated Total Net Rent Adjusted Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Consolidated Total Net Rent Adjusted Leverage	Tranche Rate Loans and Letter of Credit fees	Base Rate Loans	Commitment Fees
1	≥ 4.50:1.00	2.75%	1.75%	0.25%
2	< 4.50:1.00 and ≥ 4.00:1.00	2.50%	1.50%	0.20%
3	< 4.00:1.00 and ≥ 3.00:1.00	2.25%	1.25%	0.20%
4	< 3.00:1.00	2.00%	1.00%	0.20%

Any increase or decrease in the Applicable Rate pursuant to clause (b) above resulting from a change in the Consolidated Total Net Rent Adjusted Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided that if notification is provided to the Borrower that the Administrative Agent or the Required Lenders have so elected, “Pricing Level 1” (immediately above) shall apply (x) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply) and (y) as of the first Business Day after an Event of Default under Section 8.01(a) or (f) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the pricing level otherwise determined in accordance with this definition shall apply).
“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class of Loans, (b) with respect to Letters of Credit, (i) the L/C Issuer and (ii) the Revolving Credit Lenders and (c) with respect to Swing Line Loans, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.
“Approved Bank” has the meaning set forth in clause (c) of the definition of “Cash Equivalents.”
“Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.
“Arrangers” means (a) with respect to this Agreement, Fifth Third, BofA Securities, Inc., MUFG Bank, Ltd. and Wells Fargo Bank, National Association, each in its capacity as a joint lead arranger and a joint bookrunner under this Agreement, (b) with respect to the First Amendment, Fifth Third, BofA Securities, Inc., MUFG Bank, Ltd. and Wells Fargo Bank, National Association, each in its capacity as joint lead arranger and a joint bookrunner under the First Amendment and (c) with respect to any amendment, consent or waiver to this Agreement, the Person(s) identified as lead arranger(s) and bookrunner(s) on the cover page to such amendment, consent or waiver.
“Assignees” has the meaning set forth in Section 10.07(b)(i).

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E hereto.
“Attorney Costs” means all reasonable and documented fees, expenses and disbursements of any law firm or other external legal counsel.
“Attributable Indebtedness” means, subject to the second paragraph of Section 1.03, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.
“Auto-Extension Letter of Credit” has the meaning set forth in Section 2.03(b)(iii).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing Law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other Law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms, or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Base Rate” means for any day, the rate per annum equal to the greatest of: (a) the rate of interest announced by Fifth Third Bank from time to time as its “prime rate” as in effect on such day, with any change in the Base Rate resulting from a change in said prime rate to be effective as of the date of the relevant change in said prime rate (it being acknowledged that such rate may not be the Fifth Third Bank’s best or lowest rate), (b) the sum of (i) the Federal Funds Rate, plus (ii) 0.50% and (c) the sum of (i) the Term SOFR that would be applicable to a Tranche Rate Loan with a 1 month Interest Period advanced on such day (or if such day is not a Business Day, the immediately preceding Business Day), plus (ii) 1.00%; provided, that, in no event shall the Base Rate be less than the Index Floor.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“beneficially own” means to possess beneficial ownership as determined pursuant to Rules 13d-3 and 13d-5 under the Exchange Act.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Berkshire” means Berkshire Partners LLC and any of its Affiliates and funds or partnerships managed or advised by it or any of its Affiliates but not including, however, any portfolio company of any of the foregoing.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Board of Directors” means, for any Person, the board of directors or managers, the managing member or other governing body of such Person or, if such Person does not have such governing body and is owned or managed by a single entity, the Board of Directors of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such Board of Directors. Unless otherwise provided, “Board of Directors” means the Board of Directors of the Borrower.
“Borrower” has the meaning specified in the introductory paragraph to this Agreement.
“Borrower Materials” has the meaning specified in Section 6.01.
“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing, or a Term Borrowing, as the context may require.
“Business Day” means (a) with respect to all notices and determinations, including Interest Payment Dates, in connection with the Tranche Rate, any day that commercial banks in New York, New York are required by Law to be open for business and that is a U.S. Government Securities Business Day, which means any day other than a Saturday, Sunday, or day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities and (b) in all cases, any day (other than a Saturday or Sunday) on which commercial banks in New York, New York or Cincinnati, Ohio are required by Law to be open for business.
“Capitalized Lease Obligation” means, subject to the second paragraph of Section 1.03, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.
“Capitalized Leases” means, subject to the second paragraph of Section 1.03, all leases that have been or are required to be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.
“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and its Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Borrower and its Subsidiaries.
“Captive Insurance Subsidiary” means any Subsidiary of the Borrower that is subject to regulation as an insurance company (or any Subsidiary thereof).
“Cash Collateral” has the meaning specified in Section 2.03(g).

“Cash Collateral Account” means a blocked account at the Administrative Agent (or another commercial bank selected by the Administrative Agent) in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner reasonably satisfactory to the Administrative Agent.
“Cash Collateralize” has the meaning specified in Section 2.03(g).
“Cash Equivalents” means to the extent owned by Holdings, the Borrower or any Subsidiary of the Borrower:
(a)(1)    Dollars, pound sterling, Canadian dollars, yen or euros or any national currency of any Participating Member State of the EMU; and
(1)in the case of any Foreign Subsidiary that is a Subsidiary of the Borrower or any jurisdiction in which the Borrower and its Subsidiaries conducts business, such local currencies held by it from time to time in the ordinary course of business and not for speculation;
(b)readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of the United States having average maturities of not more than twenty-four (24) months from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;
(c)time deposits or eurodollar time deposits with, insured certificates of deposit, bankers’ acceptances or overnight bank deposits of, or letters of credit issued by, any commercial bank that (i) is a Lender or (ii) (A) is organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development or is the principal banking Subsidiary of a bank holding company organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development and is a member of the Federal Reserve System, and (B) has combined capital and surplus of not less than $250,000,000 in the case of U.S. domestic banks and $100,000,000 (or the Dollar equivalent as of the date of determination) in the case of foreign banks (any such bank in the foregoing clause (i) or (ii) being an “Approved Bank”), in each case with maturities not exceeding twenty four (24) months from the date of acquisition thereof;
(d)commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation (other than structured investment vehicles and other than corporations used in structured financing transactions) rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than twenty-four (24) months from the date of acquisition thereof;
(e)marketable short-term money market and similar funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower);
(f)repurchase obligations for underlying securities of the types described in clauses (b), (c) and (e) above entered into with any Approved Bank;

(g)securities with average maturities of twenty-four (24) months or less from the date of acquisition issued or fully guaranteed (i) by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by (ii) any foreign government, in each case, having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);
(h)Investments (other than in structured investment vehicles and structured financing transactions) with average maturities of twelve (12) months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;
(i)securities with maturities of twelve (12) months or less from the date of acquisition backed by standby letters of credit issued by any Approved Bank;
(j)instruments equivalent to those referred to in clauses (a) through (i) above denominated in euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary of the Borrower organized in such jurisdiction;
(k)Investments, classified in accordance with GAAP as current assets of the Borrower or any Subsidiary of the Borrower, in money market investment programs which are registered under the Investment Company Act of 1940 or which are administered by financial institutions having capital of not less than $250,000,000 in the case of U.S. domestic banks and $100,000,000 (or the Dollar equivalent as of the date of determination) in the case of foreign banks, and, in either case, the portfolios of which are limited such that substantially all of such Investments are of the character, quality and maturity described in clauses (a) through (i) of this definition; and
(l)investment funds investing at least 90% of their assets in securities of the types described in clauses (a) through (k) above.
In the case of Investments by any Foreign Subsidiary of the Borrower or Investments made in a country outside the United States, Cash Equivalents shall also include (i) investments of the type and maturity described in clauses (a) through (l) (other than clause (g)(ii) above) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other short-term investments utilized by Foreign Subsidiaries of the Borrower in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (a) through (l) and in this paragraph.
Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those specified in clause (a) above; provided that such amounts are converted into any currency listed in clause (a) above as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts.
“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Subsidiary of the Borrower of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or Real Property (including any improvements thereon) and, in the case of such insurance proceeds, to replace or repair such equipment, fixed assets or Real Property.
“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holdco” means any Domestic Subsidiary that has no material assets (directly or indirectly through one or more entities that are “disregarded entities” for federal income tax purposes) other than equity interests (or equity interests and indebtedness) of one or more Foreign Subsidiaries that are CFCs or any other Domestic Subsidiary that itself is a CFC Holdco.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority. It is understood and agreed that (i) the Dodd–Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111-203, H.R. 4173), all Laws relating thereto, all interpretations and applications thereof and any request, rule, guideline or directive relating thereto and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall, in each case, for the purposes of this Agreement, be deemed to be adopted and taking effect subsequent to the date of this Agreement.
“Change of Control” shall be deemed to occur if:
(a)    any person (other than a Permitted Holder) or Persons (other than one or more Permitted Holders) constituting a “group” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, but excluding any employee benefit plan of such person and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of Equity Interests representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings and the percentage of aggregate ordinary voting power so held is greater than the percentage of the aggregate ordinary voting power represented by the Equity Interests of Holdings beneficially owned, directly or indirectly, in the aggregate by the Permitted Holders, unless the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the Board of Directors of Holdings; or
(b)a “change of control” (or similar event) shall occur in any document pertaining to any Incremental Equivalent Debt or any Permitted Refinancing thereof and, in the case of any such Indebtedness which is unsecured or secured by a Lien on the Collateral which is junior to the Lien securing the Obligations, such Indebtedness is in an aggregate outstanding principal amount in excess of the Threshold Amount; or
(c)Holdings shall cease to own 100% of the Equity Interests of the Borrower free of Liens (other than, if Holdings were subject to Section 7.01, nonconsensual Liens permitted under Section 7.01 and Liens permitted under Sections 7.01(a), (bb) (solely to the extent the Obligations shall be secured on a pari passu or senior basis with such Liens) and (gg)).
“Class” means (i) with respect to Commitments or Loans, those of such Commitments or Loans that have the same terms and conditions (without regard to differences in the Type of Loan, Interest

Period, upfront fees, OID or similar fees paid or payable in connection with such Commitments or Loans, or differences in tax treatment (e.g., “fungibility”)); provided that such Commitments or Loans may be designated in writing by the Borrower and Lenders holding such Commitments or Loans as a separate Class from other Commitments or Loans that have the same terms and conditions and (ii) with respect to Lenders, those of such Lenders that have Commitments or Loans of a particular Class.
“Closing Date” means February 2, 2023.
“Code” means the U.S. Internal Revenue Code of 1986, and the United States Treasury Department Regulations promulgated thereunder, as amended from time to time (the “Treasury Regulations”).
“Collateral” means the “Collateral” as defined in the Security Agreement and all the “Collateral” or “Pledged Assets” as defined in any other Collateral Document and any other assets pledged pursuant to any Collateral Document.
“Collateral and Guarantee Requirement” means, at any time, the requirement that:
(a)the Administrative Agent shall have received each Collateral Document required to be delivered (i) on the Closing Date, pursuant to Section 4.01(a)(iv) and (ii) at such time as may be designated therein, pursuant to the Collateral Documents, Section 6.11 or 6.13, subject, in each case, to the limitations and exceptions of this Agreement and the Collateral Documents, duly executed by each Loan Party thereto;
(b)all Obligations (other than, with respect to any Guarantor, any Excluded Swap Obligations of such Guarantor) shall have been unconditionally guaranteed by (i) Holdings and each Subsidiary of the Borrower that is a wholly owned Material Domestic Subsidiary (other than any Excluded Subsidiary) including on the Closing Date those that are listed on Schedule I hereto and (ii) the Borrower shall be a Guarantor in respect of obligations of its Subsidiaries under Secured Hedge Agreements and Secured Treasury Services Agreements (each, a “Guarantor”);
(c)the Obligations and the Guaranty shall have been secured by a first-priority security interest (subject to Liens permitted by Section 7.01) in (i) all the Equity Interests of the Borrower, (ii) all Equity Interests of each Subsidiary of the Borrower that is a Domestic Subsidiary (other than a Domestic Subsidiary described in the following clause (iii)(A) or (B)) that is directly owned by the Borrower or any Subsidiary Guarantor and (iii) 65% of the issued and outstanding Equity Interests in each case directly owned by the Borrower or any Subsidiary Guarantor of (A) each Subsidiary of the Borrower that is a CFC Holdco, and (B) each Subsidiary of the Borrower that is a Foreign Subsidiary that is a CFC; and
(d)except to the extent otherwise provided hereunder, including subject to Liens permitted by Section 7.01, or under any Collateral Document, the Obligations and the Guaranty shall have been secured by a perfected first-priority security interest (to the extent such security interest may be perfected by delivering certificated securities or instruments, filing financing statements under the Uniform Commercial Code or making any necessary filings with the United States Patent and Trademark Office or United States Copyright Office or to the extent required in the Security Agreement) in substantially all tangible and intangible assets of the Borrower and each Guarantor (including accounts receivable, inventory, equipment, investment property, contract rights, applications and registrations of intellectual property filed in the United States, other general intangibles, intercompany notes and proceeds of the foregoing), in each case, with the priority required by the Collateral Documents, in each case subject to exceptions and limitations otherwise set forth in this Agreement and the Collateral Documents.
No actions in any non-U.S. jurisdiction or required by the Laws of any non-U.S. jurisdiction shall be required in order to create any security interests in assets located or titled outside of the U.S. or to perfect such security interests, including any intellectual property registered in any non-U.S. jurisdiction (it being understood that there shall be no security agreements or pledge agreements governed under the Laws of any non-U.S. jurisdiction). No actions shall be required with respect to Collateral requiring perfection through control agreements or perfection by “control” (as defined in the UCC) (including deposit accounts or other bank accounts or securities accounts) or possession, other than in respect of (i) certificated Equity Interests of the Borrower and wholly owned Material Subsidiaries directly owned by the Borrower or by any Subsidiary Guarantor otherwise required to be pledged pursuant to the provisions of clause (c) of this definition of “Collateral and Guarantee Requirement” and not otherwise constituting an Excluded Asset and (ii) Pledged Debt (as defined in the Security Agreement) to the extent required to be delivered to the Administrative Agent pursuant to the terms of the Security Agreement.
“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreements, Security Agreement Supplements, security agreements, pledge agreements, intellectual property security agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 4.01(a)(iv), Section 6.11 or Section 6.13, any Intercreditor Agreement (if any) and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.
“Commitment” means a Revolving Credit Commitment or Term Commitment, as the context may require.
“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Tranche Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A hereto.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Compensation Period” has the meaning set forth in Section 2.12(c)(ii).
“Compliance Certificate” means a certificate substantially in the form of Exhibit D hereto.
“Conforming Changes” means, with respect to the use, administration of, or any conventions associated with the Tranche Rate or any proposed Successor Rate, as applicable, any changes to the terms of this Agreement related to the timing, frequency, and methodology of determining rates and making payments of interest, including changes to the definition of Business Day, lookback periods or observation shift, prepayments, and borrowing, conversion, or continuation notices, and other technical, administrative, or operational matters, as may be appropriate, in the discretion of the Administrative Agent, in consultation with the Borrower, to reflect the adoption and implementation of such applicable rate and to permit the administration thereof by the Administrative Agent, in consultation with the Borrower, in an operationally feasible manner and, to the extent feasible, consistent with market practice.

“Consolidated Cash Interest Coverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated EBITDAR for such Test Period to (b) the sum of (i) Consolidated Interest Expense for such Test Period plus (ii) Consolidated Cash Rental Expense for such Test Period.
“Consolidated Cash Rental Expense” means, for any Test Period, (a) all rental expense of the Borrower and its Subsidiaries paid or payable in cash during such Test Period, determined on a consolidated basis in accordance with GAAP, incurred under any rental agreement or lease with respect to real property, other than (i) obligations in respect of any Capitalized Leases, (ii) in the case of Unit Locations that are part of a multi-tenant retail complex, common maintenance charges, property taxes and insurance costs and similar amounts passed through to the tenant on a proportional basis and (iii) any insurance costs that would otherwise be included in cash rental expense, minus (b) any rental income received during such Test Period under any rental agreement (including in respect of subleases) or license agreements with respect to real property.
“Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period, plus:
(a)without duplication and, except with respect to clauses (vi) and (ix), to the extent deducted (and not added back or excluded) in arriving at such Consolidated Net Income, the sum of the following amounts for such period with respect to the Borrower and its Subsidiaries:
(i)total interest expense determined in accordance with GAAP and, to the extent not reflected in such total interest expense, any expense or loss on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, and costs of surety bonds in connection with financing activities (whether amortized or immediately expensed),
(ii)provision for taxes and Tax Distributions based on income, profits or capital gains, including, without limitation, federal, state, local, franchise and similar taxes and foreign withholding taxes paid or accrued during such period including penalties and interest related to such taxes or arising from any tax examinations,
(iii)depreciation and amortization (including amortization of intangible assets, including Capitalized Software Expenditures),
(iv)(A) (1) duplicative running costs, (2) relocation costs or expenses, (3) integration costs, (4) transition costs, (5) site acquisition costs, pre-opening costs and opening costs provided that the aggregate amount of costs added back pursuant to this clause (iv)(A)(5) for any single restaurant during the term of this Agreement shall not exceed $675,000, (6) closing and consolidation costs for up to two restaurants in any period of four consecutive fiscal quarters, (7) signing, retention and completion bonuses, (8) (i) to the extent incurred on or before February 2, 2025, costs associated with preparations for and implementation of compliance with the requirements of the Sarbanes-Oxley Act of 2002 and other Public Company Costs and (ii) to the extent incurred thereafter, non-recuring costs associated with preparations for and implementation of compliance with the requirements of the Sarbanes-Oxley Act of 2002 and other non-recuring Public Company Costs, (9) costs incurred in connection with any strategic initiatives, (10) costs incurred in connection with acquisitions and non-recurring product and intellectual property development, (11) other business optimization expenses (including costs and expenses relating to business optimization programs and new systems design, retention charges, systems establishment costs (including information technology systems) and implementation costs), (12) severance and other restructuring charges representing cash items (including restructuring costs related to acquisitions and excess pension charges but excluding costs related to closing and consolidation of restaurants), and (13) litigation settlements or losses and related expenses; provided that the aggregate amount of adjustments and addbacks to Consolidated EBITDA (or the components thereof) pursuant to this clause (a)(iv)(A) (other than clauses (a)(iv)(A)(5), (a)(iv)(A)(6) and (a)(iv)(A)(8)(ii)), clause (a)(vi), clause (a)(vii) and Section 1.09(c) shall not exceed 5.0% of Consolidated EBITDA for such period (calculated after giving effect to such adjustments and addbacks),
(B)non-cash earn-out and contingent consideration obligations (including to the extent accounted for as bonuses, compensation or otherwise) and adjustments thereof and purchase price adjustments, in each case in connection with acquisitions,
(C)Transaction Expenses, provided that the aggregate amount of costs added back pursuant to this clause (a)(iv)(C) during the term of this Agreement shall not exceed $10,000,000 and
(D)Transaction fees and expenses in connection with the First Amendment, provided that the aggregate amount of such costs added back pursuant to this clause (a)(iv)(D) during the term of this Agreement shall not exceed $2,000,000.
(v)any Equity Funded Employee Plan Costs,
(vi)cost savings, operating expense reductions and cost synergies related to mergers and other business combinations, acquisitions, divestitures, restructurings, cost savings initiatives and other similar initiatives and actions that are reasonably identifiable and factually supportable and projected by the Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) within eighteen (18) months after such merger or other business combination, acquisition or divestiture is consummated or any other restructuring, cost savings initiative or other initiative or action (calculated on a pro forma basis as though such cost savings, operating expense reductions and cost synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions and cost synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such amounts are reasonably identifiable and factually supportable in the good faith judgment of the Borrower, (B) no cost savings, operating expense reductions and cost synergies shall be added back pursuant to this clause (vi) to the extent duplicative of any expenses or charges otherwise added back to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period and (C) the aggregate amount of adjustments and addbacks to Consolidated EBITDA (or the components thereof) pursuant to clause (a)(iv)(A) (other than clauses (a)(iv)(A)(5), (a)(iv)(A)(6) and (a)(iv)(A)(8)(ii)), this clause (a)(vi), clause (a)(vii) and Section 1.09(c) shall not exceed 5.0% of Consolidated EBITDA for such period (calculated after giving effect to such adjustments and addbacks),
(vii)extraordinary, unusual or non-recurring charges, expenses or losses; provided that the aggregate amount of adjustments and addbacks to Consolidated EBITDA (or the components thereof) pursuant to clause (a)(iv)(A) (other than clauses (a)(iv)(A)(5), (a)(iv)(A)(6) and (a)(iv)(A)(8)(ii)), clause (a)(vi), this clause (a)(vii) and

Section 1.09(c) shall not exceed 5.0% of Consolidated EBITDA for such period (calculated after giving effect to such adjustments and addbacks),
(viii)any expense or net loss from asset retirement obligations, disposed, abandoned or discontinued operations (excluding (x) held-for-sale discontinued operations until actually disposed of, and (y) costs related to closing and consolidation of restaurants),
(ix)cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not added back,
(x)non-cash expenses (including the excess of GAAP rent expense over actual cash rent paid, including the benefit of lease incentives, during such period), charges and losses (including reserves, impairment charges or asset write-offs, write-offs of deferred financing fees, losses from investments recorded using the equity method, stock-based awards compensation expense), in each case other than (A) any non-cash charge representing amortization of a prepaid cash item that was paid and not expensed in a prior period and (B) any non-cash charge relating to write-offs, write-downs or reserves with respect to accounts receivable in the normal course or inventory; provided that if any non-cash charges referred to in this clause (x) represents an accrual or reserve for potential cash items in any future period, (1) the Borrower may elect not to add back such non-cash charge in the current period and (2) to the extent the Borrower elects to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA in such future period to such extent paid, less (b) without duplication and to the extent included in arriving at such Consolidated Net Income, (i) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period or the amortization of income associated with a prior period cash receipt), (ii) any net gain from disposed, abandoned or discontinued operations (excluding held-for-sale discontinued operations until actually disposed of); provided that, for the avoidance of doubt, any gain representing the reversal of any non-cash charge referred to in clause (a)(x)(B) above for a prior period shall be added (together with, without duplication, any amounts received in respect thereof to the extent not increasing Consolidated Net Income) to Consolidated EBITDA in any subsequent period to such extent so reversed (or received), and (iii) extraordinary, unusual or non-recurring income or gains;
provided that:
(A)to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA (x) currency translation or transaction gains and losses related to currency remeasurements of Indebtedness (including the net loss or gain (i) resulting from Swap Contracts for currency exchange risk and (ii) resulting from intercompany indebtedness) and (y) all other foreign currency translation or transaction gains or losses to the extent such gains or losses are non-cash items,
(B)to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from the application of FASB Accounting Standards Codification 815 and International Accounting Standard No. 39 and their respective related pronouncements and interpretations,

(C)to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period any income (loss or expenses) for such period attributable to the early extinguishment of (i) Indebtedness, (ii) obligations under any Swap Contracts or (iii) other derivative instruments.
“Consolidated EBITDAR” means, for any Test Period, an amount equal to (without duplication) (a) Consolidated EBITDA for such Test Period plus (b) Consolidated Cash Rental Expense for such Test Period.
“Consolidated Interest Expense” means, for any period, the sum, without duplication, of
(i)the cash interest expense (including that attributable to Capitalized Leases), net of cash interest income, of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net cash costs under Swap Contracts, and
(ii)any cash payments made during such period in respect of obligations referred to in clause (b) below relating to Indebtedness that were amortized or accrued in a previous period;
provided that there shall be excluded from Consolidated Interest Expense for any period:
(a)deferred financing costs, debt issuance costs, commissions, fees (including amendment and contract fees) and expenses and, in each case, the amortization thereof, and any other amounts of non-cash interest,
(b)the accretion or accrual of discounted liabilities and any prepayment premium or penalty during such period,
(c)non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under Swap Contracts or other derivative instruments pursuant to FASB Accounting Standards Codification 815,
(d)any cash costs associated with breakage in respect of hedging agreements for interest rates,
(e)all non-recurring cash interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations and financing fees, all as calculated on a consolidated basis in accordance with GAAP,
(f)Transaction Expenses,
(g)annual agency fees paid to the Administrative Agent,
(h)costs associated with obtaining Swap Contracts,

(i)any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, acquisition accounting in connection with the Transactions or any acquisition,
(j)[reserved], and
(k)[reserved].
Notwithstanding anything to the contrary contained herein, for purposes of determining Consolidated Interest Expense (i) for any period ending prior to the first anniversary of the Closing Date, Consolidated Interest Expense shall be an amount equal to actual Consolidated Interest Expense from the Closing Date through the date of determination multiplied by a fraction the numerator of which is three hundred sixty-five (365) and the denominator of which is the number of days from the Closing Date through the date of determination and (ii) shall exclude the acquisition accounting effects described in the last sentence of the definition of Consolidated Net Income.
“Consolidated Net Income” means, for any period, the net income (loss) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that, without duplication:
(a)[reserved],
(b)the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income shall be excluded,
(c)any fees and expenses incurred during such period (including, without limitation, any premiums, make-whole or penalty payments), or any amortization thereof for such period, in connection with any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including by any direct and indirect parent thereof and any such transaction consummated on or prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful (including, for the avoidance of doubt the effects of expensing all transaction related expenses in accordance with FASB Accounting Standards Codification 805 and gains or losses associated with FASB Accounting Standards Codification 460) shall be excluded,
(d)[reserved],
(e)[reserved],
(f)any net after-tax (including after Tax Distributions) effect of gains or losses (less all fees, expenses and charges relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Equity Interests of any Person in each case other than in the ordinary course of business, as determined in good faith by the Borrower, shall be excluded,

(g)the net income (loss) for such period of any Person that is not a Subsidiary of the Borrower, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Borrower shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent subsequently converted into cash or Cash Equivalents) to the Borrower or its Subsidiaries in respect of such period,
(h)any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded,
(i)any non-cash compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs or any other equity-based compensation shall be excluded, and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management of the Borrower or any of its direct or indirect parents in connection with the Transactions, shall be excluded,
(j)any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Investment, Permitted Acquisition or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement, to the extent actually reimbursed, or, so long as the Borrower has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within three hundred sixty-five (365) days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such three hundred sixty-five (365) day period), shall be excluded,
(k)to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is in fact reimbursed within three hundred sixty-five (365) days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such three hundred sixty-five (365) days), expenses, charges or losses with respect to liability or casualty events or business interruption shall be excluded,
(l)any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification 712 and 715, Statement on Financial Accounting Standards Nos. 87, 106 and 112, and any other items of a similar nature, shall be excluded, and

(m)the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Borrower or is merged into or consolidated with Borrower or any of its Subsidiaries or that Person’s assets are acquired by Borrower or any of its Subsidiaries shall be excluded (except to the extent required for any calculation of Consolidated EBITDA on a Pro Forma Basis in accordance with Section 1.09).
There shall be excluded from Consolidated Net Income for any period the acquisition accounting effects of adjustments in component amounts required or permitted by GAAP pursuant to FASB Accounting Standards Codification 805 (including, but not limited to, in the inventory, property and equipment, fair value of leased property, software, goodwill, intangible assets, in-process research and development, deferred revenue, deferred rent, contingent considerations and debt line items thereof) and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and its Subsidiaries), as a result of any acquisition constituting an Investment permitted under this Agreement consummated prior to or after the Closing Date, or the amortization or write-off of any amounts thereof. For the avoidance of doubt, Consolidated Net Income shall be calculated, including pro forma adjustments, in accordance with Section 1.09.
“Consolidated Total Net Debt” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness of the Borrower and its Subsidiaries outstanding on such date, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of acquisition accounting in connection with the Transactions or any acquisition constituting an Investment permitted under this Agreement) consisting of Indebtedness for borrowed money, Attributable Indebtedness and other purchase money Indebtedness, debt obligations evidenced by promissory notes or similar instruments, obligations in respect of drawn letters of credit, deferred purchase price obligations (other than (i) trade accounts and accrued expenses payable in the ordinary course of business, (ii) any earn-out or similar obligation, unless such obligation has not been paid within 30 days after becoming due and payable and (iii) accruals for payroll and other liabilities accrued in the ordinary course of business) and all Guarantees of Indebtedness of such type that is owed by a Person that is not the Borrower or a Subsidiary of the Borrower, minus (b) the aggregate amount of Cash Equivalents (other than Restricted Cash), in each case, included on the consolidated balance sheet of the Borrower and its Subsidiaries as of such date, free and clear of all Liens (other than nonconsensual Liens permitted by Section 7.01, Liens permitted by Section 7.01(a), Section 7.01(b), clauses (ii) and (iii) of Section 7.01(k), Section 7.01(m), Section 7.01(q), clauses (i) and (ii) of Section 7.01(r), Section 7.01(v), Section 7.01(w), Section 7.01(aa), Section 7.01(bb), and Section 7.01(gg)); provided that Consolidated Total Net Debt shall not include Indebtedness in respect of (i) undrawn letters of credit and (ii) [reserved]; it being understood, for the avoidance of doubt, that obligations under Swap Contracts do not constitute Consolidated Total Net Debt.
“Consolidated Total Net Rent Adjusted Leverage Ratio” means, with respect to any Test Period, the ratio of (a) the sum of (i) Consolidated Total Net Debt as of the last day of such Test Period plus (ii) the product of (A) Consolidated Cash Rental Expense for such Test Period and (B) eight to (b) Consolidated EBITDAR for such Test Period.
“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (for purposes of this definition, the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(a)to purchase any such primary obligation or any property constituting direct or indirect security therefor;
(b)to advance or supply funds
(i)for the purchase or payment of any such primary obligation, or
(ii)to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or
(c)to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control”, “Controlled” and “Controlling” have the meaning specified in the definition of “Affiliate.”
“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate of interest per annum equal to the greater of (a) SOFR for the day (such day “i”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or(ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website and (b) the Index Floor. If by 5:00 pm on the second (2nd) U.S. Government Securities Business Day immediately following any day “i”, the SOFR in respect of such day “i” has not been published on the SOFR Administrator’s Website and a Tranche Rate Replacement Date with respect to Daily Simple SOFR has not occurred, then SOFR for such day “i” will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided, that, any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to Borrower.
“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2.0% per annum; provided that with respect to a Tranche Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means, subject to Section 2.17(b), any Lender that, as reasonably determined by the Administrative Agent (a) has refused (which refusal may be given verbally or in writing and has not been retracted) or failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of L/C Obligations or Swing Line Loans, which refusal or failure is not cured within one (1) Business Day after the date of such refusal or failure, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Borrower or Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit (unless such writing or public statement is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) has not been satisfied), (c) has failed, within three (3) Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, after the date of this Agreement, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) upon delivery of written notice of such determination to the Borrower, the L/C Issuer, the Swing Line Lender and each Lender.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale Leaseback Transaction and any sale or issuance of Equity Interests in a Subsidiary of the Borrower) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, whether in a single transaction or a series of related transactions; provided that “Disposition” and “Dispose” shall not include any issuance by Holdings of any of its Equity Interests to another Person.
“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) obligations under Secured Treasury Services Agreements or obligations under Secured Hedge Agreements) that are accrued and payable and the termination of the Commitments and the termination of all outstanding Letters of Credit (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized, back-stopped by a letter of credit reasonably satisfactory to the L/C Issuer or deemed reissued under another agreement reasonably acceptable to the L/C Issuer)), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and other than as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) obligations under Secured Treasury Services Agreements or obligations under Secured Hedge Agreements) that are accrued and payable and the termination of the Commitments and the termination of all outstanding Letters of Credit (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized, back-stopped by a letter of credit reasonably satisfactory to the L/C Issuer or deemed reissued under another agreement reasonably acceptable to the L/C Issuer)), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time of issuance of such Equity Interests; provided, that if such Equity Interests are issued pursuant to a plan for the benefit of future, current or former employees, directors, officers, members of management or consultants of Holdings (or any direct or indirect parent thereof), the Borrower or its Subsidiaries or by any such plan to such employees, directors, officers, members of management or consultants, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be permitted to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s, officer’s, management member’s or consultant’s termination of employment or service, as applicable, death or disability.
“Disqualified Institutions” means, as of any date, those Persons (the list of all such Persons, the “Disqualified Institutions List”) that are (i) identified in writing by the Borrower to the Administrative Agent prior to the initial allocation of the loans to be funded on the Closing Date, (ii) competitors of the Borrower and its Subsidiaries (other than bona fide fixed income investors or debt funds) that are identified in writing by the Borrower from time to time to the Administrative Agent (by no later than two (2) Business Days prior to the effective date of such designation) or (iii) Affiliates of such Persons set forth in clauses (i) and (ii) above (in the case of Affiliates of such Persons set forth in clause (ii) above, other than bona fide fixed income investors or debt funds) that are either (a) identified in writing by the Borrower from time to time to the Administrative Agent writing (by no later than two (2) Business Days prior to the effective date of such designation) or (b) reasonably identifiable as an Affiliate thereof on the basis of its legal name; provided, that, to the extent Persons are identified as Disqualified Institutions in writing by the Borrower to the Administrative Agent after the Closing Date pursuant to clauses (ii) or (iii)(a), the inclusion of such Persons as Disqualified Institutions shall not retroactively apply to prior assignments or participations in respect of any Loan or Commitment under this Agreement. The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to provide the Disqualified Institutions List to each Lender (and each prospective assignee of a Lender) requesting the same. Notwithstanding the foregoing, the Borrower, by written notice to the Administrative Agent, may from time to time in its sole discretion remove any entity from the Disqualified Institutions List (or otherwise modify such list to exclude any particular entity), and such entity removed or excluded from the Disqualified Institutions List shall no longer be a Disqualified Institution for any purpose under this Agreement or any other Loan Document.
“Disqualified Institutions List” has the meaning set forth in the definition of Disqualified Institutions.
“Dollar” and “$” mean lawful money of the United States.
“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” has the meaning set forth in Section 10.07(a)(i). For the avoidance of doubt, “Eligible Assignee” shall not include any Disqualified Institution.
“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.
“Engagement Letter” means Engagement Letter, dated as of November 16, 2022, among the Borrower and Fifth Third.
“Environment” means indoor air, ambient air, surface water, groundwater, drinking water, land surface, subsurface strata, and natural resources such as wetlands, flora and fauna.
“Environmental Laws” means any applicable Law relating to the prevention of pollution or the protection of the Environment and natural resources, and the protection of human health and safety as it relates to Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of investigation and remediation, fines, penalties or indemnities), of the Loan Parties or any Subsidiaries of the Borrower directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage or treatment of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
“Equity Funded Employee Plan Costs” means cash costs or expenses, incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent funded with cash proceeds contributed to the capital of, or net cash proceeds of an issuance of Qualified Equity Interests of, any direct or indirect parent of the Borrower and, in each case, contributed to the Borrower (other than any amount used to make an Investment pursuant to clause (9) of the definition of “Permitted Investments”).
“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with a Loan Party within the meaning of Section 414(b) or (c) of the Code or Section 4001 of ERISA (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by a Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party or any ERISA Affiliate from a Multiemployer Plan or written notification that a Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA) or insolvent (within the meaning of Section 4245 of ERISA) or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (d) a written determination that any Pension Plan is in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (e) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for, and that could reasonably be expected to result in, the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) with respect to a Pension Plan, the failure to satisfy the minimum funding standard of Section 412 of the Code, whether or not waived; (h) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to a Loan Party; or (i) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party or any ERISA Affiliate.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default” has the meaning specified in Section 8.01.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Assets” means (i) any fee owned Real Property and any leasehold rights and interests in Real Property (including landlord waivers, estoppels and collateral access letters), (ii) motor vehicles, aircraft and other assets subject to certificates of title, except to the extent a security interest therein can be perfected by the filing of a UCC financing statement, (iii) commercial tort claims where the amount of damages claimed by the applicable Loan Party is less than $5,000,000, (iv) governmental licenses or state or local franchises, charters and authorizations and any other property and assets to the extent that the Administrative Agent may not validly possess a security interest therein under applicable Laws (including, without limitation, rules and regulations of any Governmental Authority or agency) or the pledge or creation of a security interest in which would require governmental consent, approval, license or authorization, other than to the extent such prohibition or limitation is rendered ineffective under the UCC or other applicable Law notwithstanding such prohibition, (v) any particular asset or right under contract, if the pledge thereof or the security interest therein is prohibited or restricted by applicable Law (including, without limitation, rules and regulations of any Governmental Authority or agency) or any third party (so long as any agreement with such third party that provides for such prohibition or restriction was not entered into in contemplation of the acquisition of such assets or entering into of such contract or for the purpose of creating such prohibition or restriction), other than to the extent such prohibition or restriction is rendered ineffective under the UCC or other applicable Law, notwithstanding such prohibition, (vi) any written agreement, license or lease or any property subject to a purchase money security interest, capital lease obligations or similar arrangement permitted hereunder, in each case, to the extent the grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money or similar arrangement or would give rise to a termination right in favor of any other party thereto (other than Holdings or any of its Subsidiaries) after giving effect to the applicable anti-assignment provisions of the UCC or other applicable Laws, in each case, only to the extent that such limitation on such pledge or security interest is otherwise permitted under Section 7.09, other than proceeds and receivable thereof, the assignment of which is expressly deemed effective under the UCC or other applicable Laws, notwithstanding such prohibition, (vii) (A) Margin Stock and (B) Equity Interests in any non-wholly owned Subsidiaries and any entities which do not constitute Subsidiaries, but only to the extent that (x) the Organization Documents or other agreements with equity holders of such non-wholly owned Subsidiaries of the Borrower or other entities do not permit or restrict the pledge of such Equity Interests, or (y) the pledge of such Equity Interests (including any exercise of remedies) would result in a change of control, repurchase obligation or other adverse consequence to any of the Loan Parties or such non-wholly owned Subsidiary of the Borrower or other entity, (viii) any property or assets for which the creation or perfection of pledges of, or security interests in, pursuant to the Collateral Documents would result in material adverse tax consequences to Holdings, the Borrower or any of its Subsidiaries, as reasonably determined by the Borrower in consultation with the Administrative Agent, (ix) letter of credit rights, except as to which perfection of the security interest is accomplished by the filing of a UCC financing statement (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a UCC financing statement), (x) (A)

payroll and other employee wage and benefit accounts, (B) tax accounts, including, without limitation, sales tax accounts, (C) escrow accounts, and (D) fiduciary or trust accounts and, in the case of clauses (A) through (D), the funds or other property held in or maintained in any such account (as long as the accounts described in clauses (A) through (D) are used solely for such purposes), (xi) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law and (xii) assets in circumstances where the cost of obtaining a security interest in such assets would be excessive in light of the practical benefit to the Lenders afforded thereby as reasonably determined by the Borrower and the Administrative Agent; provided, however, that Excluded Assets shall not include any Proceeds, substitutions or replacements of any Excluded Assets referred to in clause (i) through (xii) (unless such Proceeds, substitutions or replacements would independently constitute Excluded Assets referred to in clauses (i) through (xii)).
“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly owned Subsidiary of the Borrower or a Guarantor, (b) any Subsidiary that is prohibited by applicable Law or by Contractual Obligations existing on the Closing Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) from guaranteeing the Obligations or if guaranteeing the Obligation would require governmental (including regulatory) consent, approval, license or authorization, (c) any Subsidiary where the Administrative Agent and the Borrower agree that the cost of obtaining a Guarantee by such Subsidiary would be excessive in light of the practical benefit to the Lenders afforded thereby, (d) any Foreign Subsidiary, (e) any non-for-profit Subsidiaries, (f) [reserved], (g) any special purpose securitization vehicle (or similar entity), including any special purpose vehicle used to effectuate a Sale Leaseback Transaction, (h) any CFC Holdco, (i) any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary that is a CFC, (j) any Subsidiary, the obtaining of a Guarantee with respect to which would result in material adverse tax consequences as reasonably determined by the Borrower in consultation with the Administrative Agent and (k) any Captive Insurance Subsidiary.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Guarantor is a “financial entity,” as defined in section 2(h)(7)(C) of the Commodity Exchange Act, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guarantee or security interest is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 3.07) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e)(ii) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Existing Revolver Tranche” has the meaning provided in Section 2.16(b).
“Existing Term Loan Tranche” has the meaning provided in Section 2.16(a).
“Expiring Credit Commitment” has the meaning provided in Section 2.04(g).
“Extended Revolving Credit Commitments” has the meaning provided in Section 2.16(b).
“Extended Term Loans” has the meaning provided in Section 2.16(a).
“Extending Revolving Credit Lender” has the meaning provided in Section 2.16(c).
“Extending Term Lender” has the meaning provided in Section 2.16(c).
“Extension” means the establishment of an Extension Series by amending a Loan pursuant to Section 2.16 and the applicable Extension Amendment.
“Extension Amendment” has the meaning provided in Section 2.16(d).
“Extension Election” has the meaning provided in Section 2.16(c).
“Extension Minimum Condition” means a condition to consummating any Extension that a minimum amount (to be determined and specified in the relevant Extension Request, in the Borrower’s sole discretion) of any or all applicable Classes be submitted for Extension.
“Extension Request” means any Term Loan Extension Request or a Revolver Extension Request, as the case may be.
“Extension Series” means any Term Loan Extension Series or a Revolver Extension Series, as the case may be.
“Facility” means a given Class of Term Loans or Revolving Credit Commitments, as the context may require.
“fair market value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Borrower in good faith.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental, treaty or convention among Governmental Authorities implementing such sections of the Code.
“FCPA” has the meaning set forth in Section 5.18(b).
“Federal Funds Rate” means, for any day, the rate per annum equal to the rates on overnight Federal funds transactions with members of the Federal Reserve System (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time), as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.
“Fifth Third” means Fifth Third Bank, National Association, acting in its individual capacity, and its successors and assigns.
“Financial Covenants” has the meaning specified in Section 7.11(b).
“First Amendment” means, that certain First Amendment to Credit Agreement, dated as of the First Amendment Effective Date, by and among the Borrower, Holdings, the Guarantors party thereto, the Lenders party thereto, the Administrative Agent, the L/C Issuer, and the Swing Line Lender.
“First Amendment Effective Date” means, January 27, 2025.
“Foreign Casualty Event” has the meaning specified in Section 2.05(b)(viii).
“Foreign Disposition” has the meaning set forth in Section 2.05(b)(viii).
“Foreign Subsidiary” means any direct or indirect Subsidiary of the Borrower which is not a Domestic Subsidiary.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Pro Rata Share or other applicable share provided under this Agreement of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Pro Rata Share or other applicable share provided under this Agreement of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof (including through conforming changes made consistent with IFRS) on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof (including through conforming changes made consistent with IFRS), then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Granting Lender” has the meaning specified in Section 10.07(h).
“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guaranteed Obligations” has the meaning specified in Section 11.01.
“Guarantors” has the meaning set forth in the definition of “Collateral and Guarantee Requirement” and shall include (a) Holdings, (b) each Subsidiary of the Borrower that is a party hereto on the Closing Date, (c) each Subsidiary of the Borrower that shall have become a Guarantor pursuant to

Section 6.11. For avoidance of doubt, the Borrower in its sole discretion may cause any Domestic Subsidiary of the Borrower that is not required to become a Guarantor to Guarantee the Obligations by causing such Domestic Subsidiary of the Borrower to execute a joinder to this Agreement in form and substance reasonably satisfactory to the Administrative Agent, and any such Subsidiary of the Borrower shall be a Guarantor, Loan Party and Subsidiary Guarantor hereunder for all purposes. In addition, the Borrower shall be a Guarantor in respect of obligations of its Subsidiaries under Secured Hedge Agreements and Secured Treasury Services Agreements.
“Guaranty” means, collectively, the guaranty of the Obligations by the Guarantors pursuant to this Agreement.
“Hazardous Materials” means all materials, pollutants, contaminants, chemicals, compounds, constituents, substances or wastes, in any form, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, mold, electromagnetic radio frequency or microwave emissions that are regulated pursuant to, or which could give rise to liability under, applicable Environmental Law.
“Hedge Bank” means any Person which is a party to a Secured Hedge Agreement and that is a Lender, the Administrative Agent or an Affiliate of a Lender or the Administrative Agent on the Closing Date or at the time it enters into such Secured Hedge Agreement, in its capacity as a party thereto and that is designated a “Hedge Bank” with respect to such Secured Hedge Agreement in a writing from the Borrower to the Administrative Agent, and (other than a Person already party hereto as a Lender) that delivers to the Administrative Agent a letter agreement reasonably satisfactory to it (i) appointing the Administrative Agent as its agent under the applicable Loan Documents and (ii) agreeing to be bound by Sections 10.05, 10.15 and 10.16 and Article IX as if it were a Lender.
“Holdings” has the meaning specified in the introductory paragraph to this Agreement.
“Honor Date” has the meaning set forth in Section 2.03(c)(i).
“IFRS” means international accounting standards as promulgated by the International Accounting Standards Board.
“Incremental Amendment” has the meaning set forth in Section 2.14(f).
“Incremental Amendment Date” has the meaning set forth in Section 2.14(d).
“Incremental Commitments” has the meaning set forth in Section 2.14(a).
“Incremental Equivalent Debt” has the meaning specified in Section 2.14(h).
“Incremental Facility Closing Date” has the meaning set forth in Section 2.14(b).
“Incremental Lenders” has the meaning set forth in Section 2.14(c).
“Incremental Loan Request” has the meaning set forth in Section 2.14(a).
“Incremental Revolving Credit Commitments” has the meaning set forth in Section 2.14(a).
“Incremental Revolving Credit Lender” has the meaning set forth in Section 2.14(c).

“Incremental Term Commitments” has the meaning set forth in Section 2.14(a).
“Incremental Term Lender” has the meaning set forth in Section 2.14(c).
“Incremental Term Loan” has the meaning set forth in Section 2.14(b).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following:
(a)all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;
(c)net obligations of such Person under any Swap Contract;
(d)all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts and accrued expenses payable in the ordinary course of business, (ii) any earn-out or similar obligation, unless such obligation has not been paid within thirty (30) days after becoming due and payable and becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) accruals for payroll and other liabilities accrued in the ordinary course of business);
(e)indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)all Attributable Indebtedness;
(g)all obligations of such Person in respect of Disqualified Equity Interests; and
(h)to the extent not otherwise included above, all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner, except to the extent such Person’s liability for such Indebtedness is otherwise limited. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby.

“Indemnified Liabilities” has the meaning set forth in Section 10.05.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitees” has the meaning set forth in Section 10.05.
“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Borrower, qualified to perform the task for which it has been engaged and that is independent of the Borrower and its Affiliates.
“Index Floor” means a rate of interest equal to 0.00% per annum.
“Information” has the meaning set forth in Section 10.08.
“Initial Revolving Borrowing” means one or more borrowings of Revolving Credit Loans on the Closing Date in an amount not to exceed $30 million; provided, that, without limitation, Letters of Credit may be issued on the Closing Date to backstop or replace letters of credit, guarantees and performance or similar bonds outstanding on the Closing Date.
“Initial Revolving Credit Commitment” means, as to each Revolving Credit Lender, its Revolving Credit Commitment as of the Closing Date, as increased pursuant to the First Amendment and as may be further increased from time to time pursuant to an Incremental Revolving Credit Commitment. The aggregate amount of Initial Revolving Credit Commitments on the First Amendment Effective Date is $150,000,000.
“Intellectual Property Security Agreement” has the meaning set forth in the Security Agreement.
“Intercompany Note” means a promissory note substantially in the form of Exhibit G.
“Intercreditor Agreement” means, with respect to any Indebtedness, any intercreditor or subordination agreement, as applicable, the terms of which are reasonably acceptable to the Borrower and the Administrative Agent.
“Interest Coverage Covenant” has the meaning specified in Section 7.11(b).
“Interest Payment Date” means, (a) as to any Tranche Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a Tranche Rate Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.
“Interest Period” means, as to each Tranche Rate Loan, the period commencing on the date such Tranche Rate Loan is disbursed or converted to or continued as a Tranche Rate Loan and ending on the date one or three months thereafter (or with respect to the initial Interest Period for any Tranche Rate

Loan beginning on the Closing Date or the First Amendment Effective Date, such other period of time acceptable to the Administrative Agent), in each case, subject to availability; provided that:
(i)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;
(ii)any Interest Period (other than an Interest Period having a duration of less than one (1) month) that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(iii)no Interest Period shall extend beyond the applicable Maturity Date.
“Investment” means, as to any Person, all investments by such Person in other Persons (including Affiliates) in the form of (a) loans (including guarantees), advances or capital contributions (excluding accounts receivable, credit card and debit card receivables, trade credit, advances to customers, commission, travel and similar advances to employees, directors, officers, members of management, manufacturers and consultants, in each case made in the ordinary course of business), (b) purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person or (c) purchases or other acquisitions of assets constituting a business unit, line of business or division of, or all or substantially all of the Equity Interests of, another Person (each, an “Acquisition”). The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Borrower or its Subsidiaries in respect of such Investment.
“IP Rights” has the meaning set forth in Section 5.15.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Junior Financing” has the meaning set forth in Section 7.13(a).
“Junior Financing Documentation” means any documentation governing any Junior Financing.
“Latest Maturity Date” means, at any date of determination and with respect to the specified Loans or Commitments (or in the absence of any such specification, all outstanding Loans and Commitments hereunder), the latest Maturity Date applicable to any such Loans or Commitments hereunder at such time, including the latest maturity date of any Extended Term Loan, any Extended Revolving Credit Commitment, any Incremental Term Loans or any Incremental Revolving Credit Commitments, in each case as extended in accordance with this Agreement from time to time.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share or other applicable share provided for under this Agreement.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.
“L/C Issuer” means each of (a) Fifth Third, in its capacity as the issuer of Letters of Credit hereunder, and (b) any successor issuer of Letters of Credit hereunder. The term “L/C Issuer” when used with respect to a Letter of Credit or the L/C Obligations relating to a Letter of Credit shall refer to the L/C Issuer that issued such Letter of Credit.
“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“LCT Election” has the meaning specified in Section 1.09(e).
“LCT Test Date” has the meaning specified in Section 1.09(e).
“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes the L/C Issuer and the Swing Line Lender, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.”
“Lending Office” means, as to any Lender, such office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
“Letter of Credit” means any standby letter of credit and if the L/C Issuer agrees in its sole discretion to issue a commercial letter of credit, each such commercial letter of credit, in each case, issued hereunder.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.
“Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the scheduled Latest Maturity Date then in effect for the Revolving Credit Commitments.
“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $20,000,000 (as may be adjusted pursuant to Section 2.14(e)(ii)(C)) and (b) the aggregate amount of the Revolving Credit Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Commitments.
“Leverage Covenant” has the meaning specified in Section 7.11(a).

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to Real Property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing); provided that in no event shall an operating lease in and of itself be deemed a Lien.
“Limited Condition Transaction” means (i) any Permitted Acquisition whose consummation is not conditioned on the availability of, or on obtaining, third party financing and (ii) any redemption or repayment of Indebtedness requiring irrevocable notice in advance of such redemption or repayment.
“Loan” means an extension of credit under Article II by a Lender (x) to the Borrower in the form of a Term Loan, and (y) to the Borrower in the form of a Revolving Credit Loan or a Swing Line Loan.
“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Collateral Documents, (iv) any Incremental Amendment or Extension Amendment, (v) each Letter of Credit Application, (vi) any Intercreditor Agreement, (vii) the Solvency Certificate and (viii) each Compliance Certificate.
“Loan Parties” means, collectively, the Borrower and each Guarantor.
“Margin Stock” shall have the meaning assigned to such term in Regulation U of the Board of Governors of the United States Federal Reserve System, or any successor thereto.
“Master Agreement” has the meaning specified in the definition of “Swap Contract.”
“Material Adverse Effect” means a (a) material adverse effect on the business, operations, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole; (b) material adverse effect on the ability of the Loan Parties (taken as a whole) to fully and timely perform any of their payment obligations under any Loan Document to which the Borrower or any of the Loan Parties is a party; or (c) material adverse effect on the rights and remedies available to the Lenders or the Administrative Agent under any Loan Document.
“Material Domestic Subsidiary” means, at any date of determination, each of the Borrower’s Domestic Subsidiaries that, on a consolidated basis with such Domestic Subsidiary’s Subsidiaries, (a) has total assets at the last day of the most recently ended Test Period equal to or greater than 2.5% of the consolidated total assets of the Borrower and its Subsidiaries at such date or (b) accounted for equal to or greater than 2.5% of Consolidated EBITDA for the most recently ended Test Period; provided that if, at any time and from time to time after the Closing Date, Domestic Subsidiaries that are not Guarantors solely because they do not meet the thresholds set forth in clause (a) or (b) on a consolidated basis with such Subsidiaries’ Subsidiaries, (i) have total assets at the last day of the most recently ended Test Period equal to or greater than 5.0% of the consolidated total assets of the Borrower and its Subsidiaries at such date or (ii) accounted for equal to or greater than 5.0% of Consolidated EBITDA for the most recently ended Test Period, then the Borrower shall, not later than forty-five (45) days after the date by which financial statements for such Test Period are required to be delivered pursuant to this Agreement (or such longer period as the Administrative Agent may agree in its reasonable discretion), (A) designate in writing to the Administrative Agent one or more of such Domestic Subsidiaries as “Material Domestic Subsidiaries” to the extent required such that the foregoing condition ceases to be true and (B) comply with the provisions of Section 6.11 applicable to such Subsidiary.

“Material Foreign Subsidiary” means, at any date of determination, each of the Borrower’s Foreign Subsidiaries that, on a consolidated basis with such Foreign Subsidiary’s Subsidiaries, (a) has total assets at the last day of the most recently ended Test Period equal to or greater than 2.5% of the consolidated total assets of the Borrower and its Subsidiaries at such date or (b) accounted for equal to or greater than 2.5% of Consolidated EBITDA for the most recently ended Test Period; provided that if, at any time and from time to time after the Closing Date, Foreign Subsidiaries not meeting the thresholds set forth in clause (a) or (b) on a consolidated basis with such Subsidiaries’ Subsidiaries, (i) have total assets at the last day of the most recently ended Test Period equal to or greater than 5.0% of the consolidated total assets of the Borrower and its Subsidiaries at such date or (ii) accounted for equal to or greater than 5.0% of Consolidated EBITDA for the most recently ended Test Period, then the Borrower shall, not later than forty-five (45) days after the date by which financial statements for such Test Period are required to be delivered pursuant to this Agreement (or such longer period as the Administrative Agent may agree in its reasonable discretion), (A) designate in writing to the Administrative Agent one or more of such Foreign Subsidiaries as “Material Foreign Subsidiaries” to the extent required such that the foregoing condition ceases to be true and (B) comply with the provisions of the definition of “Collateral and Guarantee Requirement.”
“Material Subsidiary” means any Material Domestic Subsidiary or any Material Foreign Subsidiary.
“Maturity Date” means (i) with respect to the Term A Loans, the fifth anniversary of the First Amendment Effective Date; (ii) with respect to the Initial Revolving Credit Commitments, the fifth anniversary of the First Amendment Effective Date; (iii) with respect to any Class of Extended Term Loans or Extended Revolving Credit Commitments, the final maturity date as specified in the applicable Extension Request accepted by the respective Lender or Lenders, and (iv) with respect to any Incremental Term Loans, the final maturity date as specified in the applicable Incremental Amendment; provided that, in each case, if such day is not a Business Day, the Maturity Date shall be the Business Day immediately succeeding such day.
“Maximum Rate” has the meaning specified in Section 10.10.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA, to which a Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six (6) plan years, has made or been obligated to make contributions.
“Net Proceeds” means:
(a)100% of the cash proceeds actually received by the Borrower or any of its Subsidiaries (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but in each case only as and when received) from any Disposition or Casualty Event, net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) the principal amount of any Indebtedness that is secured by a Lien (other than a

Lien that ranks pari passu with or is subordinated to the Liens securing the Obligations) on the asset subject to such Disposition or Casualty Event and that is required to be repaid in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents), together with any applicable premium, penalty, interest and breakage costs, (iii) in the case of any Disposition or Casualty Event by a non-wholly owned Subsidiary of the Borrower, the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (iii)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a wholly owned Subsidiary of the Borrower as a result thereof, (iv) taxes and Tax Distributions paid or reasonably estimated to be payable, directly or indirectly, as a result thereof (including taxes that are or would be imposed on the distribution or repatriation of any such Net Proceeds), and (v) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) related to any of the applicable assets and (y) retained by the Borrower or its Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (provided, however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Disposition or Casualty Event occurring on the date of such reduction); provided that, at the option of the Borrower, the Borrower may use all or any portion of such proceeds to acquire, maintain, develop, construct, improve, upgrade or repair assets (other than current assets) useful in the business of the Borrower or its Subsidiaries or to make Permitted Acquisitions (or any subsequent Investment made in a Person, division or line of business previously acquired), in each case within twelve (12) months of such receipt, and such proceeds shall not constitute Net Proceeds except to the extent not, within twelve (12) months of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such twelve (12) month period but within such twelve (12) month period are contractually committed to be used, then upon the termination of such contract or if such Net Proceeds are not so used within such twelve (12) month period or, if later, one hundred eighty (180) days from the entry into such contractual commitment, then such remaining portion shall constitute Net Proceeds as of the date of such termination or expiry without giving effect to this proviso); provided, further, that no proceeds realized in a single transaction or series of related transactions shall constitute Net Proceeds unless (x) such proceeds shall exceed $10,000,000 or (y) the aggregate net proceeds exceed $20,000,000 in any fiscal year (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds under this clause (a)), and
(b)100% of the cash proceeds from the incurrence, issuance or sale by the Borrower or its Subsidiaries of any Indebtedness, net of all taxes and Tax Distributions paid or reasonably estimated to be payable, directly or indirectly, as a result thereof and fees (including investment banking fees, underwriting fees and discounts), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale.
For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to the Borrower shall be disregarded.
“Non-Consenting Lender” has the meaning set forth in Section 3.07.

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.
“non-Expiring Credit Commitment” has the meaning provided in Section 2.04(g).
“Non-extension Notice Date” has the meaning specified in Section 2.03(b)(iii).
“Non-Loan Party” means any Subsidiary of the Borrower that is not a Loan Party.
“Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit C hereto, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Loans made by such Lender to the Borrower.
“Obligations” means all (x) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party and its Subsidiaries arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or its Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and (y) obligations of the Borrower or any of its Subsidiaries arising under any Secured Hedge Agreement or any Secured Treasury Services Agreement. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of their Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit fees, commitment fees, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.
“OID” means original issue discount.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means any and all present or future stamp, court or documentary, recording, filing or similar Taxes and any other excise, property, intangible or mortgage recording Taxes, imposed by any Governmental Authority, which arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.07).
“Outstanding Amount” means (a) with respect to the Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans (including any refinancing of outstanding Unreimbursed Amounts under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the outstanding amount thereof on such date after giving effect to any related L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding Unreimbursed Amounts under related Letters of Credit (including any refinancing of outstanding Unreimbursed Amounts under related Letters of Credit or related L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under related Letters of Credit taking effect on such date.
“Overnight Rate” means, for any day, the greater of the Federal Funds Rate and an overnight rate determined by the Administrative Agent, the L/C Issuer, or the Swing Line Lender, as applicable, in accordance with banking industry rules on interbank compensation.
“Parent” means Portillo’s, Inc., a Delaware corporation.
“Participant” has the meaning specified in Section 10.07(e).
“Participant Register” has the meaning specified in Section 10.07(e).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA or Section 412 of the Code and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years.
“Perfection Certificate” means a certificate in the form of Exhibit II to the Security Agreement or any other form reasonably approved by the Administrative Agent, as the same shall be supplemented from time to time.
“Permitted Acquisition” means any Investment of the type described in clause (3) of the definition of “Permitted Investments”.
“Permitted Holder” means Berkshire and/or the Parent.
“Permitted Investments” means:
(1)any Investment in the Borrower or any of its Subsidiaries; provided that the aggregate outstanding amount of Investments by the Borrower and Subsidiary Guarantors in Non-Loan Parties shall not exceed the greater of (x) $25,000,000 and (y) 30.0% of Consolidated EBITDA (with the amount of each Investment and Consolidated EBITDA being measured at the time each such Investment is made and without giving effect to subsequent changes in value of the resulting Investment, but subject to adjustment as set forth in the definition of Investment);
(2)any Investment in Cash Equivalents;
(3)any Investment by the Borrower or any of its Subsidiaries consisting of an Acquisition, provided that:
(v)    the Target is engaged in a business permitted pursuant to Section 7.07;
(iv)(w)    such Acquisition is not hostile;
(v)(x)    no Event of Default has occurred and is continuing at the consummation of such Acquisition; and
(vi) (y)    after giving Pro Forma Effect to such Investment, the Borrower shall be in compliance with the Financial Covenants; and
(vii)(z)    that after giving effect to any such Investment, the aggregate consideration provided by the Borrower and Subsidiary Guarantors for Investments in Non-Loan Parties pursuant to this clause (3) shall not exceed the greater of (i) $25,000,000 and (ii) 30.0% of Consolidated EBITDA with the amount of each Investment and Consolidated EBITDA (with Consolidated EBITDA being calculated at the time of such Investment is made);
and, in each case, any Investment held by such Target; provided, that such Investment was not acquired by such Target in contemplation of such Acquisition;
(4)any Investment in securities or other assets not constituting Cash Equivalents and received in connection with a Disposition made pursuant to Section 7.05 hereof or any other disposition of assets not constituting a Disposition;
(5)any Investment existing on the First Amendment Effective Date or made pursuant to binding commitments in effect on the First Amendment Effective Date, in each case as listed on Schedule II, or an Investment consisting of any extension, modification, replacement, renewal or reinvestment of any such Investment or binding commitment existing on the First Amendment Effective Date; provided, that the amount of any such Investment or binding commitment may be increased (a) as required by the terms of such Investment or binding commitment as in existence on the First Amendment Effective Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) to the extent disclosed on Schedule II or (b) as otherwise permitted under this Agreement;
(6)any Investment acquired by the Borrower or any of its Subsidiaries:
(i)consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business; or

(ii)in exchange for any other Investment, accounts receivable or endorsements for collection or deposit held by the Borrower or its Subsidiaries in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of, or settlement of delinquent accounts of the issuer of such other Investment or accounts receivable (including any trade creditor or customer); or
(iii)in satisfaction of judgments against other Persons; or
(iv)as a result of a foreclosure by the Borrower or any of its Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
(7)Swap Contracts permitted under Section 7.03(f) hereof;
(8)[Reserved];
(9)Investments the payment for which consists of Equity Interests (other than Disqualified Equity Interests) of any direct or indirect parent companies of the Borrower;
(10)guarantees of Indebtedness permitted under Section 7.03, performance guarantees and Contingent Obligations incurred in the ordinary course of business (as long as the primary obligor with respect to such Contingent Obligation is the Borrower or any of its Subsidiaries) and the creation of Liens on the assets of the Borrower or any Subsidiary in compliance with Section 7.01;
(11)[Reserved];
(12)Investments consisting of purchases or other acquisitions of inventory, supplies, services, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons in each case in the ordinary course of business;
(13)Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding, not to exceed the greater of (i) $25,000,000 and (ii) 25.0% of Consolidated EBITDA (with the amount of each Investment and Consolidated EBITDA being measured at the time such Investment is made and without giving effect to subsequent changes in value but subject to adjustment as set forth in the definition of Investment);
(14)[Reserved];
(15)loans and advances to, or guarantees of Indebtedness of, officers, directors, employees, consultants and members of management not in excess of $1,000,000 outstanding at any one time, in the aggregate (excluding, for the avoidance of doubt, loans and advances described in clause (16) of this definition);
(16)loans and advances to employees, directors, officers, managers and consultants (i) for business-related travel expenses, entertainment expenses, moving expenses and other similar expenses or payroll advances, in each case incurred in the ordinary course of business or consistent with past practices or (ii) to fund such Person’s purchase of Equity Interests of the Borrower or any direct or indirect parent company thereof;
(17)advances, loans or extensions of trade credit in the ordinary course of business by the Borrower or any of its Subsidiaries;
(18)any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;
(19)Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business;
(20)[Reserved];
(21)Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;
(22)Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers consistent with past practices;
(23)Investments consisting of promissory notes issued by the Borrower or any Subsidiary to future, present or former officers, directors and employees, members of management, or consultants of the Borrower or any of its Subsidiaries or their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of any direct or indirect parent of the Borrower, to the extent the applicable Restricted Payment is permitted by Section 7.06 hereof;
(24)any Investment by any Captive Insurance Subsidiary in connection with its provision of insurance to the Borrower or any of its Subsidiaries, which Investment is made in the ordinary course of business of such Captive Insurance Subsidiary, or by reason of applicable law, rule, regulation or order, or that is required or approved by any regulatory authority having jurisdiction over such Captive Insurance Subsidiary or its business, as applicable;
(25)loans and advances to any direct or indirect parent of the Borrower not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof) Restricted Payments to the extent permitted to be made to such parent in accordance with Sections 7.06(f), (g) or (h), such Investment being treated for purposes of the applicable clause of Section 7.06, including any limitations, as a Restricted Payment made pursuant to such clause; and
(26)other Investments so long as the Consolidated Total Net Rent Adjusted Leverage Ratio as of the end of the most recently ended Test Period preceding the date on which such

Investment is made does not exceed 5.25:1.00, determined on a Pro Forma Basis giving effect to such Investment.
For purposes of determining whether an Investment is a Permitted Investment or is otherwise a Restricted Investment permitted to be made pursuant to Section 7.06, in the event that an Investment (or any portion thereof) at any time, whether at the time of making of such Investment or upon or subsequently, meets the criteria of more than one of the categories of Permitted Investments described in clauses (1) through (26) above or any other provision of Section 7.06, the Borrower, in its sole discretion, will classify and may subsequently reclassify such Investment (or any portion thereof) in any one or more of the types of Investments described in clauses (1) through (26) above or any other applicable clause in Section 7.06 and will only be required to include the amount and type of such Investment in such of the above clauses or clauses in Section 7.06 as determined by the Borrower at such time.
“Permitted Ratio Debt” means Indebtedness (including Acquired Indebtedness) incurred or assumed by the Borrower and any Subsidiary if and to the extent the Consolidated Total Net Rent Adjusted Leverage Ratio as of the end of the most recently ended Test Period preceding the date on which such Indebtedness is incurred or assumed does not exceed 5.25:1.00, determined on a Pro Forma Basis giving effect to such assumption or incurrence and the use of proceeds thereof; provided, that (i) immediately after the incurrence or assumption of such Indebtedness and the use of proceeds thereof, no Event of Default shall be continuing or result therefrom, (ii) such Indebtedness that is incurred (but not assumed) to finance any Permitted Acquisition and any Permitted Refinancing thereof does not mature or have scheduled amortization or payments of principal (other than customary “AHYDO catch-up payments”, customary offers to repurchase and prepayment events upon a change of control, asset sale or event of loss and a customary acceleration right after an event of default) prior to the Latest Maturity Date at the time such Indebtedness is incurred or issued and (iii) Non-Loan Parties may not incur Indebtedness pursuant to this definition if, after giving Pro Forma Effect to such incurrence, the aggregate amount of Indebtedness of Non-Loan Parties incurred pursuant to this paragraph then outstanding, together with the aggregate amount of Indebtedness of Non-Loan Parties incurred pursuant to Section 7.03(g) then outstanding, would exceed the greater of (x) $25,000,000 and (y) 25.0% of Consolidated EBITDA, in each case determined at the such time of incurrence.
“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, replacement or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended except by an amount equal to unpaid accrued interest and premium thereon plus other amounts owing or paid related to such Indebtedness, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal, replacement or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e) or (f), at the time thereof, no Event of Default shall have occurred and be continuing, (d) if such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is Junior Financing, to the extent such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the

Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, as reasonably determined by the Borrower, (e) to the extent such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is secured by the Collateral and/or subject to intercreditor arrangements for the benefit of the Lenders, such modification, refinancing, refunding, renewal, replacement or extension is either (1) unsecured or (2) secured and, if secured, secured only by assets securing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended and subject to intercreditor arrangements on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, as reasonably determined by the Borrower, and such modification, refinancing, refunding, renewal, replacement or extension is incurred by one or more Persons who is an obligor of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (f) any such modification, refinancing, renewal, replacement or extension has the same primary obligor and the same (or fewer) guarantors as the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended and (g) if such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is unsecured, such modification, refinancing, refunding, renewal, replacement or extension is either unsecured or subject to Liens only to the extent permitted by Section 7.01(bb). Any reference to a Permitted Refinancing in this Agreement or any other Loan Document shall be interpreted to mean (a) a Permitted Refinancing of the subject Indebtedness and (b) any further refinancings constituting a Permitted Refinancing of the Indebtedness resulting from a prior Permitted Refinancing.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any material “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established or maintained by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.
“Platform” has the meaning set forth in Section 6.01.
“Pledged Debt” has the meaning set forth in the Security Agreement.
“Pledged Equity” has the meaning set forth in the Security Agreement.
“Proceeding” has the meaning set forth in Section 10.05.
“Proceeds” has the meaning set forth in the Security Agreement.
“Pro Forma Basis” and “Pro Forma Effect” means, with respect to compliance with any test or covenant or calculation of any ratio hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 1.09.
“Pro Rata Share” means, with respect to each Lender, at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments and, if applicable and without duplication, Term Loans of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities and, if applicable and without duplication, Term Loans under the applicable Facility or Facilities at such time; provided that, in the case of the Revolving Credit Commitments of any Class, if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Company Costs” means charges in connection with any registration statements or relating to compliance with the provisions of the Securities Act and the Exchange Act (or similar regulations applicable in other listing jurisdictions), including any reporting obligations thereunder, charges associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes Oxley Act of 2002 (or similar non-U.S. regulations) and the rules and regulations promulgated in connection therewith (or similar regulations applicable in other listing jurisdictions), the rules of national securities exchange companies with listed equity, directors’ compensation, fees and expense reimbursement, charges relating to investor relations, shareholder meetings and reports to shareholders, directors’ and officers’ insurance and other executive charges, legal and other professional fees, and listing fees.
“Public Lender” has the meaning set forth in Section 6.01.
“Qualified ECP Guarantor” means in respect of any Swap Obligation, each Loan Party that, at the time the relevant guarantee (or grant of the relevant security interest, as applicable) becomes or would become effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and which may cause another person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into a keepwell pursuant to section 1a(18)(A)(v)(II) of the Commodity Exchange Act (or any successor provision thereto).
“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.
“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned or leased by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.
“Recipient” means (a) the Administrative Agent or (b) any Lender, as applicable.
“Register” has the meaning set forth in Section 10.07(d).
“Related Indemnified Person” of the Administrative Agent, a Lender or an Arranger means (1) any controlling Person or controlled Affiliate of such Person, (2) the respective directors, officers, or employees of such Person or any of its controlling Persons or controlled Affiliates and (3) the respective agents or representatives of such Person or any of its controlling Persons or controlled Affiliates, in the case of this clause (3), acting on behalf of or at the instructions of such Person, controlling person or such controlled Affiliate; provided that each reference to a controlled Affiliate, director, officer or employee in this definition pertains to a controlled Affiliate, director, officer or employee involved in the negotiation or syndication of this Agreement and the Facilities.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.
“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing or migrating in, into, onto or through the Environment.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the otherwise applicable notice period has been waived by regulation or otherwise by the PBGC.
“Request for Credit Extension” means (a) with respect to a Borrowing, continuation or conversion of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
“Required Class Lenders” means, as of any date of determination, with respect to one or more Facilities, Lenders having more than 50% of the sum of (a) the Total Outstandings under such Facility or Facilities (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans, as applicable, under such Facility or Facilities being deemed “held” by such Lender for purposes of this definition) and (b) the aggregate unused Commitments under such Facility or Facilities; provided that the unused Commitments of, and the portion of the Total Outstandings under such Facility or Facilities held, or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required Class Lenders.
“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; provided that the unused Term Commitment and unused Revolving Credit Commitment of, and the portion of the Total Outstandings held, or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, chief operating officer, chief administrative officer, secretary or assistant secretary, treasurer or assistant treasurer or other similar officer or Person performing similar functions of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted Cash” means cash and Cash Equivalents which are listed as “Restricted” on the consolidated balance sheet of the Borrower and its Subsidiaries.
“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payment” means (i) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Borrower’s or a Subsidiary’s stockholders, partners or members (or the equivalent Persons thereof) and (ii) any Restricted Investment.
“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Tranche Rate Loans, having the same Interest Period, made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).
“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower, (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, as such commitment may be (1) reduced from time to time pursuant to Section 2.06 and (2) reduced or increased from time to time pursuant to (i) assignments by or to such Revolving Credit Lender pursuant to an Assignment and Assumption, (ii) an Incremental Amendment or (iii) an Extension. The amount of each Revolving Credit Lender’s Commitment is set forth in Schedule 1.01A under the caption “Revolving Credit Commitment” or in the Assignment and Assumption, in each case, as may be amended pursuant to any Incremental Amendment or Extension Amendment pursuant to which such Lender shall have assumed, increased or decreased its Revolving Credit Commitment, as the case may be.
“Revolving Credit Exposure” means, as to each Revolving Credit Lender, the sum of the amount of the Outstanding Amount of such Revolving Credit Lender’s Revolving Credit Loans and its Pro Rata Share or other applicable share provided for under this Agreement of the amount of the L/C Obligations and the Swing Line Obligations at such time.
“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time or, if Revolving Credit Commitments have terminated, Revolving Credit Exposure.
“Revolving Credit Loans” means any loan made pursuant to the Initial Revolving Credit Commitments or any loan under any Extended Revolving Credit Commitments, as the context may require.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.
“Sale Leaseback Transaction” means any transaction or series of related transactions pursuant to which the Borrower or any of the Subsidiaries (a) sells, transfers or otherwise Disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or otherwise Disposed.
“Same Day Funds” means immediately available funds.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) the

European Union or Her Majesty’s Treasury of the United Kingdom or (c) the United Nations Security Council.
“Sanctioned Person” means, at any time, any Person (a) listed in any Sanctions-related list of designated Persons with whom transacting business is prohibited by such Sanctions, (b) located, organized or resident in a country or territory that is, or whose government is, the subject of comprehensive Sanctions (which include as of the date of this agreement Cuba, Iran, North Korea, Syria, and Crimea), or (c) majority-owned or otherwise controlled (as determined by applicable law) by any Person, or more than one Person on an aggregated basis, that is a Sanctioned Person.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between the Borrower or any Subsidiary and any Hedge Bank.
“Scheduled Unavailability Date” has the meaning ascribed to it in Section 3.03(b) of this Agreement.
“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Hedge Banks, the Treasury Services Banks and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05.
“Secured Treasury Services Agreement” means any Treasury Services Agreement entered into between the Borrower or any Subsidiary of the Borrower and any Treasury Services Bank.
“Securities Act” means the Securities Act of 1933, as amended.
“Security Agreement” means the Security Agreement dated as of the date hereof among the Loan Parties and the Administrative Agent.
“Security Agreement Supplement” has the meaning specified in the Security Agreement.
“Senior Representative” means, with respect to any series of Incremental Equivalent Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.
“SOFR” means, a rate per annum equal to the secured overnight financing rate published by the SOFR Administrator on the SOFR Administrator’s Website.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR” in Section 1.01.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the assets of such Person exceeds, on a consolidated basis, its debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of such Person is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person is able to pay its debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured and (d) such Person is not engaged in, and is not about to engage in, business for which it has unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.
“SPC” has the meaning specified in Section 10.07(h).
“Specified Junior Financing Obligations” means any obligations in respect of any Junior Financing in respect of which the Borrower or any Subsidiary Guarantor is an obligor in a principal amount in excess of the Threshold Amount.
“Specified Transaction” means (a) the Transactions, (b) any Investment that results in a Person becoming a Subsidiary of the Borrower, (c) [reserved], (d) a Sale Leaseback Transaction, (e) any Permitted Acquisition, (f) any Disposition that results in a Subsidiary of the Borrower ceasing to be a Subsidiary of the Borrower and any Disposition of a business unit, line of business or division of the Borrower or a Subsidiary of the Borrower, in each case whether by merger, consolidation, amalgamation or otherwise or (g) any incurrence or repayment of Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility or line of credit), Restricted Payment, Incremental Revolving Credit Commitment or Incremental Term Loan, in each case, that by the terms of this Agreement requires a financial ratio or test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect.”
“Spread Adjustment” means a mathematical or other adjustment to an alternate benchmark rate selected pursuant to Section 3.03(b) of this Agreement and such adjustment may be positive, negative, or zero subject to the specific Spread Adjustments set forth in Section 3.03(b).
“Subordination Agreement” means a subordination agreement among the Administrative Agent and one or more Senior Representatives for the holders of Indebtedness subordinated to the Obligations, in form and substance reasonably acceptable to the Administrative Agent and the Borrower. Wherever in this Agreement a Senior Representative is required to become party to the Subordination Agreement, if the related Indebtedness is the initial Indebtedness incurred by the Borrower or any of its Subsidiaries to be subordinated to the Obligations, then the Borrower, Holdings, the Subsidiary Guarantors, the Administrative Agent and the Senior Representative for such Indebtedness shall execute and deliver the Subordination Agreement and the Administrative Agent shall be authorized to execute and deliver the Subordination Agreement.
“Subsequent Transaction” has the meaning set forth in Section 1.09(e).
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity (excluding, for the avoidance of doubt, any charitable organizations and any other Person that meets the requirements of Section 501(c)(3) of the Code) (i) of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person or (ii) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, by such Person, to the extent such entity’s financial results are required to be included in such Person’s consolidated financial statements under GAAP. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Subsidiary Guarantor” means any Guarantor other than Holdings.
“Successor Company” has the meaning specified in Section 7.04(d).
“Successor Rate” means any successor index rate determined pursuant to Section 3.03(b) from time to time, including any applicable Spread Adjustment.
“Swap” means any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Obligation” means, with respect to any person, any obligation to pay or perform under any Swap.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.
“Swing Line Lender” means Fifth Third, in its capacity as provider of Swing Line Loans or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B hereto.
“Swing Line Obligations” means, as at any date of determination, the aggregate Outstanding Amount of all Swing Line Loans.
“Swing Line Sublimit” means an amount equal to the lesser of (a) $20,000,000 (as may be adjusted pursuant to Section 2.14(e)(ii)) and (b) the aggregate amount of the Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Commitments.
“Target” means the Person or property acquired in an Acquisition.
“Tax Distribution” has the meaning specified in Section 7.06(h)(iii).
“Tax Group” has the meaning specified in Section 7.06(h)(iii).
“Tax Receivable Agreement” means that certain Tax Receivable Agreement, dated as of October 20, 2021 entered into by and between the Parent and certain other parties thereto in connection with the initial public offering of the Parent.
“Taxes” means all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings (including backup withholding), fees or other charges imposed by any Governmental Authority including interest, penalties and additions to tax.
“Term A Commitment” means, as to each Term Lender, its obligation to make a Term A Loan to the Borrower pursuant to Section 2.01(a) in an aggregate amount not to exceed the amount set forth opposite such Lender’s name in Schedule 1.01A under the caption “Term A Commitment” or in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14). The initial aggregate amount of the Term A Commitments on the First Amendment Effective Date is $250,000,000.
“Term A Loans” means the term loans made by the Lenders on the First Amendment Effective Date to the Borrower pursuant to Section 2.01(a).
“Term Borrowing” means a borrowing consisting of Term Loans of the same Type and, in the case of Tranche Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(a).
“Term Commitment” means, as to each Term Lender, its obligation to make Term Loans to the Borrower hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Term Lender pursuant to an Assignment and Assumption, (ii) an Incremental Amendment, or (iii) an Extension. The amount of each Term Lender’s Commitment is set forth in Schedule 1.01A under the caption “Term A Commitment” or in the Assignment and Assumption, Incremental Amendment or Extension Amendment pursuant to which such Lender shall have assumed, increased or decreased its Term Commitment, as the case may be.

“Term Lender” means, at any time, any Lender that has a Term Commitment or a Term Loan at such time.
“Term Loan” means any Term A Loan or Incremental Term Loan or Extended Term Loan, as the context may require.
“Term Loan Extension Request” has the meaning provided in Section 2.16(a).
“Term Loan Extension Series” has the meaning provided in Section 2.16(a).
“Term Loan Increase” has the meaning set forth in Section 2.14(a).
“Term SOFR” means, with respect to a Tranche Rate Loan for any Interest Period, the forward-looking SOFR rate administered by CME Group, Inc. (or other administrator selected by the Administrative Agent) and published on the applicable Bloomberg LP screen page (or such other commercially available source providing such quotations as may be selected by the Administrative Agent), fixed by the administrator thereof two (2) Business Days prior to the commencement of the applicable Interest Period (provided, however, that if Term SOFR is not published for such Business Day, then Term SOFR shall be determined by reference to the immediately preceding Business Day on which such rate is published), all as determined by Administrative Agent in accordance with the Agreement.
“Test Period” means, for any date of determination under this Agreement, the four consecutive fiscal quarters of the Borrower most recently ended as of such date of determination.
“Threshold Amount” means $15,000,000.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Tranche Rate” means, with respect to any Interest Period, the greater of (a) the Index Floor and (b) Term SOFR relating to quotations for 1 or 3 months as selected by Borrower in its Committed Loan Notice, or as otherwise set pursuant to the terms of this Agreement, as applicable. Each determination by the Administrative Agent of the Tranche Rate shall be conclusive and binding in the absence of manifest error.
“Tranche Rate Loans” means any Borrowings that accrue interest by reference to the Tranche Rate for an Interest Period elected by Borrower in accordance with Section 2.08(a) of this Agreement and the other terms of the Agreement.
“Tranche Rate Replacement Date” has the meaning ascribed to it in Section 3.03(b) of this Agreement.
“Transaction Expenses” means any fees or expenses incurred or paid by the Borrower in connection with the Transactions (including expenses in connection with close-out fees in connection with the termination of hedging transactions, if any), this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.
“Transactions” means, collectively, (a) the funding of the Term A Loans (as defined in this Agreement immediately prior the First Amendment) and the Initial Revolving Borrowing on the Closing

Date and the execution and delivery of Loan Documents to be entered into on the Closing Date, (b) the Closing Date Refinancing and (c) the payment of Transaction Expenses.
“Transferred Guarantor” has the meaning specified in Section 11.09.
“Treasury Regulations” has the meaning set forth in the definition of “Code”.
“Treasury Services Agreement” means any agreement to provide treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.
“Treasury Services Bank” means any Person which is a party to a Secured Treasury Services Agreement and that is a Lender, the Administrative Agent or an Affiliate of a Lender or the Administrative Agent on the Closing Date or at the time it enters into such Secured Treasury Services Agreement, in its capacity as a party thereto and (other than a Person already party hereto as a Lender) that delivers to the Administrative Agent a letter agreement reasonably satisfactory to it (i) appointing the Administrative Agent as its agent under the applicable Loan Documents and (ii) agreeing to be bound by Sections 10.05, 10.15 and 10.16 and Article IX as if it were a Lender.
“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Tranche Rate Loan.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code or any successor provision thereof (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
“Unit Location” means, collectively, the property comprising the restaurant locations or on which the Borrower or any of its Subsidiaries intends to build out a restaurant.
“United States” and “U.S.” mean the United States of America.
“United States Tax Compliance Certificate” has the meaning set forth in Section 3.01(e)(ii).
“Unreimbursed Amount” has the meaning set forth in Section 2.03(c)(i).
“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining scheduled installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final scheduled maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness; provided that the effects of any prepayments made on such Indebtedness shall be disregarded in making such calculation.
“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.
“Withholding Agent” means any Loan Party and the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02Other Interpretive Provisions.
With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
(c)Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.
(d)The term “including” (and its correlatives) means by way of example and not as a limitation.
(e)The word “or” is not exclusive.

(f)The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(g)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”
(h)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(i)For purposes of determining compliance with any Section of Article VII at any time, in the event that any Lien, Investment, Indebtedness (whether at the time of incurrence or upon application of all or a portion of the proceeds thereof), Disposition, Restricted Payment, Affiliate transaction, Contractual Obligation or prepayment of Indebtedness meets the criteria of one or more than one of the categories of transactions permitted pursuant to any clause of such Sections, such transaction (or portion thereof) at any time shall be permitted under one or more of such clauses as determined by the Borrower in its sole discretion at such time.
(j)Any reference in this Agreement or any other Loan Document to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity), and to the extent any covenant in any Loan Document is applicable to such limited liability company immediately prior to such division, such covenant shall apply to any Person resulting from such division immediately after such division. For the avoidance of doubt, any Person resulting from such division shall be subject, as applicable, to the Collateral and Guarantee Requirement and Section 6.11.
Section 1.03Accounting Terms.
All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein. Notwithstanding anything to the contrary herein, all accounting or financial terms used herein shall be construed, and all financial computations pursuant hereto shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar effect) to value any Indebtedness or other liabilities of Holdings, the Borrower or any Subsidiary at “fair value”, as defined therein.
Any lease of the Borrower and its Subsidiaries that would be characterized as an operating lease under GAAP in effect on December 31, 2017 (whether such lease is entered into before or after such date) shall not constitute Indebtedness, Attributable Indebtedness or a Capitalized Lease Obligation under this Agreement or any other Loan Document as a result of any changes in GAAP after such date.

Section 1.04Rounding.
Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).
Section 1.05References to Agreements, Laws, Etc.
Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by the Loan Documents; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
Section 1.06Times of Day.
Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
Section 1.07Timing of Payment of Performance.
When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.
Section 1.08Letter of Credit Amount.
Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
Section 1.09Pro Forma Calculations.
(a)Notwithstanding anything to the contrary herein, financial ratios and tests, including the Consolidated Total Net Rent Adjusted Leverage Ratio, the Consolidated Cash Interest Coverage Ratio and compliance with covenants determined by reference to Consolidated EBITDA, shall be calculated in the manner prescribed by this Section 1.09; provided that notwithstanding anything to the contrary in clauses (b), (c), (d) or (e) of this Section 1.09, (A) when calculating any such ratio or test for purposes of (i) the definition of “Applicable Rate,” and (ii) Section 7.11, the events described in this Section 1.09 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect and (B) when calculating any such ratio or test for purposes of the incurrence of any Indebtedness, cash and Cash Equivalents resulting from the incurrence of any such Indebtedness shall be excluded from the pro forma calculation of any applicable ratio or test. In addition, whenever a financial ratio or test is to be calculated on a pro forma basis, the reference to the “Test Period” for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended Test Period for which internal financial statements of the Borrower are available (as determined in good faith by the Borrower). For the avoidance of doubt, the provisions of the foregoing sentence shall not apply for purposes of calculating any financial ratio or test for purposes of (i) the definition of “Applicable Rate,” and (ii) Section 7.11, each of which shall be based on the financial statements delivered pursuant to Section 6.01(a) or (b), as applicable, for the relevant Test Period.
(b)For purposes of calculating any financial ratio or test or compliance with any covenant determined by reference to Consolidated EBITDA, Specified Transactions (with any incurrence or repayment of any Indebtedness in connection therewith to be subject to clause (d) of this Section 1.09) that have been made (i) during the applicable Test Period or (ii) if applicable as described in clause (a) above, subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period. If since the beginning of any applicable Test Period any Person that subsequently became a Subsidiary of the Borrower or was merged, amalgamated or consolidated with or into the Borrower or any of its Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.09, then such financial ratio or test shall be calculated to give pro forma effect thereto in accordance with this Section 1.09.
(c)Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower and may include, for the avoidance of doubt, the amount of “run-rate” cost savings, operating expense reductions and cost synergies resulting from or relating to any Specified Transaction (including the Transactions) which is being given pro forma effect that have been realized or are expected to be realized and for which the actions necessary to realize such cost savings, operating expense reductions and cost synergies are taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) (calculated on a pro forma basis as though such cost savings, operating expense reductions and cost synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions and cost synergies were realized during the entirety of such period and “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken (including any savings expected to result from the elimination of a public target’s Public Company Costs) net of the amount of actual benefits realized during such period from such actions, and any such adjustments shall be included in the initial pro forma calculations of any financial ratios or tests (and in respect of any subsequent pro forma calculations in which such Specified Transaction is given pro forma effect) and during any applicable subsequent Test Period in which the effects thereof are expected to be realized) relating to such Specified Transaction; provided that (A) such amounts are reasonably identifiable and factually supportable in the good faith judgment of the Borrower, (B) such actions are taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken no later than eighteen (18) months after the date of such Specified Transaction, (C) no amounts shall be added pursuant to this clause (c) to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA (or any other components thereof), whether through a pro forma adjustment or otherwise, with respect to such period and (D) the aggregate amount of adjustments and addbacks to Consolidated EBITDA (or the components thereof) pursuant to clause (a)(iv)(A) (other than clauses (a)(iv)(A)(5), (a)(iv)(A)(6) and (a)(iv)(A)(8)(ii)) of the definition of “Consolidated EBITDA”, clause (a)(vi) of the definition of “Consolidated EBITDA”, clause (a)(vii) of the definition of “Consolidated EBITDA” and this Section 1.09(c) shall not exceed 5.0% of Consolidated EBITDA for such period (calculated after giving effect to such adjustments and addbacks).

(d)In the event that the Borrower or any of its Subsidiaries incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility unless such Indebtedness has been permanently repaid and not replaced), (i) during the applicable Test Period or (ii) subject to paragraph (a), subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, in each case to the extent required, as if the same had occurred on the last day of the applicable Test Period (except in the case of the Consolidated Cash Interest Coverage Ratio (or similar ratio), in which case such incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of Indebtedness will be given effect as if the same had occurred on the first day of the applicable Test Period).
(e)In connection with any action being taken solely in connection with a Limited Condition Transaction, for purposes of:
(i)determining compliance with any provision of this Agreement (other than the Financial Covenants) which requires the calculation of any financial ratio or test, including the Consolidated Total Net Rent Adjusted Leverage Ratio and Consolidated Cash Interest Coverage Ratio (and, for the avoidance of doubt, any financial ratio set forth in Section 2.14(d)(iii)); or
(ii)testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of Consolidated EBITDA);
in each case, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCT Test Date”), and if, after giving Pro Forma Effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recent Test Period ending prior to the LCT Test Date, the Borrower would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Borrower has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA of the Borrower or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have been exceeded as a result of such fluctuations. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any calculation of any ratio, test or basket availability with respect to the incurrence of Indebtedness or Liens, the making of Restricted Payments, the making of any Permitted Investment, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Borrower, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness (a “Subsequent Transaction”) following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or irrevocable notice for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, for purposes of determining whether such Subsequent Transaction is permitted under this Agreement, any such ratio, test or basket shall be required to be satisfied on a Pro Forma Basis (i) assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated and (ii) assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have not been consummated.
(f)If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of the event for which the calculation of the Consolidated Cash Interest Coverage Ratio is made had been the applicable rate for the entire period (taking into account any interest hedging arrangements applicable to such Indebtedness); provided, in the case of repayment of any Indebtedness, to the extent actual interest related thereto was included during all or any portion of the applicable Test Period, the actual interest may be used for the applicable portion of such Test Period. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a London interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Borrower or its Subsidiaries may designate.
(g)Notwithstanding anything to the contrary herein, for purposes of determining compliance with any provision of this Agreement which requires compliance on a pro forma basis with any financial covenant set forth in Section 7.11 prior to delivery of the financial statements required pursuant to Section 6.01(a) for the fiscal year ending on or around December 31, 2024, the Loan Parties shall be deemed to be in compliance on a pro forma basis so long as the Consolidated Total Net Rent Adjusted Leverage Ratio is not greater than 5.25:1.00 and the Consolidated Cash Interest Coverage Ratio is not less than 1.75:1.00.
Section 1.10Currency Generally.
For purposes of determining compliance with Sections 7.01, 7.03 and 7.06 and the definition of Permitted Investments with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Indebtedness or Investment is incurred (so long as such Indebtedness or Investment, at the time incurred, made or acquired, was permitted hereunder).
For purposes of determining the Consolidated Total Net Rent Adjusted Leverage Ratio or any other leverage-based ratio or test under this Agreement, the amount of Indebtedness shall reflect the currency translation effects, determined in accordance with GAAP, of Swap Contracts permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar equivalent of such Indebtedness.
ARTICLE II.
THE COMMITMENTS AND CREDIT EXTENSIONS
Section 2.01The Loans.
(a)The Term Borrowings. (i) Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make to the Borrower on the First Amendment Effective Date a term loan denominated in Dollars in an aggregate amount not to exceed the amount of such Term Lender’s Term A Commitment by (A) converting some or all of its Term A Loans (as defined in this Agreement immediately prior to the effectiveness of the First Amendment) outstanding immediately prior to the First Amendment Effective Date and/or (B) advancing borrowings of Term A Loans on the First Amendment Effective Date; and (ii) subject to the terms and conditions set forth in any Incremental Amendment, each Incremental Term Lender party thereto severally agrees to make Incremental Term Loans on the date specified therein in an aggregate amount not to exceed the amount of such Incremental Term Lender’s

Incremental Term Commitment as set forth therein. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Tranche Rate Loans, as further provided herein.
(b)The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender with any Revolving Credit Commitment severally agrees to make Revolving Credit Loans denominated in Dollars pursuant to Section 2.02 from its applicable Lending Office to the Borrower from time to time, on any Business Day during the period from and including the Closing Date until the Maturity Date of such Revolving Credit Commitment, in an aggregate principal amount not to exceed at any time outstanding the amount of such Revolving Credit Commitment; provided that after giving effect to any Revolving Credit Borrowing, the Revolving Credit Exposure of such Revolving Credit Lender does not exceed such Revolving Credit Lender’s Revolving Credit Commitment. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans or Tranche Rate Loans, as further provided herein.
Section 2.02Borrowings, Conversions and Continuations of Loans.
(a)Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Tranche Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than (1) 1:00 p.m. three (3) Business Days prior to the requested date of any Borrowing or continuation of Tranche Rate Loans or any conversion of Base Rate Loans to Tranche Rate Loans, and (2) 12:00 noon on the requested date of any Borrowing of Base Rate Loans; provided that the notice referred to in subclause (1) above may be delivered no later than one (1) Business Day prior to the Closing Date and the First Amendment Effective Date in the case of initial Credit Extensions. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Except as provided in Section 2.14, each Borrowing of, conversion to or continuation of Tranche Rate Loans shall be in a minimum principal amount of $1,000,000, or a whole multiple of $100,000 in excess thereof. Except as provided in Section 2.03(c), 2.04(b) or 2.14, each Borrowing of or conversion to Base Rate Loans shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the requesting Borrower is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other or a continuation of Tranche Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) wire instructions of the account(s) to which funds are to be disbursed (it being understood, for the avoidance of doubt, that the amount to be disbursed to any particular account may be less than the minimum or multiple limitations set forth above so long as the aggregate amount to be disbursed to all such accounts pursuant to such Borrowing meets such minimums and multiples). If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Tranche Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Tranche Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

(b)Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share or other applicable share provided for under this Agreement of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than the later of (i) in the case of Tranche Rate Loans, 12:00 noon on the Business Day specified in the applicable Committed Loan Notice and (ii) in the case of Base Rate Loans, one hour (or in the case of Borrowing of Base Rate Loans after the Closing Date where the Committed Loan Notice has been delivered on the date of the requested Borrowing, two hours) after written notice of such Borrowing is delivered by the Administrative Agent to such Lender; provided, that, on the Closing Date (or with respect to any Incremental Commitments, on the relevant Incremental Amendment Date), such funds may be made available at such earlier time as may be agreed among the relevant Lenders, the Borrower and the Administrative Agent for the purpose of consummating the Transactions (or, in the case of any Incremental Commitments, the relevant transactions). The Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account(s) of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided by the Borrower to (and reasonably acceptable to) the Administrative Agent; provided that if, on the date the Committed Loan Notice with respect to a Borrowing under any Class of Revolving Credit Commitments is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowing, and second, to the Borrower as provided above.
(c)Except as otherwise provided herein, a Tranche Rate Loan may be continued or converted only on the last day of an Interest Period for such Tranche Rate Loan unless the Borrower pays the amount due, if any, under Section 3.05 in connection therewith. During the occurrence and continuation of an Event of Default, the Administrative Agent or the Required Lenders may require by notice to the Borrower that no Loans may be converted to or continued as Tranche Rate Loans.
(d)The determination of the Tranche Rate by the Administrative Agent shall be conclusive in the absence of manifest error.
(e)After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans as the same Type, there shall not be more than fifteen (15) Interest Periods in effect unless otherwise agreed between the Borrower and the Administrative Agent; provided that after the establishment of any new Class of Loans pursuant to an Incremental Amendment or Extension Amendment, the number of Interest Periods otherwise permitted by this Section 2.02(e) shall increase by three (3) Interest Periods for each applicable Class so established.
(f)The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.
(g)Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such Borrowing, the Administrative Agent may assume that such Lender has made such Pro Rata Share or other applicable share provided for under this Agreement available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (b) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the

Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Overnight Rate plus any administrative, processing, or similar fees customarily charged by the Administrative Agent in accordance with the foregoing. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.02(g) shall be conclusive in the absence of manifest error. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
Section 2.03Letters of Credit.
(a)The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements the other Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from and including the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars for the account of the Borrower (provided that any Letter of Credit may be for the benefit of any Subsidiary of the Borrower and may be issued for the joint and several account of the Borrower and a Subsidiary of the Borrower to the extent otherwise permitted by this Agreement) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts under the Letters of Credit and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.03; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Revolving Credit Exposure of any Revolving Credit Lender would exceed such Lender’s Revolving Credit Commitment or (y) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. Notwithstanding anything contained herein to the contrary, Letter of Credit Applications (as defined below) by the Borrower and communications by the Administrative Agent and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among the Borrower and the L/C Issuer. The Borrower hereby authorizes the L/C Issuer and the Administrative Agent to accept, act upon, and treat as genuine and original (but without any obligation of the L/C Issuer or the Administrative Agent to do any of the foregoing) applications, authorizations, and other requests regardless of the manner communicated, including those sent or communicated via overnight courier, certified or non-certified mail, fax, email, electronic code, or phone, so long as the Administrative Agent does not have actual knowledge that a particular application, authorization, or other request is not authorized by the Borrower.
(i)The L/C Issuer shall be under no obligation to issue any Letter of Credit if:
(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or direct that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date (for which the L/C Issuer is not otherwise compensated hereunder);
(B)subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve (12) months after the date of issuance or last renewal, unless the L/C Issuer and Required Lenders have approved of such expiration date;
(C)the expiry date of such requested Letter of Credit would occur after the Maturity Date applicable to the Revolving Credit Commitments, unless (1) the L/C Issuer and each Appropriate Lender have approved such expiry date or (2) the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the L/C Issuer and the Administrative Agent;
(D)the issuance of such Letter of Credit would violate any policies of the L/C Issuer applicable to letters of credit generally;
(E)except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial amount less than $100,000; and
(F)any Revolving Credit Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the participation in Letters of Credit by such Defaulting Lender, including by cash collateralizing such Defaulting Lender’s Pro Rata Share of the L/C Obligations.
(ii)The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(b)Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(i)Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 12:30 p.m. at least three (3) Business Days prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the amount thereof; (c) the expiry date thereof; (d) the name and address of the beneficiary thereof; (e) the documents to be presented by such beneficiary in case of any drawing thereunder; (f) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (g) such other matters as the L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may reasonably request.

(ii)Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (and, if applicable, its applicable Subsidiary) or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement times the amount of such Letter of Credit.
(iii)If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer shall agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve (12) month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-extension Notice Date”) in each such twelve (12) month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date that is, unless the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the L/C Issuer, not later than the Maturity Date applicable to the Revolving Credit Commitments; provided that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its extended form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-extension Notice Date from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.
(iv)The Borrower is responsible for preparing or approving the text of each Letter of Credit as submitted to and as issued by the L/C Issuer and as received by the beneficiary, notwithstanding any drafting recommendations or forms provided by the L/C Issuer. The L/C Issuer’s recommendation or drafting of text or the L/C Issuer’s use or non-use or refusal to use text submitted by the Borrower shall not affect the Borrower’s ultimate responsibility. The Borrower is responsible for the L/C Issuer’s failure to apply, or to observe standard practice as applied to, Letter of Credit terms or conditions, and for terms or conditions that (A) are erroneous, ambiguous, inconsistent, insufficient, ineffective, or illegal, (B) require the L/C Issuer to respond to a demand in fewer than three Business Days, or (C) require or allow the Borrower to sign, issue, or present a document. Notwithstanding anything to the contrary in this Agreement, the L/C Issuer’s obligation to issue, amend, or extend the expiration date of a Letter of Credit is subject to its review and approval of the proposed terms of the Letter of Credit (and any amendment thereof) in its sole discretion. the Borrower represents and warrants to the L/C Issuer that the Borrower is familiar with, and understands, applicable law, rule or regulation and letter of credit practice. If requested by the L/C Issuer, the Borrower will execute, deliver, and submit a letter of credit application and reimbursement agreement on the L/C Issuer’s standard forms in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any such letter of credit application or reimbursement agreement, the terms and conditions of this Agreement will control, for so long as the Borrower and the L/C Issuer are subject thereto.

(v)The Borrower will notify the L/C Issuer in writing no later than five (5) Business Days after the Borrower first becomes aware of any objection the Borrower may have to the L/C Issuer’s issuance or amendment of a Letter of Credit, the L/C Issuer’s acceptance or rejection of a presentation under any Letter of Credit, or any other action or inaction taken or proposed to be taken by the L/C Issuer under or in connection with this Agreement or any other agreement, document, or instrument relating hereto; provided, however, that if the L/C Issuer reasonably believes that it is obligated to take any action, including, but not limited to, the payment on a Letter of Credit in a period of time less than five (5) Business Days, the L/C Issuer is allowed to take such action without liability to the Borrower. The Borrower’s failure to give timely and specific notice of objection shall automatically waive the Borrower’s objection, authorize or ratify the L/C Issuer’s action or inaction, and absolutely preclude the Borrower from raising the objection as a defense or claim against the L/C Issuer (or any Indemnitee). If the L/C Issuer approaches the Borrower for a waiver of discrepancies in a presentation, then the Borrower must respond within five (5) Business Days. The L/C Issuer may treat the Borrower’s failure to respond as a waiver of the indicated discrepancies, but need not itself accept the Borrower’s implied or express waiver of discrepancies as binding on the L/C Issuer. The Borrower’s acceptance or retention of any documents presented under or in connection with a Letter of Credit (including, but not limited to, originals or copies of documents sent directly to the Borrower) or of any property for which payment is supported by any Letter of Credit shall ratify the L/C Issuer’s honor of the relevant presentation and absolutely preclude the Borrower from raising a defense or claim against the L/C Issuer (or any Indemnitee) with respect to such honor.
(vi)Promptly after issuance of any Letter of Credit or any amendment to a Letter of Credit, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify promptly the Borrower and the Administrative Agent thereof. Not later than 1:00 P.M. (x) on the first Business Day following receipt by the Borrower of notice of a drawing if such notice is received prior to 10:00 a.m. or (ii) two Business Days following receipt by the Borrower of notice of a drawing if such notice is not received prior to the specified time in clause (x) (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing; provided that if such reimbursement is not made on the date of drawing, the Borrower shall pay interest to the L/C Issuer on such amount at the rate applicable to Base Rate Loans under the applicable Revolving Credit Commitments (without duplication of interest payable on L/C Borrowings). If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Appropriate Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Appropriate Lender’s Pro Rata Share or other applicable share provided for under this Agreement thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans under the Revolving Credit Commitments to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans but subject to the amount of the unutilized portion of the Revolving Credit Commitments of the Appropriate Lenders and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(i)Each Appropriate Lender (including any Lender acting as the L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds (in Same Day Funds) available to the Administrative Agent for the account of the L/C Issuer in Dollars in at the Administrative Agent’s Office for payments in an amount equal to its Pro Rata Share or other applicable share provided for under this Agreement of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Appropriate Lender that so makes funds available shall be deemed to have made a Base Rate Loan under the Revolving Credit Commitments to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.
(ii)With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Appropriate Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
(iii)Until each Appropriate Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such amount shall be solely for the account of the L/C Issuer.
(iv)Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Article IV; (C) any adverse change in the condition (financial or otherwise) of the Loan Parties; (D) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other L/C Issuer; or (E) any other circumstance, occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.
(v)If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.
(d)Repayment of Participations.
(i)If, at any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share or other applicable share provided for under this Agreement thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the amount received by the Administrative Agent.
(ii)If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Appropriate Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share or other applicable share provided for under this Agreement thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect.
(e)Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;
(ii)the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(v)any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of any Loan Party in respect of such Letter of Credit;
(vi)the fact that a Default or an Event of Default has occurred and is continuing;
(vii)any bankruptcy, insolvency, receivership, reorganization, or similar proceeding discharging or otherwise affecting the Borrower or any of its Affiliates;
(viii)the Borrower’s claims, rights, or remedies against any of its Affiliates;
(ix)any loss or damage to any Collateral; or

(x)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party;
provided that the foregoing shall not excuse the L/C Issuer from liability to Borrower to the extent of any direct damages (as opposed to consequential, punitive, special or exemplary damages, claims in respect of which are waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by the L/C Issuer’s gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.
(f)Role of L/C Issuer.
(i)Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent Party nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, any Agent Party, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (xiv) of Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, punitive or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit, in each case as determined in a final and non-appealable judgment by a court of competent jurisdiction. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. Without limitation of the generality of the foregoing, for the Borrower’s account, the L/C Issuer may at any time provide in the Letter of Credit or otherwise agree to do or do the following:
(A)send the Letter of Credit via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) network and bind the Borrower directly and as an indemnifier to the rules applicable to SWIFT messages (including, but not limited to, rules obligating the Borrower or the L/C Issuer to pay bank charges);
(B)assert, waive, or, with any necessary consent from the beneficiary or other person or entity, amend any provision in the Letter of Credit or applicable practice that primarily concerns issuer operations including, but not limited to, (A) identification of the Letter of Credit in any presentation, (B) marking of the Letter of Credit to reflect a transfer, payment, or other action, (C) specification of the business days and hours, manner, and place for the Lender receiving a presentation, effecting honor, and giving notice of dishonor under the Letter of Credit, (D) duration of the period(s) for examination, approaching the Borrower for a waiver, or sending a notice of refusal, (E) disposition of the beneficiary’s documents after dishonor or while approaching the Borrower for a waiver, and (F) replacement of a lost Letter of Credit or recognition of a successor beneficiary;
(C)discount an accepted draft or deferred payment undertaking incurred under the Letter of Credit, at the request of the beneficiary or other third party, without affecting the amount or due date of the Borrower’s obligations to reimburse or pay fees to the L/C Issuer;
(D)select any branch, bank office, or L/C Issuer affiliate or any other bank or financial institution or affiliate for issuing, advising, transferring, confirming, and/or nominating bank or person or entity under the law and practice of the place where it acts (if the Letter of Credit permits advice, transfer, confirmation, and/or nomination) to act under contract with the L/C Issuer as a letter of credit processing agent for the L/C Issuer in the L/C Issuer’s issuance of the Letter of Credit or processing of demands or in any other action that the Lender is required or permitted to take under the Letter of Credit;
(E)honor any presentation that substantially complies with the terms and conditions of the Letter of Credit, whether or not the Letter of Credit requires strict compliance (including, but not limited to, honor of a draft that is non-negotiable or informal, honor up to the amount available under the Letter of Credit of a demand claiming more than that amount, honor of a draft or other document that lacks a reference to the Letter of Credit, honor of a presentation of documents that include inconsistent extraneous data, and allowance of a grace period of one business day for timing requirements under the Letter of Credit); and
(F)provide for or submit to arbitration, mediation, DOCDEX (the ICC Banking Commission’s informal dispute resolution service), or the like for the resolution of some or all disputes with the beneficiary or other person or entity.
(ii)If the beneficiary or another person or entity claims that the L/C Issuer has wrongfully repudiated or dishonored a Letter of Credit, then the L/C Issuer shall have the right to defend or settle the claim, with or without joining the Borrower in any proceeding or negotiation and without regard to whether the claimant asserts that the L/C Issuer is precluded from relying on a valid defense. The Borrower shall have the obligation to mitigate damages and, if the L/C Issuer pays or settles a claim then Borrower will reimburse, indemnify, account for any benefits, and cooperate with the L/C Issuer as subrogee. The L/C Issuer’s actions in one or more instances shall not waive its right, with or without notice to the Borrower, to use its discretion differently in other similar instances and shall not establish a course of conduct on which the Borrower may rely in any other instances under the same or other Letter of Credit.
(iii)In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law, rule or regulation, none of the Administrative Agent, the L/C Issuer, or any Lender shall be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of any Letter of Credit to comply fully and strictly with the conditions required in order to demand payment under such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or otherwise, whether or not they may be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) any consequences arising from causes beyond the control of the Administrative Agent, the L/C Issuer, or any Lender. None of the above shall affect, impair, or prevent the vesting of any of the Administrative Agent’s, the L/C Issuer’s, or any Lender’s rights or powers hereunder or under this Agreement.
(iv)The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Section 9.03 of this Agreement with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Letter of Credit documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Section 9.03 of this Agreement included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.
(v)The Borrower, the Administrative Agent, and Lenders each agree that, in the absence of gross negligence or willful misconduct on the part of the L/C Issuer (as finally determined by a court of competent jurisdiction), the L/C Issuer will be deemed to have exercised care in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.
(g)Cash Collateral. (i) If, as of the Maturity Date applicable to the Revolving Credit Commitments, any applicable Letter of Credit for any reason remains outstanding and partially or wholly undrawn, (ii) if any Event of Default occurs and is continuing and the Administrative Agent or the Required Lenders, as applicable, require the Borrower to Cash Collateralize the L/C Obligations pursuant to Section 8.02 or (iii) if an Event of Default set forth under Section 8.01(f) occurs and is continuing, then in each case the Borrower shall Cash Collateralize the then Outstanding Amount of all the (or, in the case of clause (i), the applicable) L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such Event of Default or such Maturity Date, as the case may be), and shall do so not later than 2:00 p.m. on (x) in the case of the immediately preceding clauses (i) or (ii), (1) the Business Day that the Borrower receives notice thereof, if such notice is received on such day prior to 12:00 noon or (2) if clause (1) above does not apply, the Business Day immediately following the day that the Borrower receives such notice and (y) in the case of the immediately preceding clause (iii), the Business Day on which an Event of Default set forth under Section 8.01(f) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, the L/C Issuer or the Swing Line Lender, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender). For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Appropriate Lenders, as collateral for the relevant L/C Obligations, cash or deposit account balances (“Cash Collateral”) pursuant to documentation in form, amount and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Appropriate Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Revolving Credit Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked accounts at the Administrative Agent and may be invested in readily available Cash Equivalents. If at any time the Administrative Agent determines that any funds held as Cash Collateral are expressly subject to any right or claim of any Person other than the Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the aggregate Outstanding Amount of all relevant L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts at the Administrative Agent as aforesaid, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the L/C Issuer. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Borrower. To the extent any Event of Default giving rise to the requirement to Cash Collateralize any Letter of Credit pursuant to this Section 2.03(g) is cured or otherwise waived, then so long as no other Event of Default has occurred and is continuing, all Cash Collateral pledged to Cash Collateralize such Letter of Credit shall be refunded to the Borrower. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. In addition, the Administrative Agent may request at any time and from time to time after the initial deposit of Cash Collateral that additional Cash Collateral be provided by the Borrower in order to protect against the results of exchange rate fluctuations with respect to Letters of Credit denominated in currencies other than Dollars.
(h)Letter of Credit Fees.
(i)With respect to each standby Letter of Credit, the Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share or other applicable share provided for under this Agreement a Letter of Credit fee for each Letter of Credit issued pursuant to this Agreement equal to the Applicable Rate times the daily maximum amount then available to be drawn under such Letter of Credit; provided, however, any Letter of Credit fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Pro Rata Shares allocable to such Letter of Credit pursuant to Section 2.17(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account. Such Letter of Credit fees shall be computed on a quarterly basis in arrears. Such Letter of Credit fees shall be due and payable in Dollars on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date applicable to the Revolving Credit Commitments and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(ii)With respect to each commercial Letter of Credit, a the Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share or other applicable share provided for under this Agreement a Letter of Credit fee in an amount equal to the Applicable Rate on the stated amount of such Letter of Credit, which fee shall be payable (as more specifically determined pursuant to the applicable Loan Documents with respect to such Letter of Credit and otherwise as determined by the Administrative Agent in accordance with the Loan Documents and the Administrative Agent’s loan systems and procedures periodically in effect) in advance either on the date of issuance of such Letter of Credit or on the date on which the first draw under such Letter of Credit is made (as determined by the Administrative Agent at the time of issuance of the applicable Letter of Credit).
(i)Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by it equal to 0.125% per annum of the maximum amount available to be drawn under such Letter of Credit. Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable in Dollars on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date applicable to the Revolving Credit Commitments and thereafter on demand. In addition, the Borrower shall pay directly to the L/C Issuer for its own account with respect to each Letter of Credit the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable.
(j)Conflict with Letter of Credit Application. Notwithstanding anything else to the contrary in this Agreement or any Letter of Credit Application, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.
(k)Rules of Practice. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued by it, (i) the ISP shall apply to each Letter of Credit and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (as amended, supplemented, restated, and/or republished from time to time, the “UCP”) shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Borrower for, and the L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the laws, rules or regulations or any order of a jurisdiction where the L/C Issuer, the beneficiary, or any advising, transferring, confirming, or nominated bank or person or entity is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the International Chamber of Commerce Banking Commission, the Bankers Association for Finance and Trade, or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such laws or practice rules.
(l)[Reserved]
(m)Provisions Related to Extended Revolving Credit Commitments. If the Maturity Date in respect of any Revolving Credit Commitments occurs prior to the expiry date of any Letter of Credit, then (i) if one or more other Revolving Credit Commitments are then in effect (or will automatically be in effect upon such maturity), such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Credit Lenders to purchase participations therein and to make Revolving Credit Loans and payments in respect thereof pursuant to Sections 2.03(c) and (d)) under (and ratably participated in by Revolving Credit Lenders pursuant to) the non-terminating Revolving Credit Commitments up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Credit Commitments continuing at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i) and unless provisions reasonably satisfactory to the L/C Issuer for the treatment of such Letter of Credit as a letter of credit under a successor credit facility have been agreed upon, the Borrower shall, on or prior to the applicable Maturity Date, cause all such Letters of Credit to be replaced and returned to the L/C Issuer undrawn and marked “cancelled” or to the extent that the Borrower is unable to so replace and return any Letter(s) of Credit, such Letter(s) of Credit shall be secured by a “back to back” letter of credit reasonably satisfactory to the L/C Issuer or the Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.03(g). Commencing with the Maturity Date of any Class of Revolving Credit Commitments, the Letter of Credit Sublimit shall be in an amount agreed solely with the L/C Issuer.
(n)[Reserved]

(o)Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.
Section 2.04Swing Line Loans.
(a)The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans in Dollars to the Borrower (each such loan, a “Swing Line Loan”), from time to time on any Business Day during the period beginning on the Business Day after the Closing Date until the date which is one (1) Business Day prior to the Maturity Date of the Revolving Credit Commitments (taking into account the Maturity Date of any Revolving Credit Commitment that will automatically come into effect on such Maturity Date) in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of the Swing Line Lender’s Revolving Credit Commitment; provided that, after giving effect to any Swing Line Loan (i) the Revolving Credit Exposure under such Revolving Credit Commitments shall not exceed the aggregate Revolving Credit Commitments, and (ii) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment; provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement times the amount of such Swing Line Loan.
(b)Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 (and any amount in excess of $100,000 shall be an integral multiple of $50,000) and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice (by telephone or in writing), the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 4:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower. Notwithstanding anything to the contrary contained in this Section 2.04 or elsewhere in this Agreement, the Swing Line Lender shall not be obligated to make any Swing Line Loan at a time when a Revolving Credit Lender is a Defaulting Lender unless the Swing Line

Lender has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate the Swing Line Lender’s Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender’s or Defaulting Lenders’ participation in such Swing Line Loans, including by Cash Collateralizing, or obtaining a backstop letter of credit from an issuer reasonably satisfactory to the Swing Line Lender to support, such Defaulting Lender’s or Defaulting Lenders’ Pro Rata Share of the outstanding Swing Line Loans. The Borrower shall repay to the Swing Line Lender each Defaulting Lender’s portion (after giving effect to Section 2.17(a)(iv)) of each Swing Line Loan promptly following demand by the Swing Line Lender.
(c)Refinancing of Swing Line Loans.
(i)The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the amount of Swing Line Loans of the Borrower then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share or other applicable share provided for under this Agreement of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan, as applicable, to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender. Upon the remission by the Administrative Agent to the Swing Line Lender of the full amount specified in such Committed Loan Notice, the Borrower shall be deemed to have repaid the applicable Swing Line Loan.
(ii)If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
(iii)If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect. If such Revolving Credit Lender pays such amount, the amount so paid shall constitute such Lender’s Revolving Credit Loan including in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv)Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or the failure to satisfy any condition in Article IV, (C) any adverse change in the condition (financial or otherwise) of the Loan Parties, (D) any breach of this Agreement, or (E) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) (but not to purchase and fund risk participations in Swing Line Loans) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay the applicable Swing Line Loans, together with interest as provided herein.
(d)Repayment of Participations.
(i)At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share or other applicable share provided for under this Agreement of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.
(ii)If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share or other applicable share provided for under this Agreement thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.
(e)Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of any Swing Line Loan, interest in respect of such Pro Rata Share or other applicable share provided for under this Agreement shall be solely for the account of the Swing Line Lender.
(f)Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
(g)Provisions Related to Extended Revolving Credit Commitments. If the Maturity Date shall have occurred in respect of any Revolving Credit Commitments (the “Expiring Credit Commitment”) at a time when other Revolving Credit Commitments are in effect (or will automatically be in effect upon such maturity) with a longer maturity date (each a “non-Expiring Credit Commitment” and collectively, the “non-Expiring Credit Commitments”), then each outstanding Swing Line Loan on the earliest occurring Maturity Date shall be deemed reallocated to the non-Expiring Credit Commitments on a pro rata basis; provided that (x) to the extent that the amount of such reallocation would cause the aggregate credit exposure to exceed the aggregate amount of such non-Expiring Credit Commitments, immediately prior to such reallocation (after giving effect to any repayments of Revolving Credit Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.03(m)) the amount of Swing Line Loans to be reallocated equal to such excess shall be repaid or cash collateralized in a manner reasonably satisfactory to the Swing Line Lender and (y) notwithstanding the foregoing, if a Default or Event of Default has occurred and is continuing, the Borrower shall still be obligated to pay Swing Line Loans allocated to the Revolving Credit Lenders holding the Expiring Credit Commitments at the Maturity Date of the Expiring Credit Commitment or if the Loans have been accelerated prior to the Maturity Date of the Expiring Credit Commitment.
Section 2.05Prepayments.
(a)Optional. (i) The Borrower may, upon notice to the Administrative Agent by the Borrower, at any time or from time to time voluntarily prepay any Class or Classes of Term Loans and Revolving Credit Loans of any Class or Classes in whole or in part without premium or penalty; provided that (1) such notice must be received by the Administrative Agent not later than 11:30 a.m. (A) three (3) Business Days prior to any date of prepayment of Tranche Rate Loans (unless otherwise agreed by the Administrative Agent) and (B) on the date of prepayment of Base Rate Loans; (2) any prepayment of Tranche Rate Loans shall be in a minimum principal amount of $1,000,000, or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding; and (3) any prepayment of Base Rate Loans shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Tranche Rate Loan shall be, as set forth in Section 2.05(c), accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. In the case of each prepayment of the Loans pursuant to this Section 2.05(a), the Borrower may in its sole discretion select the Borrowing or Borrowings (and the order of maturity of principal payments) to be repaid, and such payment shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares or other applicable share provided for under this Agreement.
(i)The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (2) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $10,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(ii)Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under Section 2.05(a)(i) or 2.05(a)(ii) if such prepayment would have resulted from a refinancing of all or a portion of the applicable Facility, which refinancing shall not be consummated or shall otherwise be delayed.
(iii)Voluntary prepayments of any Class of Term Loans permitted pursuant to Section 2.05(a)(i) shall be applied to the remaining scheduled installments of principal thereof pursuant to Section 2.07(a) in a manner determined at the discretion of the Borrower and specified in the notice of prepayment (and absent such direction, in direct order of maturity).
(b)Mandatory.
(i)[Reserved].
(ii)If (1) the Borrower or any Subsidiary of the Borrower Disposes of any property or assets (other than any Disposition of any property or assets permitted by Section 7.05(a), (b), (c), (d),

(e), (g), (h), (i), (k), (l), (m), (n), (p), (q), (s) or (t)) or (2) any Casualty Event occurs, which results in the realization or receipt by the Borrower or a Subsidiary of the Borrower of Net Proceeds, the Borrower shall cause to be prepaid on or prior to the date which is ten (10) Business Days after the date of the realization or receipt by the Borrower or any Subsidiary of the Borrower of such Net Proceeds, subject to clause (b)(vii) of this Section 2.05, an aggregate principal amount of Term Loans in an amount equal to 100% of all such Net Proceeds received.
(iii)If the Borrower or any Subsidiary of the Borrower incurs or issues any Indebtedness after the Closing Date not permitted to be incurred or issued pursuant to Section 7.03, the Borrower shall cause to be prepaid an aggregate principal amount of Term Loans in an amount equal to 100% of all Net Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt by the Borrower or such Subsidiary of the Borrower of such Net Proceeds.
(iv)[Reserved].
(v)If for any reason the aggregate Outstanding Amount of Revolving Credit Loans, Swing Line Loans and L/C Obligations at any time exceeds the aggregate Revolving Credit Commitments then in effect, the Borrower shall promptly prepay Revolving Credit Loans and Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(v) unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans such aggregate Outstanding Amount exceeds the aggregate Revolving Credit Commitments then in effect.
(vi)Each prepayment of Term Loans pursuant to this Section 2.05(b) (A) shall be applied ratably to each Class of Term Loans then outstanding, (B) shall be applied with respect to each such Class for which prepayments will be made to the scheduled installments of principal on a pro rata basis and (C) shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Share (or other applicable share provided by this Agreement) of each such Class of Term Loans, subject to clause (vii) of this Section 2.05(b). Notwithstanding clause (A) above, any Incremental Amendment or Extension Amendment may provide (including on an optional basis as elected by the Borrower) for a less than ratable application of prepayments to any Class of Term Loans established thereunder.
(vii)The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made by the Borrower pursuant to clauses (i) through (iv) of this Section 2.05(b) at least two (2) Business Days prior to the date of such prepayment (unless otherwise agreed by the Administrative Agent). Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the aggregate amount of such prepayment to be made by the Borrower. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrower’s prepayment notice and of such Appropriate Lender’s Pro Rata Share of the prepayment.
(viii)Notwithstanding any other provisions of this Section 2.05, (i) to the extent that any of or all the Net Proceeds of any Disposition by a Foreign Subsidiary (“Foreign Disposition”), the Net Proceeds of any Casualty Event from a Foreign Subsidiary (a “Foreign Casualty Event”) are prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Proceeds so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05(b) but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Borrower hereby agreeing to use commercially reasonable efforts to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Proceeds is permitted under the applicable local law, such repatriation will be promptly effected and an amount equal to such repatriated Net Proceeds will be promptly (and in any event not later than five (5) Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.05(b) to the extent provided herein and (ii) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Proceeds of any Foreign Disposition or any Foreign Casualty Event attributable to Foreign Subsidiaries would have material adverse tax consequences (as determined in good faith by the Borrower) with respect to such Net Proceeds, such Net Proceeds so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05(b) but may be retained by the applicable Foreign Subsidiary.
(c)Interest Funding Losses, Etc. (i) All prepayments of Loans (other than any Revolving Credit Loan that is a Base Rate Loan and any Swing Line Loan) shall be accompanied by all accrued and unpaid interest thereon through but not including the date of such prepayment, together with, in the case of any such prepayment of a Tranche Rate Loan on a date prior to the last day of an Interest Period therefor, any amounts owing in respect of such Tranche Rate Loan pursuant to Section 3.05.
(i)So long as no Event of Default shall have occurred and be continuing, if any prepayment of Tranche Rate Loans is required to be made under this Section 2.05, prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.05 in respect of any such Tranche Rate Loan prior to the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit an amount sufficient to make any such prepayment otherwise required to be made thereunder together with accrued interest to the last day of such Interest Period into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with the relevant provisions of this Section 2.05. Such deposit shall be deemed to be a prepayment of such Loans by the Borrower for all purposes under this Agreement.
Section 2.06Termination or Reduction of Commitments.
(a)Optional. The Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class, in each case without premium or penalty; provided that (i) any such notice shall be received by the Administrative Agent at least three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $500,000, or any whole multiple of $100,000 in excess thereof or, if less, the entire amount thereof and (iii) if, after giving effect to any reduction of the Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Revolving Credit Commitments, such sublimit shall be automatically reduced by the amount of such excess. Except as provided in the immediately preceding sentence, the amount of any such Revolving Credit Commitment reduction shall not be applied to the Letter of Credit Sublimit or the Swing Line Sublimit unless otherwise specified by the Borrower. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of any Commitments if such termination would have resulted from a refinancing of all of the applicable Facility, which refinancing shall not be consummated or otherwise shall be delayed.
(b)Mandatory. The Term A Commitment of each Term Lender shall be automatically and permanently reduced to $0 upon the funding of Term A Loans to be made by it on the First Amendment Effective Date. The Term Commitment of each Term Lender with respect to Incremental Term Loans or any Term Loan Extension Series shall be automatically and permanently reduced to $0 upon the funding of Term Loans to be made by it on the date set forth in the corresponding Incremental Amendment or Extension Amendment. The Revolving Credit Commitment of each Revolving Credit Lender shall automatically and permanently terminate on the Maturity Date for the applicable Class of Revolving Credit Commitments; provided that (x) the foregoing shall not release any Revolving Credit Lender from any liability it may have for its failure to fund Revolving Credit Loans, L/C Advances or participations in

Swing Line Loans that were required to be funded by it on or prior to such Maturity Date and (y) the foregoing will not release any Revolving Credit Lender from any obligation to fund its portion of L/C Advances or participations in Swing Line Loans with respect to Letters of Credit issued or Swing Line Loans made prior to such Maturity Date.
(c)Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Appropriate Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit or the Swing Line Sublimit or the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07). All commitment fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.
Section 2.07Repayment of Loans.
(a)Term Loans. (i) The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders (A) on each day in the table set forth below under the caption “Loan Installment Date” (each such date being referred to as a “Loan Installment Date”), the applicable percentage in the table set forth below under the caption “Amortization Percentage” of the original principal amount of the Term A Loans outstanding on the First Amendment Effective Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (B) on the Maturity Date for any Class of Term Loans, the aggregate principal amount of all Term Loans of such Class outstanding on such date:

Loan Installment Date	Amortization Percentage
June 30, 2025	0.625%
September 30, 2025	0.625%
December 31, 2025	0.625%
March 31, 2026	0.625%
June 30, 2026	0.625%
September 30, 2026	0.625%
December 31, 2026	0.625%
March 31, 2027	0.625%
June 30, 2027	1.25%
September 30, 2027	1.25%
December 31, 2027	1.25%
March 31, 2028	1.25%
June 30, 2028	1.25%
September 30, 2028	1.25%
December 31, 2028	1.25%
March 31, 2029	1.25%
June 30, 2029	2.50%
September 30, 2029	2.50%
December 31, 2029	2.50%
(b)
(i)The amount of any such payment set forth in clause (i) above shall be adjusted to account for the addition of any Incremental Term Loans or Extended Term Loans to contemplate (A) the reduction in the aggregate principal amount of any Term Loans that were paid down in connection with the incurrence of such Incremental Term Loans or Extended Term Loans, and (B) any increase to payments to the extent and as required pursuant to the terms of any applicable Incremental Amendment or Extension Amendment .
(c)Revolving Credit Loans. The Borrower shall, jointly and severally, repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for any Class of Revolving Credit Commitments the aggregate outstanding principal amount of all Revolving Credit Loans made in respect of such Revolving Credit Commitments.
(d)Swing Line Loans. The Borrower shall repay the aggregate principal amount of each Swing Line Loan on the earlier to occur of (i) a date between one (1) and five (5) Business Days after such Loan is made and (ii) the Latest Maturity Date for the Revolving Credit Commitments.

Section 2.08Interest.
(a)Subject to the provisions of Section 2.08(b), (i) each Tranche Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Tranche Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Credit Loans made under the Initial Revolving Credit Commitments.
(b)During the continuance of a Default under Section 8.01(a) or (f), the Borrower shall pay interest on past due amounts owing by it hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws; provided that no interest at the Default Rate shall accrue or be payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Accrued and unpaid interest on such amounts (including interest on past due interest) shall be due and payable upon demand.
(c)Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
(d)In connection with the use or administration of the Tranche Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of the Tranche Rate.
Section 2.09Fees.
In addition to certain fees described in Sections 2.03(h) and (i):
(a)Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender under each Class of Revolving Credit Commitments in accordance with its Pro Rata Share or other applicable share provided for under this Agreement, a commitment fee equal to the Applicable Rate with respect to Revolving Credit Commitments commitment fees for such Class times the actual daily amount by which the aggregate Revolving Credit Commitment for the applicable Class of Revolving Credit Commitments exceeds the sum of (A) the Outstanding Amount of Revolving Credit Loans for such Class of Revolving Credit Commitments and (B) the Outstanding Amount of L/C Obligations for such Class of Revolving Credit Commitments. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Revolving Credit Loans for purposes of determining the commitment fee. The commitment fee on each Class of Revolving Credit Commitments shall accrue at all times from the Closing Date until the Maturity Date for such Class of Revolving Credit Commitments, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each of March, June, September and December, commencing with the first such date during the first full fiscal quarter to occur after the Closing Date, and on the Maturity Date for such Class of Revolving Credit Commitments. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(b)Other Fees. The Borrower shall pay to the Arrangers, the Administrative Agent and the Lenders such fees as shall have been separately agreed upon in writing (including without limitation pursuant to the Engagement Letter) in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the Administrative Agent).
Section 2.10Computation of Interest and Fees.
All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Term SOFR or the prime rate) shall be made on the basis of a year of three hundred and sixty-five (365) days, or three hundred and sixty-six (366) days, as applicable, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. In computing interest on any Loan, the day such Loan is made or converted to a Loan of a different Type shall be included and the date such Loan is repaid or converted to a Loan of a different type, as the case may be, shall be excluded. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
Section 2.11Evidence of Indebtedness.
(a)The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(b)In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
(c)Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.11(a) and (b), and by each Lender in its account or accounts pursuant to Sections 2.11(a) and

(b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.
Section 2.12Payments Generally.
(a)All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Appropriate Lender its Pro Rata Share (or other applicable share provided for under this Agreement) of such payment in like funds as received by wire transfer to such Lender’s applicable Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.
(b)If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Tranche Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.
(c)Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:
(i)if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the applicable Overnight Rate from time to time in effect; and
(ii)if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the applicable Overnight Rate from time to time in effect. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.
A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.
(d)If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(e)The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.
(f)Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(g)Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.03. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may (to the fullest extent permitted by mandatory provisions of applicable Law), but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.
Section 2.13Sharing of Payments.
If, other than as expressly provided elsewhere herein or required by court order, any Lender shall obtain payment in respect of any principal or interest on account of the Loans made by it, or the participations in L/C Obligations and Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of any principal or interest on such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. For the avoidance of doubt, the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement as in effect from time to time (including the application of funds arising from the existence of a Defaulting Lender) or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted hereunder. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.
Section 2.14Incremental Credit Extensions.
(a)Incremental Commitments. The Borrower may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (an “Incremental Loan Request”), request (A) one or more new commitments which may be of the same Class as any outstanding Term Loans (a “Term Loan Increase”) or a new Class of term loans (collectively with any Term Loan Increase, the “Incremental Term Commitments”) and/or (B) one or more increases in the amount of the Revolving Credit Commitments (the “Incremental Revolving Credit Commitments” and the Incremental Revolving Credit Commitments, collectively with any Incremental Term Commitments, the “Incremental Commitments”), whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders.
(b)Incremental Loans. On the applicable date (each, an “Incremental Facility Closing Date”) specified in any Incremental Amendment (including through any Term Loan Increase or Incremental Revolving Credit Commitments, as applicable), subject to the satisfaction of the terms and conditions in this Section 2.14, (i) (A) each Incremental Term Lender of such Class shall make a Loan to the Borrower (an “Incremental Term Loan”) in an amount equal to its Incremental Term Commitment of such Class and (B) each Incremental Term Lender of such Class shall become a Lender hereunder with respect to the Incremental Term Commitment of such Class and the Incremental Term Loans of such Class made pursuant thereto and (ii) (A) each Incremental Revolving Credit Lender shall make its Commitment available to the Borrower in an amount equal to its Incremental Revolving Credit Commitment and (B) each Incremental Revolving Credit Lender shall become a Lender hereunder with respect to the Incremental Revolving Credit Commitment and the Revolving Credit Loans made pursuant thereto.
(c)Incremental Loan Request. Each Incremental Loan Request from the Borrower pursuant to this Section 2.14 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans or Incremental Revolving Credit Commitments. Incremental Term Loans may be made, and Incremental Revolving Credit Commitments may be provided, by any existing Lender (but no existing Lender will have an obligation to make any Incremental Commitment, nor will the Borrower have any obligation to approach any existing Lender to provide any Incremental Commitment) or by any

Additional Lender (each such existing Lender or Additional Lender providing such Commitment or Loan, an “Incremental Revolving Credit Lender” or “Incremental Term Lender,” as applicable, and, collectively, the “Incremental Lenders”); provided that the Administrative Agent, the Swing Line Lender and the L/C Issuer shall have consented (not to be unreasonably withheld or delayed) to such Additional Lender’s making such Incremental Term Loans or providing such Incremental Revolving Credit Commitments to the extent such consent, if any, would be required under Section 10.07(b) for an assignment of Term Loans or Revolving Credit Commitments, as applicable, to such Lender or Additional Lender.
(d)Effectiveness of Incremental Amendment. The effectiveness of any Incremental Amendment, and the Incremental Commitments thereunder, shall be subject to the satisfaction on the applicable date (which shall be no earlier than the date of such Incremental Amendment) specified therein (the “Incremental Amendment Date”) of each of the following conditions, together with any other conditions set forth in the Incremental Amendment:
(i)after giving effect to such Incremental Commitments, the conditions of Section 4.02 shall be satisfied (it being understood that all references to “the date of such Credit Extension” or similar language in such Section 4.02 shall be deemed to refer to the Incremental Amendment Date); provided, that, such Incremental Amendment may include, in connection with any Incremental Term Commitments the primary purpose of which is to finance a Permitted Acquisition that is a Limited Condition Transaction, (x) a limitation of the condition set forth in Section 4.02(i) to customary “specified representations” and (y) a limitation of the condition set forth in Section 4.02(ii) to any Event of Default under Section 8.01(a) or (f);
(ii)each Incremental Term Commitment shall be in an aggregate principal amount that is not less than $10,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $10,000,000 if such amount represents all remaining availability under the limit set forth in Section 2.14(d)(iii)) and each Incremental Revolving Credit Commitment shall be in an aggregate principal amount that is not less than $10,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $10,000,000 if such amount represents all remaining availability under the limit set forth in Section 2.14(d)(iii)) or, in each case, such lesser amount as approved by the Administrative Agent;
(iii)the aggregate principal amount of Incremental Term Loans made and Incremental Revolving Credit Commitments established under this Section 2.14 shall not exceed the greater of (i) $100,000,000 and (ii) 100% of Consolidated EBITDA;
(iv)to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (A) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date (conformed as appropriate) other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (B) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Incremental Lenders are provided with the benefit of the applicable Loan Documents; and
(v)after giving effect to any such Incremental Commitments (and, in the case of an Incremental Revolving Credit Commitment, assuming a full draw on such Incremental Revolving Credit Commitments, but excluding the proceeds of such Incremental Commitments from netting in the calculation of Consolidated Total Net Rent Adjusted Leverage Ratio), the Consolidated Total Net Rent Adjusted Leverage Ratio shall not exceed 5.25:1.00; provided, that if such Incremental Commitments are being incurred in connection with a Limited Condition Transaction and an LCT Election is made, the date of determination of whether this condition is satisfied shall be the LCT Test Date.

(e)Required Terms. The terms, provisions and documentation of the Incremental Term Loans and Incremental Term Commitments of any Class shall be as agreed between the Borrower and the applicable Incremental Term Lenders providing such Incremental Term Commitments, and except as otherwise set forth herein, to the extent not identical to any Class of Term Loans existing on the Incremental Facility Closing Date, shall be consistent with clause (i) below or otherwise reasonably satisfactory to the Administrative Agent; provided that in the case of a Term Loan Increase, the terms, provisions and documentation of such Term Loan Increase shall be identical (other than with respect to upfront fees, OID or similar fees) to the Term Loans being increased, in each case, as existing on the Incremental Facility Closing Date. The terms, provisions and documentation of an Incremental Revolving Credit Commitment shall be identical (other than with respect to upfront fees or similar fees) to the Revolving Credit Commitments being increased, in each case, as existing on the Incremental Facility Closing Date. In any event:
(i)the Incremental Term Loans:
(A)(I) shall rank pari passu in right of payment with the Obligations, (II) shall be incurred by the Borrower and guaranteed by the Guarantors and (III) shall be secured by the Collateral and shall rank pari passu in right of security with the Obligations,
(B)as of the Incremental Amendment Date, shall not have a final scheduled maturity date earlier than the Maturity Date of the Term A Loans or any Extended Term Loans as to which the Term A Loans were the Existing Term Loan Tranche,
(C)as of the Incremental Amendment Date, shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Term A Loans,
(D)shall have an Applicable Rate, and subject to clauses (e)(i)(B) and (e)(i)(C) above, final maturity and amortization determined by the Borrower and the applicable Incremental Term Lenders; provided the Applicable Rate, final maturity and amortization for a Term Loan Increase shall be the Applicable Rate, final maturity and amortization for the Class being increased,
(E)shall have fees determined by the Borrower and the applicable Incremental Term Loan arranger(s), and
(F)may participate on a pro rata basis or less than pro rata basis in any voluntary or mandatory prepayments of Term Loans hereunder.
(ii)the Incremental Revolving Credit Commitments:
(A)(I) shall rank pari passu in right of payment with the Obligations, (II) shall be incurred by the Borrower and guaranteed by the Guarantors and (III) shall be secured by the Collateral and shall rank pari passu in right of security with the Obligations,
(B)[reserved],
(C)on the Incremental Facility Closing Date all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Revolving Credit Lenders in accordance with their percentage of the Revolving Credit Commitments existing after giving effect to such Incremental Revolving Credit Commitments, provided, that in connection with such election the Swing Line Lender or the L/C Issuer may, in their sole discretion and with the consent of the Administrative Agent (not to be unreasonably withheld or delayed), agree in the applicable Incremental Amendment to increase the Swing Line Sublimit or the Letter of Credit Sublimit so long as such increase does not exceed the amount of the additional Revolving Credit Commitments,
(D)[reserved],
(E)[reserved], and
(F)shall have fees determined by the Borrower and the applicable Incremental Revolving Credit Commitment arranger(s).
(f)Incremental Amendment. Commitments in respect of Incremental Term Loans and Incremental Revolving Credit Commitments shall become additional Commitments pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Incremental Lender providing such Commitments, the Administrative Agent and, for purposes of any election and/or increase to the Swing Line Sublimit or Letter of Credit Sublimit pursuant to Section 2.14(e)(ii)(D), the Swing Line Lender and the L/C Issuer. The Incremental Amendment may, without the consent of any other Loan Party or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.14. The Borrower will use the proceeds of the Incremental Term Loans and Incremental Revolving Credit Commitments for any purpose not prohibited by this Agreement.
(g)Reallocation of Revolving Credit Exposure. Upon any Incremental Facility Closing Date of Incremental Revolving Credit Commitments pursuant to this Section 2.14, (a) each of the Revolving Credit Lenders shall assign to each of the Incremental Revolving Credit Lenders, and each of the Incremental Revolving Credit Lenders shall purchase from each of the Revolving Credit Lenders, at the principal amount thereof, such interests in the Revolving Credit Loans outstanding on such Incremental Facility Closing Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Credit Loans will be held by existing Revolving Credit Lenders and Incremental Revolving Credit Lenders ratably in accordance with their Revolving Credit Commitments after giving effect to the addition of such Incremental Revolving Credit Commitments to the Revolving Credit Commitments, (b) each Incremental Revolving Credit Commitment shall be deemed for all purposes a Revolving Credit Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Credit Loan and (c) each Incremental Revolving Credit Lender shall become a Lender with respect to the Incremental Revolving Credit Commitments and all matters relating thereto. The Administrative Agent and the Lenders hereby agree that the minimum borrowing and prepayment requirements in Section 2.02 and 2.05(a) of this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.
(h)Incremental Equivalent Debt. The Borrower may, upon notice to the Administrative Agent, at any time or from time to time after the Closing Date, issue, incur or otherwise obtain Indebtedness of the Borrower (and any Permitted Refinancing thereof) in respect of one or more series of pari passu or subordinated notes or loans (which may be unsecured or secured on a junior lien basis or, in the case of notes only, a pari passu basis with the Obligations), in each case issued in a public offering, Rule 144A or other private placement or bridge in lieu of the foregoing, or pari passu or subordinated mezzanine Indebtedness (which may be in the form of loans or notes and limited to being unsecured or secured solely on a junior lien basis), in each case, that are issued or made in lieu of Incremental Term Commitments (the “Incremental Equivalent Debt”); provided that (i) after giving Pro Forma Effect to both (x) the issuance or incurrence of such Incremental Equivalent Debt (assuming a borrowing of the maximum credit thereunder) and (y) any Specified Transactions consummated in connection therewith, the Consolidated Total Net Rent Adjusted Leverage Ratio does not exceed 5.25:1.00 (excluding the proceeds of such Incremental Equivalent Debt from netting in the calculation of Consolidated Total Net

Rent Adjusted Leverage Ratio), (ii) no Default or Event of Default shall have occurred and be continuing, provided that in the case of any Incremental Equivalent Debt the primary purpose of which is to finance a Permitted Acquisition that is a Limited Condition Transaction, this condition shall be no Event of Default under Section 8.01(a) or (f) shall have occurred and be continuing, (iii) the borrower and guarantors of such Incremental Equivalent Debt shall be Loan Parties, (iv) if such Incremental Equivalent Debt is (a) secured, then such Incremental Equivalent Debt shall be secured by only assets constituting Collateral and shall be subject to an Intercreditor Agreement, or (b) unsecured and subordinated to the Obligations, then such Incremental Equivalent Debt shall be subject to a Subordination Agreement (or, alternatively, terms in the definitive documentation for such Incremental Equivalent Debt substantially similar to those in such applicable agreement, as agreed by the Borrower and Administrative Agent), (v)(A) with respect to Incremental Equivalent Debt that is secured on a pari passu basis with the Obligations, such Incremental Equivalent Debt shall have a final maturity date which is no earlier than the then Latest Maturity Date and (B) with respect to Incremental Equivalent Debt that is secured on a junior basis with the Obligations or is unsecured, such Incremental Equivalent Debt shall have a maturity date which is no earlier than 91 days after the then Latest Maturity Date and (vi)(A) with respect to Incremental Equivalent Debt that is secured on a pari passu basis with the Obligations, such Incremental Equivalent Debt shall have a Weighted Average Life to Maturity which is equal to or greater than the Weighted Average Life to Maturity of the Term A Loans and (b) with respect to Incremental Equivalent Debt that is secured on a junior basis with the Obligations or is unsecured, such Incremental Equivalent Debt shall have a Weighted Average Life to Maturity which is equal to or greater than the Weighted Average Life to Maturity of the Term A Loans plus 91 days, (vii)(a) with respect to Incremental Equivalent Debt that is secured on a junior basis with the Obligations, such Incremental Equivalent Debt shall not be subject to any mandatory redemption or prepayment provisions or rights (except to the extent any such mandatory redemption or prepayment is required to be applied pro rata to the Term Loans and except with respect to customary “AHYDO catch-up payments”, offers to repurchase and prepayment events upon a change of control, asset sale or event of loss and a customary acceleration right after an event of default) and (viii) except as otherwise set forth in this clause (h), such Incremental Equivalent Debt shall have terms and conditions (other than with respect to pricing, fees, rate floors and optional prepayment or redemption terms) substantially similar to, or (taken as a whole) no more favorable (as reasonably determined by the Borrower) to the lenders or holders providing such Incremental Equivalent Debt, than those applicable to the Loans and Commitments (except for covenants or other provisions (a) conformed (or added) in the Loan Documents, for the benefit of the Lenders, pursuant to an amendment thereto subject solely to the reasonable satisfaction of the Administrative Agent or (b) applicable only to periods after the Latest Maturity Date at the time of the issuance or incurrence of such Incremental Equivalent Debt) or such terms and conditions shall be current market terms for such type of Incremental Equivalent Debt (as reasonably determined in good faith by the Borrower).
(i)This Section 2.14 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.
Section 2.15[Reserved].
Section 2.16Extension of Term Loans; Extension of Revolving Credit Loans.
(a)Extension of Term Loans. The Borrower may at any time and from time to time request that all or a portion of the Term Loans of a given Class (an “Existing Term Loan Tranche”) be amended to extend the scheduled Maturity Date(s) with respect to the Term Loans of such Existing Term Loan Tranche (any such Term Loans which have been so amended, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.16. In order to establish any Extended Term Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Term Loan Tranche) (each, a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall (x) be identical as offered to each Lender under such Existing Term Loan Tranche (including as to the proposed interest rates and fees payable, but excluding any arrangement, structuring or other similar fees payable in connection therewith that are not generally shared with all relevant Lenders) and offered pro rata to each Lender under such Existing Term Loan Tranche and (y) be identical to the Term Loans under the Existing Term Loan Tranche from which such Extended Term Loans are intended to be amended, except that: (i) all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Tranche, to the extent provided in the applicable Extension Amendment; provided, however, that at no time shall there be Classes of Extended Term Loans hereunder which have more than three (3) different Maturity Dates; (ii) the All-In Yield with respect to the Extended Term Loans (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the All-In Yield for the Term Loans of such Existing Term Loan Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans); and (iv) Extended Term Loans may have call protection as may be agreed by the Borrower and the Lenders thereof; provided, that no Extended Term Loans may be optionally prepaid prior to the Maturity Date of the Term A Loans, unless such optional prepayment is accompanied by a pro rata optional prepayment of the Term A Loans; provided, however, that (A) no Event of Default shall have occurred and be continuing at the time a Term Loan Extension Request is delivered to Lenders, (B) in no event shall the Maturity Date of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof be earlier than the Maturity Date of the Existing Term Loan Tranche, (C) the Weighted Average Life to Maturity of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof shall be no shorter than the remaining Weighted Average Life to Maturity of the Existing Term Loan Tranche, (D) all documentation in respect of such Extension Amendment shall be consistent with the foregoing and (E) any Extended Term Loans may participate on a pro rata basis or less than or greater than a pro rata basis in any voluntary repayments or prepayments of principal of Term Loans hereunder and on a pro rata basis or less than a pro rata basis, in any mandatory repayments or prepayments of Term Loans hereunder, in each case as specified in the respective Term Loan Extension Request. Any Extended Term Loans amended pursuant to any Term Loan Extension Request shall be designated a series (each, a “Term Loan Extension Series”) of Extended Term Loans for all purposes of this Agreement; provided that any Extended Term Loans amended from an Existing Term Loan Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Term Loan Extension Series with respect to such Existing Term Loan Tranche (in which case scheduled amortization with respect thereto shall be proportionately increased). Each request for a Term Loan Extension Series of Extended Term Loans proposed to be incurred under this Section 2.16 shall be in an aggregate principal amount that is not less than $25,000,000 (it being understood that the actual principal amount thereof provided by the applicable Lenders may be lower than such minimum amount) and the Borrower may impose an Extension Minimum Condition with respect to any Term Loan Extension Request, which may be waived by the Borrower in its sole discretion.
(b)Extension of Revolving Credit Commitments. The Borrower may at any time and from time to time request that all or a portion of the Revolving Credit Commitments of a given Class (each, an “Existing Revolver Tranche”) be amended to extend the Maturity Date with respect to all or a portion of any principal amount of such Revolving Credit Commitments (any such Revolving Credit Commitments which have been so amended, “Extended Revolving Credit Commitments”) and to provide for other terms consistent with this Section 2.16. In order to establish any Extended Revolving Credit Commitments, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Revolver Tranche) (each, a “Revolver Extension Request”) setting forth the proposed terms of the Extended Revolving Credit Commitments to be established, which shall (x) be identical as offered to each Lender under such Existing Revolver Tranche (including as to the proposed interest rates and fees payable, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with all relevant Lenders) and offered pro rata to each Lender under such Existing Revolver Tranche and (y) be identical to the Revolving Credit Commitments under the Existing Revolver Tranche from which such Extended Revolving Credit Commitments are to be amended, except that: (i) the Maturity Date of the Extended

Revolving Credit Commitments may be delayed to a later date than the Maturity Date of the Revolving Credit Commitments of such Existing Revolver Tranche, to the extent provided in the applicable Extension Amendment; provided, however, that at no time shall there be Classes of Extended Revolving Credit Commitments hereunder which have more than three (3) different Maturity Dates; (ii) the All-In Yield with respect to extensions of credit under the Extended Revolving Credit Commitments (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the All-In Yield for extensions of credit under the Revolving Credit Commitments of such Existing Revolver Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Revolving Credit Commitments); and (iv) all borrowings under the applicable Revolving Credit Commitments (i.e., the Existing Revolver Tranche and the Extended Revolving Credit Commitments of the applicable Revolver Extension Series) and repayments thereunder shall be made on a pro rata basis (except for (I) payments of interest and fees at different rates on Extended Revolving Credit Commitments (and related outstandings) and (II) repayments required upon the Maturity Date of the non-extending Revolving Credit Commitments); provided, further, that (A) no Event of Default shall have occurred and be continuing at the time a Revolver Extension Request is delivered to Lenders, (B) in no event shall the Maturity Date of any Extended Revolving Credit Commitments of a given Revolver Extension Series at the time of establishment thereof be earlier than the then Latest Maturity Date of any other Revolving Credit Commitments hereunder and (C) all documentation in respect of such Extension Amendment shall be consistent with the foregoing. Any Extended Revolving Credit Commitments amended pursuant to any Revolver Extension Request shall be designated a series (each, a “Revolver Extension Series”) of Extended Revolving Credit Commitments for all purposes of this Agreement; provided that any Extended Revolving Credit Commitments amended from an Existing Revolver Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Revolver Extension Series with respect to such Existing Revolver Tranche. Each request for a Revolver Extension Series of Extended Revolving Credit Commitments proposed to be incurred under this Section 2.16 shall be in an aggregate principal amount that is not less than $10,000,000 (it being understood that the actual principal amount thereof provided by the applicable Lenders may be lower than such minimum amount).
(c)Extension Request. The Borrower shall provide the applicable Extension Request at least five (5) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the date on which Lenders under the Existing Term Loan Tranche or Existing Revolver Tranche, as applicable, are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.16. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Tranche amended into Extended Term Loans or any of its Revolving Credit Commitments amended into Extended Revolving Credit Commitments, as applicable, pursuant to any Extension Request. Any Lender holding a Loan under an Existing Term Loan Tranche (each, an “Extending Term Lender”) wishing to have all or a portion of its Term Loans under the Existing Term Loan Tranche subject to such Extension Request amended into Extended Term Loans and any Revolving Credit Lender (each, an “Extending Revolving Credit Lender”) wishing to have all or a portion of its Revolving Credit Commitments under the Existing Revolver Tranche subject to such Extension Request amended into Extended Revolving Credit Commitments, as applicable, shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Term Loan Tranche or Revolving Credit Commitments under the Existing Revolver Tranche, as applicable, which it has elected to request be amended into Extended Term Loans or Extended Revolving Credit Commitments, as applicable (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate principal amount of Term Loans under the Existing Term Loan Tranche or Revolving Credit Commitments under the Existing Revolver Tranche, as applicable, in respect of which applicable Term Lenders or Revolving Credit Lenders, as the case may be, shall have accepted the relevant Extension Request exceeds the amount of Extended Term Loans or Extended Revolving Credit Commitments, as

applicable, requested to be extended pursuant to the Extension Request, Term Loans or Revolving Credit Commitments, as applicable, subject to Extension Elections shall be amended to Extended Term Loans or Revolving Credit Commitments, as applicable, on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive) based on the aggregate principal amount of Term Loans or Revolving Credit Commitments, as applicable, included in each such Extension Election.
(d)Extension Amendment. Extended Term Loans and Extended Revolving Credit Commitments shall be established pursuant to an amendment (each, a “Extension Amendment”) to this Agreement among the Borrower, the Administrative Agent and each Extending Term Lender or Extending Revolving Credit Lender, as applicable, providing an Extended Term Loan or Extended Revolving Credit Commitment, as applicable, thereunder, which shall be consistent with the provisions set forth in Sections 2.16(a) or (b) above, respectively (but which shall not require the consent of any other Lender). The effectiveness of any Extension Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date (conformed as appropriate) other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, are provided with the benefit of the applicable Loan Documents. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment. Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, incurred pursuant thereto, (ii) modify the scheduled repayments set forth in Section 2.07 with respect to any Existing Term Loan Tranche subject to an Extension Election to reflect a reduction in the principal amount of the Term Loans required to be paid thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans amended pursuant to the applicable Extension (with such amount to be applied ratably to reduce scheduled repayments of such Term Loans required pursuant to Section 2.07), (iii) modify the prepayments set forth in Section 2.05 to reflect the existence of the Extended Term Loans and the application of prepayments with respect thereto, (iv) address technical issues relating to funding and payments and (v) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.16, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Extension Amendment.
(e)No conversion of Loans pursuant to any Extension in accordance with this Section 2.16 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.
Section 2.17Defaulting Lenders.
(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.
(ii)Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default has occurred and is continuing), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit fees as provided in Section 2.03(h).
(iv)Reallocation of Pro Rata Share to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.03 and 2.04, the “Pro Rata Share” of each Non-Defaulting Lender’s Revolving Credit Loans and L/C Obligations shall be computed without giving effect to the Revolving Credit Commitment of that Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default has occurred and is continuing; and (ii) the aggregate obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Revolving Credit Commitment of that Non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Loans of that Non-Defaulting Lender under such Revolving Credit Commitments.
(b)Defaulting Lender Cure. If the Borrower, the Administrative Agent, Swing Line Lender and the L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Share (without giving effect to Section 2.17(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
ARTICLE III.
TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY
Section 3.01Taxes.
(a)Any and all payments made by or on account of any obligation of any Loan Party (the term Loan Party under Article III being deemed to include any Subsidiary for whose account a Letter of Credit is issued) under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by any applicable Law. If a Withholding Agent shall be required by any applicable Laws (as determined in the good faith discretion of an applicable Withholding Agent) to deduct or withhold any Taxes from or in respect of any sum payable under any Loan Document, then (i) if such Tax is an Indemnified Tax, the sum payable by the applicable Loan Party shall be increased as necessary so that after making all such required deductions or withholdings (including such deductions or withholdings applicable to additional sums payable under this Section 3.01), the applicable Recipient receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable Withholding Agent shall be entitled to make such deductions or withholdings, and (iii) the applicable Withholding Agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Laws. As soon as practicable after any payment of Taxes by a Loan Party to a Governmental Authority pursuant to this Section, the applicable Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(b)In addition, Each Loan Party shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)The Loan Parties agree to indemnify each Recipient, within ten (10) days after demand therefore, for the full amount of Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Loan Parties have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.7(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).
(e)(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (A), (B) and (D) of Section 3.01(e)(ii)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender:
(i)Without limiting the generality of the foregoing.
(A)Each Lender that is a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) executed copies of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)Each Lender that is not a United States person (as defined in Section 7701(a)(30) of the Code) (a “Foreign Lender”) shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) whichever of the following is applicable;
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E (or any successor forms) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E (or any successor forms) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed copies of Internal Revenue Service Form W-8ECI (or any successor forms);
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Sections 871(h) or 881(c) of the Code, (A) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a

“bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code hereto (any such certificate a “United States Tax Compliance Certificate”) and (B) executed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any successor forms);
(4)to the extent a Foreign Lender is not the beneficial owner, executed copies of Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by a Form W-8ECI, W-8BEN, W-8BEN-E (or any successor forms), a United States Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, Form W-9, or any other required information from each beneficial owner, as applicable (provided that, if the Lender is a partnership and one or more direct or indirect partners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate substantially in the form of Exhibit H-4 may be provided by such Foreign Lender on behalf of such partner(s)); or
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or around the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable U.S. federal income tax Laws (including the Treasury Regulations) as a basis for claiming a complete exemption from, or a reduction in, U.S. federal withholding tax on any payments to such Lender under the Loan Documents, , duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Laws and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Laws and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and, if necessary, to determine the amount to deduct and withhold from such payment. For purposes of this clause (e), the term “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(E)Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(f)If any Lender requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to this Section 3.01, then such Lender shall (at the request of the Borrower) use reasonable efforts to, as applicable, designate a different lending or issuing office for funding or booking its Loans hereunder or issuing Letters of Credit or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to this Section 3.01, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(g)If any Lender or the Administrative Agent determines, in its sole discretion, that it has received a refund in respect of any Indemnified Taxes as to which indemnification or additional amounts have been paid to it by a Loan Party pursuant to this Section 3.01, it shall pay an amount equal to such refund to such Loan Party (but only to the extent of indemnification or additional amounts paid by the Loan Party under this Section 3.01(g) with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of the Lender or Administrative Agent, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund net of any Taxes payable by the Administrative Agent or Lender on such interest); provided that the Loan Parties, upon the request of the Lender or the Administrative Agent, as the case may be, agree promptly to return such refund (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such party in the event such party is required to repay such refund to the relevant Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will any Lender or the Administrative Agent be required to pay any amount to a Loan Party pursuant to this paragraph (g) the payment of which would place any Lender or the Administrative Agent, as applicable, in a less favorable net after-Tax position than any Lender or the Administrative Agent, as applicable, would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 3.01(g) shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to Taxes that it deems confidential) to the Borrower or any other Person.
(h)For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 3.01 and the definition of “Indemnified Taxes”, include the L/C Issuer and any Swing Line Lender.
Section 3.02Illegality.
If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (a) any obligation of the Lenders to make Tranche Rate Loans, and any right of the Borrower to continue Tranche Rate Loans or to convert Base Rate Loans to Tranche Rate Loans, shall be suspended, (b) the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate”, and (c) the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Tranche Rate Loans to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such Tranche Rate Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such Tranche Rate Loans to such day, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon any prepayment or conversion contemplated by the foregoing clause (c), the Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment and conversion.

Section 3.03Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, SOFR or Successor Rates.
(a)Temporary Replacement of the Tranche Rate and Tenor Replacement. In the event that, prior to commencement of any Interest Period relating to a Tranche Rate Loan, the Administrative Agent shall determine or be notified by Required Lenders that no Successor Rate has been determined in accordance with Section 3.03(b) and either: (i) the Tranche Rate is unavailable, unrepresentative, or unreliable, (ii) the Tranche Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to Lenders of funding their Tranche Rate Loans for such Interest Period, or (iii) the making or funding of Tranche Rate Loans has become impracticable; then, in any such case, the Administrative Agent shall promptly provide notice of such determination to the Borrower and the Lenders (which shall be conclusive and binding on all parties hereto absent manifest error), and (A) any request for a Tranche Rate Loan or for a conversion to or continuation of a Tranche Rate Loan shall be automatically withdrawn and shall be deemed a request for a Base Rate Loan, (B) each Tranche Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (C) the obligations of the Lenders to make Tranche Rate Loans shall be suspended until the Administrative Agent or the Required Lenders determine that the circumstances giving rise to such suspension no longer exist, in which event the Administrative Agent shall so notify the Borrower and the Lenders. If a Successor Rate has been determined in accordance with Section 3.03(b) and the Administrative Agent determines, or the Required Lenders provide notice, that any of the circumstances described in clauses (i)-(iii) of this paragraph has occurred, then clauses (A)-(C) of this paragraph shall apply as if each reference to Tranche Rate therein were a reference to the Successor Rate.
(b)At any time (including in connection with the implementation of a Successor Rate), the Administrative Agent may remove any tenor of a Tranche Rate that is unavailable, non-representative, or not in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, in the Administrative Agent’s sole discretion, for Tranche Rate settings; provided however that the Administrative Agent may reinstate such previously removed tenor for Tranche Rate settings, if the Administrative Agent determines in its sole discretion that such tenor has become available and representative again.
(c)Tranche Rate Replacement.
(i)Notwithstanding anything to the contrary herein or in any other Loan Document (and, for the avoidance of doubt, “Loan Documents” shall not include any Secured Hedge Agreement), but without limiting Section 3.03(a) above, if the Administrative Agent determines (which determination shall be conclusive and binding on all parties hereto absent manifest error) that any of the circumstances described in Section 3.03(a)(i)-(iii) has occurred and is unlikely to be temporary or the administrator of the Tranche Rate or a Governmental Authority having or purporting to have jurisdiction over the Administrative Agent or such administrator has made a public statement identifying a specific date (the “Scheduled Unavailability Date”) after which the Tranche Rate will no longer be representative or made available or used for determining the interest rate of loans or otherwise cease or will no longer be in compliance or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Benchmarks, and there is no successor administrator satisfactory to the Administrative Agent, then on a date and time determined by the Administrative Agent, in consultation with the Borrower, (the “Tranche Rate Replacement Date”), but no later than the Scheduled Unavailability Date, the Tranche Rate will be replaced hereunder and under any other Loan Document with Daily Simple SOFR.
(ii)If the Successor Rate is based on Daily Simple SOFR, interest shall be due and payable on the last Business Day of every calendar month.

(iii)Notwithstanding anything to the contrary herein, if the Administrative Agent determines that Daily Simple SOFR is not available and administratively feasible prior to the Tranche Rate Replacement Date, or if any of the circumstances described in Section 3.03(b)(i) with regard to the Tranche Rate has occurred with respect to a Successor Rate then in effect, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing the Tranche Rate or any then current Successor Rate in accordance with this Section 3.03(b) with another alternative benchmark rate and a Spread Adjustment, giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities and any recommendations of a relevant Governmental Authority, and which Spread Adjustment or method for calculating such Spread Adjustment shall be published on an information service as selected by the Administrative Agent and the Borrower from time to time in their reasonable discretion. Any such alternative benchmark rate and Spread Adjustment shall constitute a Successor Rate hereunder. Any such amendment shall become effective on the date set forth in a written notice provided by the Administrative Agent to the Borrower and Lenders (such date to be five or more Business Days after the date of such notice) unless the Required Lenders have provided written notice of their objection to such amendment on or before the fifth Business Day after the Administrative Agent provides such notice.
(iv)The Administrative Agent will promptly (in one or more notices) notify the Borrower and the Lenders of the implementation of any Successor Rate. Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent, in consultation with the Borrower.
(v)In connection with the implementation and administration of a Successor Rate, the Administrative Agent, in consultation with the Borrower, will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that the Administrative Agent shall provide notice of such Conforming Changes to the Borrower and Lenders reasonably promptly after such amendment becomes effective.
(vi)Notwithstanding anything to the contrary herein, if the Successor Rate would be less than the Index Floor, the Successor Rate will be deemed to be the Index Floor for the purposes of this Agreement and the other Loan Documents.
(vii)The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, or any other matter related to the Tranche Rate or any Successor Rate, including the selection of such rate, any related Spread Adjustment, or any Conforming Changes, or whether the composition or characteristics of any Successor Rate and Spread Adjustment or Conforming Changes will be similar to, or produce the same value or economic equivalence of, the initial Tranche Rate.
(viii)Notwithstanding anything to the contrary contained herein, if, after the Closing Date, the Borrower enters into a Secured Hedge Agreement with respect to all or part of a Tranche Rate Loan and the floating interest rate under the Secured Hedge Agreement is Daily Simple SOFR, the Administrative Agent and the Borrower may agree to replace the Tranche Rate hereunder with Daily Simple SOFR and a Spread Adjustment without consent of any other party hereto; provided further that, if subsequent thereto, the Administrative Agent and the Borrower amend such Secured Hedge Agreement to include, or terminate such Secured Hedge Agreement and enter into a new Secured Hedge Agreement with, a floating interest rate thereunder of the original Tranche Rate, then the Administrative Agent and the Borrower may further agree to replace Daily Simple SOFR hereunder with the original Tranche Rate (and a Spread Adjustment, if applicable) hereunder without consent of any other party hereto; and, in either such event, (A) such rate shall be a Successor Rate hereunder, and (B) the Administrative Agent shall provide written notice thereof to the Lenders.
Section 3.04Increased Cost and Reduced Return; Capital Adequacy.
(a)If any Lender reasonably determines that as a result of a Change in Law, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Loans whose interest is determined by reference to SOFR or Term SOFR, or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (including any Taxes (other than (i) Indemnified Taxes or (ii) Excluded Taxes), including by imposing, modifying or holding applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, and excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from reserve requirements contemplated by Section 3.04(b)), then from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.
(b)If any Lender or the L/C Issuer reasonably determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loan held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy and liquidity and such Lender’s or such L/C Issuer’s desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower will pay to such Lender or the L/C Issuer, as the case may be, within fifteen (15) days after demand by such Lender, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.
Section 3.05Funding Losses.
Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, which demand shall set forth in reasonable detail the basis for requesting such amount, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense actually incurred by it as a result of:
(a)any continuation, conversion, payment or prepayment of any Tranche Rate Loan of the Borrower on a day other than the last day of the Interest Period for such Loan; or
(b)any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Tranche Rate Loan of the Borrower on the date or in the amount notified by the Borrower;

including any loss or expense (excluding loss of anticipated profits or margin) arising from the liquidation or reemployment of funds obtained by it to maintain such Tranche Rate Loan or from fees payable to terminate the deposits from which such funds were obtained.
Section 3.06Matters Applicable to All Requests for Compensation.
(a)If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or issuing Letters of Credit hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material economic, legal or regulatory respect; provided nothing in this Section 3.06(a) shall affect or postpone any Obligations of the Borrower or the rights of the Lenders under this Article III.
(b)If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue Tranche Rate Loans from one Interest Period to another Interest Period, or to convert Base Rate Loans into Tranche Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(d) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.
(c)Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of Section 3.01, 3.02, 3.03 or 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of Section 3.01, 3.02, 3.03 or 3.04 for any increased costs incurred or reductions suffered more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event giving rise to such claim and of such Lender’s intention to claim compensation therefor (except that, if the circumstance giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).
(d)If the obligation of any Lender to make or continue any Tranche Rate Loan or to convert Base Rate Loans into Tranche Rate Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s applicable Tranche Rate Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Tranche Rate Loans (or, in the case of any immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:
(i)to the extent that such Lender’s Tranche Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s applicable Tranche Rate Loans shall be applied instead to its Base Rate Loans; and
(ii)all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Tranche Rate Loans shall be made or continued instead as Base Rate Loans (if possible), and all Base Rate Loans of such Lender that would otherwise be converted into Tranche Rate Loans shall remain as Base Rate Loans.

(e)If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of any of such Lender’s Tranche Rate Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Tranche Rate Loans made by other Lenders under the applicable Facility are outstanding, if applicable, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Tranche Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Tranche Rate Loans under such Facility and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments for the applicable Facility.
(f)The Administrative Agent or Lender claiming compensation under this Article III shall deliver a certificate to the Borrower setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder, which shall be conclusive on the absence of manifest error. In determining such amounts, the Administrative Agent or Lender may use any reasonable averaging and attribution methods. The Administrative Agent or Lender claiming compensation under Section 3.04 shall do so only to the extent the Administrative Agent or Lender requires similarly situated borrowers under comparable credit facilities to pay such amounts.
(g)A Lender or the L/C Issuer shall be entitled to compensation under Section 3.04 only if it is such Lender’s or the L/C Issuer’s general policy or practice to demand compensation in similar circumstances under comparable provisions of other financing agreements.
Section 3.07Replacement of Lenders under Certain Circumstances.
If (i) any Lender ceases to make Tranche Rate Loans as a result of any condition described in Section 3.02 or Section 3.04, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 or 3.04, (iii) any Lender is a Non-Consenting Lender, (iv) any Lender becomes a Defaulting Lender, or (v) any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.07), all of its interests, rights and obligations under this Agreement (or, with respect to clause (iii) above, all of its interests, rights and obligations with respect to the Class of Loans or Commitments that is the subject of the related consent, waiver and amendment) and the related Loan Documents to one or more Eligible Assignees (provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person) that shall assume such obligations (any of which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.07(b)(ii)(B);
(b)such Lender shall have received payment of an amount equal to the applicable outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower;
(c)such Lender being replaced pursuant to this Section 3.07 shall (1) execute and deliver an Assignment and Assumption with respect to all, or a portion as applicable, of such Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, and (2) deliver any Notes evidencing such Loans to the Borrower or Administrative Agent (or a lost or destroyed note indemnity in lieu thereof); provided that the failure of any such Lender to execute an Assignment and Assumption or deliver such Notes shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment may be recorded in the Register and the Notes shall be deemed to be canceled upon such failure;
(d)the Eligible Assignee shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender;
(e)in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(f)such assignment shall not conflict with applicable Laws;
(g)any Lender that acts as the L/C Issuer may not be replaced hereunder at any time when it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to the L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to the L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to the L/C Issuer) have been made with respect to each such outstanding Letter of Credit; and
(h)the Lender that acts as the Administrative Agent cannot be replaced in its capacity as Administrative Agent other than in accordance with Section 9.06,
In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of each affected Lender or all the Lenders with respect to a certain Class or Classes of the Loans and/or Commitments and (iii) the Required Lenders (or, in the case of a consent, waiver or amendment involving all affected Lenders of a certain Class, the Required Class Lenders) have agreed (but solely to the extent required by Section 10.01) to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”
In connection with any such replacement, (i) if the Lender to be replaced is a Non-Consenting Lender, the Borrower shall pay to each Non-Consenting Lender, concurrently with the effectiveness of the respective assignment, the fee set forth in Section 2.05(a)(vi) to the extent applicable and (ii) if any such Non-Consenting Lender or Defaulting Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such replacement within five (5) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Non-Consenting Lender or Defaulting Lender, then such Non-Consenting Lender or Defaulting Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of the Non-Consenting Lender or Defaulting Lender.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 3.08Survival.
All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, resignation of the Administrative Agent and any assignment of rights by, or replacement of, any Lender.
ARTICLE IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
Section 4.01Conditions to Initial Credit Extension.
The obligation of each Lender to make a Credit Extension hereunder on the Closing Date is subject to satisfaction of the following conditions precedent:
(a)The Administrative Agent’s receipt of the following, each of which shall be originals or pdf copies or other facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party:
(i)a Committed Loan Notice in accordance with the requirements hereof;
(ii)executed counterparts of this Agreement;
(iii)a Note executed by the Borrower in favor of each Lender that has requested a Note at least two (2) Business Days in advance of the Closing Date;
(iv)the Security Agreement, Perfection Certificate, Intellectual Property Security Agreement and each other Collateral Document required to be executed on the Closing Date, duly executed by each Loan Party thereto, together with:
(A)certificates, if any, representing the Pledged Equity referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank; and
(B)evidence that all other actions, recordings and filings required by the Collateral Documents that the Administrative Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been taken, completed or otherwise provided for;
(v)such certificates of good standing (to the extent such concept exists) from the applicable secretary of state of the state of organization of each Loan Party, certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date;
(vi)an opinion from Weil, Gotshal & Manges LLP, counsel to the Loan Parties, in customary form;
(vii)a solvency certificate from the chief financial officer, chief accounting officer or other officer with duties of the Borrower (after giving effect to the Transactions) substantially in the form attached hereto as Exhibit D-2 (the “Solvency Certificate”); and

(viii)evidence that the Administrative Agent has been named as loss payee and/or additional insured, as applicable, under each insurance policy with respect to all insurance as to which the Administrative Agent shall have reasonably requested to be so named;
(b)Payment of all fees and expenses due to the Administrative Agent and the Arrangers, to the extent invoiced at least three (3) Business Days prior to the Closing Date (except as otherwise reasonably agreed by the Borrower), required to be paid on the Closing Date.
(c)Prior to or substantially concurrently with the initial Borrowing on the Closing Date, Closing Date Refinancing shall have been consummated.
(d)The Administrative Agent shall have received, at least two (2) days prior to the Closing Date, (i) all documentation and other information about the Borrower and the Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, that has been requested by the Administrative Agent in writing at least ten (10) days prior to the Closing Date and (ii) if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification for the Borrower, in each case, that has been requested by the Administrative Agent or any Lender in writing at least ten (10) Business Days prior to the Closing Date.
Without limiting the generality of the provisions of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
Section 4.02Conditions to All Credit Extensions.
The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Tranche Rate Loans) is subject to the following conditions precedent:
(i)The representations and warranties of each Loan Party set forth in Article V and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided, however, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.
(ii)No Default shall exist or would result from such proposed Credit Extension or from the application of the proceeds therefrom.
(iii)The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Tranche Rate Loans) submitted by the Borrower after the Closing Date shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(i) and (ii) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES
The Borrower and each of the Subsidiary Guarantors party hereto represent and warrant to the Administrative Agent and the Lenders at the time of each Credit Extension (to the extent required to be true and correct for such Credit Extension pursuant to Article IV) that:
Section 5.01Existence, Qualification and Power; Compliance with Laws.
Each Loan Party and each Subsidiary of the Borrower that is a Material Subsidiary (a) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization (to the extent such concept exists in such jurisdiction), (b) has all requisite power and authority to (i) own or lease its assets and carry on its business as currently conducted and (ii) in the case of the Loan Parties, execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing (to the extent such concept exists in such jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all applicable Laws, orders, writs and injunctions and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (a) (other than with respect to Holdings and the Borrower), (b)(i) (other than with respect to Holdings and the Borrower), (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
Section 5.02Authorization; No Contravention.
The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transactions, (a) have been duly authorized by all necessary corporate or other organizational action, and (b) do not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject or (iii) violate any Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clauses (ii) and (iii), to the extent that such violation, conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.
Section 5.03Governmental Authorization; Other Consents.
No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or made or in full force and effect pursuant to the

Collateral and Guarantee Requirement) and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.
Section 5.04Binding Effect.
This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is a party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is a party thereto in accordance with its terms, except as such enforceability may be limited by (i) Debtor Relief Laws and by general principles of equity principles of good faith and fair dealing, and (ii) the need for filings and registrations necessary to create or perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (iii) the effect of foreign Laws, rules and regulations as they relate to pledges of Equity Interests in Foreign Subsidiaries.
Section 5.05Financial Statements; No Material Adverse Effect.
(a)The audited financial statements of the Parent as of the fiscal year ending on or around December 31, 2021 fairly present in all material respects the financial condition of the Parent as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein.
(b)The unaudited financial statements of the Parent as of the fiscal quarter ending on or around September 30, 2022 fairly present in all material respects the financial condition of the Parent as of the date thereof and its results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except (i) as otherwise expressly noted therein and (ii) to normal year-end audit adjustments, the absence of footnotes and other presentation items.
(c)Since December 26, 2021, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
Section 5.06Litigation.
There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, overtly threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues (other than actions, suits, proceedings and claims in connection with the Transactions) that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Section 5.07Ownership of Property, Liens.
The Borrower and each of its Subsidiaries has good record title to, or valid leasehold interests in, or easements or other limited property interests in, all Real Property necessary in the ordinary conduct of its business, free and clear of all Liens except as set forth in Schedule 7.01(b) and except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 7.01 and except where the failure to have such title or other interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.08Environmental Matters.
Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:
(a)each Loan Party and its respective properties and operations are in compliance with all Environmental Laws, which includes obtaining and maintaining all applicable Environmental Permits required under such Environmental Laws to carry on the business of the Loan Parties;
(b)the Loan Parties have not received any written notice that alleges any of them is in violation of or potentially liable under any Environmental Laws and none of the Loan Parties nor any of the Real Property is the subject of any claims, investigations, liens, demands, or judicial, administrative or arbitral proceedings pending or, to the knowledge of the Borrower, threatened in writing, under any Environmental Law the effect of which would be to impose liability on any Loan Party under such Environmental Law or to revoke or modify any Environmental Permit held by any of the Loan Parties; and
(c)there has been no Release of Hazardous Materials on, at, under or from any Real Property or facilities owned, operated or leased by any of the Loan Parties, or, to the knowledge of the Borrower, Real Property formerly owned, operated or leased by any Loan Party that, in any case, could reasonably be expected to require the Borrower to perform any investigation, remedial activity or corrective action or cleanup under Environmental Laws or could otherwise reasonably be expected to result in the Borrower incurring liability under Environmental Laws.
Section 5.09Taxes.
The Borrower and its Subsidiaries have timely filed all tax returns required to be filed by them, and have paid all Taxes levied or imposed upon them or their properties, income, profits or assets, that are due and payable (including in their capacity as a withholding agent), except (i) those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP, or (ii) as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. There is no proposed Tax deficiency or assessment known to any Loan Parties against the Loan Parties that, if made would, individually or in the aggregate, have a Material Adverse Effect.
Section 5.10ERISA Compliance.
(a)Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other applicable Federal or state Laws.
(b)(i) No ERISA Event has occurred or is reasonably expected to occur; (ii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); and (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan, except, with respect to each of the foregoing clauses of this Section 5.10(b), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(c)As of the First Amendment Effective Date the Borrower is not and will not be using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to the Borrower’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement.
Section 5.11Subsidiaries; Equity Interests.
As of the Closing Date (after giving effect to the Transactions), no Loan Party has any Material Subsidiaries other than those specifically disclosed in Schedule 5.11, and all of the outstanding Equity Interests owned by the Loan Parties (or a Subsidiary of any Loan Party) in such Material Subsidiaries have been validly issued and are fully paid and all Equity Interests owned by a Loan Party (or a Subsidiary of any Loan Party) in such Material Subsidiaries are owned free and clear of all Liens except (i) those created under the Collateral Documents and (ii) any Lien that is permitted under Section 7.01. As of the Closing Date, Schedules 1(a) and 5(a) to the Perfection Certificate (a) set forth the name and jurisdiction of each Domestic Subsidiary that is a Loan Party, (b) set forth the ownership interest of the Borrower and any other Subsidiary thereof in each Subsidiary, including the percentage of such ownership and (c) identifies each Subsidiary that is a Subsidiary the Equity Interests of which are required to be pledged on the Closing Date pursuant to the Collateral and Guarantee Requirement.
Section 5.12Margin Regulations; Investment Company Act.
(a)The Borrower is not engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Borrowings or drawings under any Letter of Credit will be used for any purpose that violates Regulation U of the Board of Governors of the United States Federal Reserve System.
(b)Neither the Borrower nor any of its Subsidiaries is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
Section 5.13Disclosure.
No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party (other than projected financial information, pro forma financial information and information of a general economic or industry nature) to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading. With respect to projected financial information and pro forma financial information, the Borrower represents that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material. As of the First Amendment Effective Date, the information included in any Beneficial Ownership Certification delivered to the Administrative Agent or any Lender, if applicable, is true and correct in all material respects.
Section 5.14Labor Matters.
Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened and (b) hours worked by and payments made to employees of the Borrower or any of its Subsidiaries have been in compliance with the Fair Labor Standards Act or any other applicable Laws dealing with such matters.

Section 5.15Intellectual Property; Licenses, Etc.
The Borrower and its Subsidiaries own, license or possess the right to use all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, licenses, technology, software, know-how database rights, design rights and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses as currently conducted, and such IP Rights do not conflict with the rights of any Person, except to the extent the absence of such IP Rights and such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, the operation of the respective businesses of the Borrower and its Subsidiaries as currently conducted does not infringe upon any rights held by any Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the IP Rights is pending or, to the knowledge of the Borrower, threatened in writing against any Loan Party or any of the Subsidiaries of the Borrower, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Section 5.16Solvency.
On the Closing Date, after giving effect to the Transactions, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.
Section 5.17Subordination of Junior Financing.
The Obligations under any Facility are “Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) under, and as defined in, any Junior Financing Documentation in respect of any Junior Financing that is subordinated in right of payment to the Obligations under such Facility.
Section 5.18USA Patriot Act, Anti-Corruption Laws and Sanctions.
(a)To the extent applicable, each of Holdings and its Subsidiaries is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the USA Patriot Act.
(b)(i) No part of the proceeds of the Loans (or any Letter of Credit) will be used directly or, to the knowledge of Holdings and its Subsidiaries, indirectly, (A) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, or for any other purpose, in each case in violation of the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act 2010 or any other applicable Anti-Corruption Laws and (ii) Holdings, its Subsidiaries and, to the knowledge of Holdings or such Subsidiary, their respective directors, officers and employees, are currently in compliance in all material respects with the FCPA and all other applicable Anti-Corruption Laws.
(c)(i) None of Holdings or its Subsidiaries will directly or, to the knowledge of Holdings or such Subsidiary, indirectly, use the proceeds of the Loans in violation of applicable Sanctions or otherwise knowingly make available such proceeds to any Person for the purpose of financing the activities of any Sanctioned Person, except to the extent licensed, exempted or otherwise approved by a competent governmental body responsible for enforcing such Sanctions, (ii) none of Holdings, any Subsidiary or to the knowledge of Holdings or such Subsidiary, their respective directors, officers or employees or, to the knowledge of the Borrower, any controlled Affiliate of Holdings, the Borrower or its Subsidiaries that will act in any capacity in connection with or benefit from any Facility, is a Sanctioned Person and (iii) none of Holdings, its Subsidiaries or, to the knowledge of Holdings or such Subsidiary, their respective directors, officers and employees, are in violation of applicable Sanctions in all material respects.
Section 5.19Security Documents.
Except as otherwise contemplated hereby or under any other Loan Documents, the provisions of the Collateral Documents, together with such filings and other actions required to be taken hereby or by the applicable Collateral Documents (including the delivery to the Administrative Agent of any Pledged Debt and any Pledged Equity required to be delivered pursuant to the applicable Collateral Documents), are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties, except as otherwise provided hereunder, including subject to Liens permitted by Section 7.01, a legal, valid, enforceable and perfected first priority Lien on all right, title and interest of the respective Loan Parties in the Collateral described therein.
Notwithstanding anything herein (including this Section 5.19) or in any other Loan Document to the contrary, neither the Borrower nor any other Loan Party makes any representation or warranty as to (A) the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of the Administrative Agent or any Lender with respect thereto, under foreign Law, (B) the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest to the extent such pledge, security interest, perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or (C) on the Closing Date and until required pursuant to Section 6.11 or 4.01(a)(iv), the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or enforceability of any pledge or security interest to the extent not required on the Closing Date pursuant to Section 4.01(a)(iv).
ARTICLE VI.
AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) obligations under Secured Treasury Services Agreements or obligations under Secured Hedge Agreements as to which arrangements reasonably satisfactory to the applicable Hedge Bank or Treasury Services Bank have been made) hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the L/C Issuer or such Letter of Credit has been deemed reissued under another agreement reasonably acceptable to the L/C Issuer), then from and after the Closing Date, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.15) cause each of its Subsidiaries to:
Section 6.01Financial Statements.
Deliver to the Administrative Agent for prompt further distribution to each Lender:
(a)commencing with the fiscal year ending on or around December 31, 2022, within one hundred twenty (120) days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of comprehensive income, shareholders’ equity and cash flows for such fiscal year, setting forth in each case commencing with the fiscal year ending on or around December 31, 2022, in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an accounting firm, which accounting firm shall, commencing with the fiscal year ending December 31, 2022, be an independent registered public accounting firm of nationally recognized standing, which report and opinion (i) shall be prepared in accordance with generally accepted auditing standards and (ii) shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (except as may be required as a result of (x) a prospective Event of Default with respect to any Financial Covenant, (y) an actual Event of Default with respect to any Financial Covenant or (z) the impending maturity of any Facility or any Incremental Equivalent Debt); and
(b)commencing with the fiscal quarter ending on or around March 31, 2023, within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter and the related (i) consolidated statements of comprehensive income for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case commencing with the fiscal quarter ending on or around March 31, 2023 in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;
Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of the Borrower and its Subsidiaries by furnishing (A) the applicable financial statements of Holdings (or any direct or indirect parent of Holdings) or (B) the Borrower’s or Holdings’ (or any direct or indirect parent thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to clauses (A) and (B), (i) to the extent such information relates to Holdings (or a parent thereof), such information is accompanied by unaudited consolidating information that explains in reasonable detail the differences between the information relating to Holdings (or such direct or indirect parent thereof), on the one hand, and the information relating to the Borrower and its consolidated Subsidiaries on a standalone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are, to the extent applicable, accompanied by a report and opinion of any accounting firm, which accounting firm shall, commencing with the fiscal year ending on or around December 31, 2022, be an independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (except as may be required as a result of (x) a prospective Event of Default with respect to any Financial Covenant, (y) an actual Event of Default with respect to any Financial Covenant or (z) the impending maturity of any Facility or any Incremental Equivalent Debt).
Documents required to be delivered pursuant to Section 6.01 and Section 6.02(b) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower (or any direct or indirect parent of the Borrower) posts such documents, or provides a link thereto on the website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that (i) upon written request by the

Administrative Agent, the Borrower shall deliver paper copies of such documents (which may be electronic copies delivered via electronic mail) to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent (which may be electronic copies delivered via electronic mail). Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.
The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, DebtDomain, SyndTrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Subsidiaries, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that so long as the Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arrangers shall treat the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark the Borrower Materials “PUBLIC.”
Section 6.02Certificates; Other Information.
Deliver to the Administrative Agent for prompt further distribution to each Lender:
(a)no later than five (5) days after the delivery of the financial statements referred to in Section 6.01(a) and (b) a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;
(b)promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Borrower (or any direct or indirect parent of the Borrower) or any Subsidiary of the Borrower files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant to any other clause of this Section 6.02;
(c)together with the delivery of each Compliance Certificate pursuant to Section 6.02(a), a report setting forth the information required by those sections of the Perfection Certificate describing the legal name and the jurisdiction of formation of each Loan Party and the location of the chief executive office of each Loan Party or confirming that there has been no change in such information since the Closing Date or, if later, the date of the last such report; and
(d)promptly, such additional information regarding the business, legal, financial or corporate affairs of the Loan Parties or any of their respective Subsidiaries, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.
Section 6.03Notices.
Promptly after a Responsible Officer of the Borrower has obtained actual knowledge thereof, notify the Administrative Agent:
(a)of the occurrence of any Default;
(b)of the occurrence of an ERISA Event which could reasonably be expected to result in a Material Adverse Effect; and
(c)of the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority against the Borrower or any of its Subsidiaries, that could in each case reasonably be expected to result in a Material Adverse Effect.
Each notice pursuant to this Section 6.03 shall be accompanied by a written statement of a Responsible Officer of the Borrower (x) that such notice is being delivered pursuant to Section 6.03(a), (b) or (c) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.
Section 6.04Payment of Taxes.
Pay, discharge or otherwise satisfy, as the same shall become due and payable in the normal conduct of its business, all its obligations and liabilities in respect of Taxes imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent (a) any such Tax is being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP or (b) the failure to pay or discharge the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 6.05Preservation of Existence, Etc.
(a)Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization, and
(b)take all reasonable action to maintain all rights, privileges (including its good standing where applicable in the relevant jurisdiction), permits, licenses and franchises material to the ordinary conduct of its business, except, in the case of clause (a) (other than with respect to the Borrower) or (b), to the extent (i) that failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) pursuant to any merger, consolidation, liquidation, dissolution or Disposition permitted by Article VII.
Section 6.06Maintenance of Properties.
Except if the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and fire, casualty or condemnation excepted.
Section 6.07Maintenance of Insurance.
Maintain with insurance companies that the Borrower believes (in the good faith judgment of its management) are financially sound and reputable at the time the relevant coverage is placed or renewed, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and the Subsidiaries of the Borrower) as are customarily carried under similar circumstances by such other Persons. Each such policy of insurance shall as appropriate (i) name the Administrative Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interest may appear or (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties, as loss payee thereunder.
Section 6.08Compliance with Laws.
Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 6.09Books and Records.
Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP and which reflect all material financial transactions and matters involving the assets and business of the Borrower or a Subsidiary of the Borrower, as the case may be (it being understood and agreed that certain Foreign Subsidiaries maintain individual books and records in conformity with generally accepted accounting principles in their respective countries of organization and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder).
Section 6.10Inspection Rights.
Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year and only one (1) such time shall be at the Borrower’s expense; provided, further, that during the continuance of an Event of Default, the Administrative Agent (or any of its respective representatives or independent contractors), on behalf of the Lenders, may do any of the foregoing as often as may be reasonably desired at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 6.10, none of the Borrower or any of its Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (c) is subject to attorney-client or similar privilege or constitutes attorney work product; provided that the Borrower shall notify the Administrative Agent that information is being withheld in reliance on this sentence.
Section 6.11Additional Collateral; Additional Guarantors.
At the Borrower’s expense, subject to the limitations and exceptions of this Agreement, including, without limitation, the provisions of the Collateral and Guarantee Requirement and any applicable limitation in any Collateral Document, take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:
(a)Upon the formation or acquisition of any new direct or indirect wholly owned Material Domestic Subsidiary (in each case, other than an Excluded Subsidiary) by any Loan Party or any Subsidiary becoming a wholly owned Material Domestic Subsidiary (in each case, other than an Excluded Subsidiary):
(i)within sixty (60) days after such formation or acquisition or such a Subsidiary so becoming a Material Domestic Subsidiary, or such longer period as the Administrative Agent may agree in its discretion:
(A)cause each such Material Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Administrative Agent, other than with respect to any Excluded Assets, joinders to this Agreement as Guarantors, Security Agreement Supplements, Intellectual Property Security Agreements, a counterpart of the Intercompany Note, joinders to any Intercreditor Agreements then in effect and other security agreements and documents as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Security Agreement, Intellectual Property Security Agreements and other security agreements in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement;
(B)cause each such Material Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement (and the parent of each such Material Domestic Subsidiary that is a Guarantor) to deliver any and all certificates representing Equity Interests (to the extent certificated) and intercompany notes (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement or the Security

Agreement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank;
(C)take and cause such Material Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement and the parent of such Material Domestic Subsidiary to take whatever action (including the filing of UCC financing statements and delivery of stock and membership interest certificates to the extent certificated) as may be required pursuant to the terms of the Collateral Documents or as may be necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and perfected first priority Liens (subject to Liens permitted by Section 7.01) to the extent required by the Collateral and Guarantee Requirement, and to otherwise comply with the requirements of the Collateral and Guarantee Requirement;
(ii)if reasonably requested by the Administrative Agent, within sixty (60) days after such request (or such longer period as the Administrative Agent may agree in its discretion), deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the Lenders, of counsel for the Loan Parties to the Administrative Agent as to such matters set forth in this Section 6.11(a) as the Administrative Agent may reasonably request;
(iii)[reserved]
(iv)if reasonably requested by the Administrative Agent, within sixty (60) days after such request (or such longer period as the Administrative Agent may agree in its discretion), deliver to the Administrative Agent any other items necessary from time to time to satisfy the Collateral and Guarantee Requirement with respect to perfection and existence of security interests with respect to property of any Guarantor acquired after the Closing Date and subject to the Collateral and Guarantee Requirement, but not specifically covered by the preceding clauses (i) or (ii) .
Section 6.12Compliance with Environmental Laws.
Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, comply, and take all reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and, in each case to the extent the Loan Parties are required by applicable Environmental Laws, conduct any investigation, remedial or other corrective action necessary to address Hazardous Materials at any property or facility in accordance with applicable Environmental Laws.
Section 6.13Further Assurances.
Promptly upon reasonable request by the Administrative Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents, to the extent required pursuant to the Collateral and Guarantee Requirement.
Section 6.14[Reserved].

Section 6.15[Reserved].
Section 6.16Use of Proceeds.
Use the proceeds of any Borrowing on the Closing Date, whether directly or indirectly, in a manner consistent with the uses set forth in the preliminary statements to this Agreement, and after the Closing Date, use the proceeds of any Borrowing or Letter of Credit for any purpose not otherwise prohibited under this Agreement, including for general corporate purposes, working capital needs, the repayment of Indebtedness, the making of Restricted Payments and the making of Investments.
Section 6.17[Reserved].
Section 6.18[Reserved].
Section 6.19Anti-Corruption Laws; Sanctions.
Conduct its business in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other applicable Anti-Corruption Laws and with all applicable Sanctions.
ARTICLE VII.
NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) obligations under Secured Treasury Services Agreements or obligations under Secured Hedge Agreements as to which arrangements reasonably satisfactory to the applicable Hedge Bank or Treasury Services Bank have been made) hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the L/C Issuer or such Letter of Credit has been deemed reissued under another agreement reasonably acceptable to the L/C Issuer), then from and after the Closing Date, the Borrower (and, with respect to Section 7.14 only, Holdings) shall not and shall not permit any of its Subsidiaries to, directly or indirectly:
Section 7.01Liens.
Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(a)Liens created pursuant to any Loan Document;
(b)Liens existing on the First Amendment Effective Date and listed in Schedule 7.01(b) and any modifications, replacements, renewals, refinancings or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof, and (ii) the replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens, to the extent constituting Indebtedness, is permitted by Section 7.03;

(c)Liens for taxes, assessments or governmental charges (i) that are not overdue for a period of more than thirty (30) days or that are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or the equivalent accounting principles in the relevant local jurisdiction or (ii) that are not required to be paid pursuant to Section 6.04;
(d)statutory or common law Liens of landlords, sublandlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens, so long as, in each case, such Liens secure amounts not overdue for a period of more than thirty (30) days or if more than thirty (30) days overdue, are unfiled and no other action has been taken to enforce such Liens or that are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or the equivalent accounting principles in the relevant local jurisdiction;
(e)(i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, health, disability or employee benefits, unemployment insurance and other social security laws or similar legislation or regulation or other insurance-related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings, the Borrower or any of its Subsidiaries;
(f)deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business or consistent with past practice or industry practice;
(g)easements, rights-of-way, covenants, conditions, restrictions (including zoning restrictions), encroachments, protrusions and other similar encumbrances and minor title defects affecting Real Property that do not in the aggregate materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries, taken as a whole, or the use of the property for its intended purpose;
(h)Liens securing judgments or orders for the payment of money not constituting an Event of Default under Section 8.01(h);
(i)leases, licenses, cross-licenses, subleases or sublicenses granted to others in the ordinary course of business which (i) do not interfere in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole, (ii) do not secure any Indebtedness or (iii) are permitted by Section 7.05;
(j)Liens in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(k)Liens (i) of a collection bank arising under Section 4-208 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking or other financial institution arising as a matter of Law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions;

(l)Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.06 to be applied against the purchase price for such Investment or other acquisition, and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or other acquisition or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;
(m)Liens (i) in favor of the Borrower or a Subsidiary of the Borrower on assets of a Non-Loan Party or (ii) in favor of the Borrower or any Subsidiary Guarantor on assets of a Subsidiary of the Borrower;
(n)any interest or title (and all encumbrances and other matters affecting such interest or title) of a lessor, sublessor, licensor or sublicensor or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under leases, subleases, licenses, cross-licenses or sublicenses entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;
(o)Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;
(p)Liens deemed to exist in connection with Investments in repurchase agreements under Section 7.06 or the definition of “Permitted Investments”;
(q)Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts maintained in the ordinary course of business and not for speculative purposes;
(r)Liens that are contractual rights of set-off or rights of pledge (i) relating to the establishment of depository relations with banks or other deposit-taking financial institutions and not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any of its Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Subsidiaries in the ordinary course of business;
(s)Liens solely on any cash earnest money deposits made by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;
(t)ground leases in respect of Real Property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located;
(u)Liens to secure Indebtedness permitted under Section 7.03(e); provided that (i) such Liens are created within two hundred seventy (270) days of the acquisition, construction, repair, lease or improvement of the property subject to such Liens, (ii) such Liens do not at any time encumber property (except for replacements, additions and accessions to such property) other than the property financed by such Indebtedness and the proceeds and products thereof and customary security deposits and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for replacements, additions and accessions to such assets) other than the assets subject to such Capitalized Leases and the proceeds and products thereof and customary security deposits; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(v)Liens on property of any Non-Loan Party, which Liens secure Indebtedness of any Non-Loan Party permitted under Section 7.03 or other obligations of any Non-Loan Party not constituting Indebtedness;
(w)Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary of the Borrower, in each case after the Closing Date; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary of the Borrower, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (iii) the Indebtedness secured thereby is permitted under Section 7.03(g), (m) or (s);
(x)(i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies, and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any Real Property that does not materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries, taken as a whole;
(y)Liens arising from precautionary Uniform Commercial Code financing statement or similar filings;
(z)Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(aa)the modification, replacement, renewal or extension of any Lien permitted by clauses (b), (u), and (w) of this Section 7.01; provided that (i) the Lien does not extend to any additional property, other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof, and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03 (to the extent constituting Indebtedness);
(ab)Liens with respect to property or assets of the Borrower or any of its Subsidiaries securing obligations in an aggregate principal amount outstanding at any time not to exceed the greater of $20,000,000 and 20.0% of Consolidated EBITDA, in each case determined as of the date of incurrence;
(ac)[Reserved];
(ad)[Reserved];
(ae)Liens on specific items of inventory or other goods and the proceeds thereof of any Person securing such Person’s obligations in respect of letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods in the ordinary course of business;
(af)deposits of cash with the owner or lessor of premises leased and operated by the Borrower or any of its Subsidiaries to secure the performance of the Borrower’s or such Subsidiary’s obligations under the terms of the lease for such premises;
(ag)Liens securing Incremental Equivalent Debt;
(ah)[reserved]; and

(ai)Liens in respect of any Sale Leaseback Transaction, in each case on the assets or property sold and leased back in such Sale Leaseback Transaction.
The expansion of Liens by virtue of accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, amortization of original issue discount and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Liens for purposes of this Section 7.01.
Section 7.02[Reserved].
Section 7.03Indebtedness.
Create, incur, assume or suffer to exist any Indebtedness, except:
(a)Indebtedness under the Loan Documents;
(b) (i) Indebtedness outstanding on the First Amendment Effective Date and listed in Schedule 7.03(b) and any Permitted Refinancing thereof and (ii) intercompany Indebtedness among the Borrower and any Subsidiary of the Borrower outstanding on the Closing Date and any Permitted Refinancing thereof; provided that all such Indebtedness of the Borrower or any Subsidiary Guarantor owed to any Non-Loan Party shall be unsecured and subordinated to the Obligations pursuant to an Intercompany Note;
(c)Guarantees by the Borrower and any Subsidiary of the Borrower in respect of Indebtedness of the Borrower or any Subsidiary of the Borrower otherwise permitted hereunder; provided that (A) no Guarantee by any Subsidiary of any Indebtedness constituting a Specified Junior Financing Obligation, Incremental Equivalent Debt or Permitted Ratio Debt shall be permitted unless such guaranteeing party shall have also provided a Guarantee of the Obligations on the terms set forth herein, (B) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness and (C) if such Guaranty is by the Borrower or any Subsidiary Guarantor in respect of Indebtedness of a Subsidiary that is not a Subsidiary Guarantor, such Guaranty shall constitute a Restricted Investment permitted by Section 7.06 or a Permitted Investment (other than under clause (1) of the definition of “Permitted Investments”);
(d)Indebtedness of the Borrower or any Subsidiary of the Borrower owing to the Borrower or any Subsidiary of the Borrower or issued or transferred to any direct or indirect parent of the Borrower which is substantially contemporaneously transferred the Borrower or any Subsidiary of the Borrower to the extent constituting a Restricted Investment permitted by Section 7.06 or a Permitted Investment; provided that all such Indebtedness of the Borrower or any Subsidiary Guarantor owed to any Non-Loan Party shall be unsecured and subordinated to the Obligations pursuant to the Intercompany Note;
(e)(i) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) financing an acquisition, construction, repair, replacement, lease or improvement of a fixed or capital asset incurred by the Borrower or any Subsidiary of the Borrower prior to or within two hundred seventy (270) days after the acquisition, construction, repair, replacement, lease or improvement of the applicable asset and any Permitted Refinancing thereof in an aggregate amount not to exceed the greater of $20,000,000 and 20.0% of Consolidated EBITDA, in each case determined at the time of incurrence at any time outstanding and (ii) Attributable Indebtedness arising out of any Sale Leaseback Transaction and any Permitted Refinancing of such Attributable Indebtedness;

(f)Indebtedness in respect of Swap Contracts designed to hedge against Holdings’, the Borrower’s or any of its Subsidiaries’ exposure to interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes and Guarantees thereof;
(g)Indebtedness of the Borrower or any Subsidiary of the Borrower (i) assumed (including Acquired Indebtedness) in connection with any Permitted Acquisition or (ii) incurred to finance a Permitted Acquisition and, in the case of clauses (i) and (ii), any Permitted Refinancing of any such Indebtedness, in each case, not exceed in the aggregate at any time outstanding the greater of $20,000,000 and 20.0% of Consolidated EBITDA determined at the time of incurrence; provided that after giving Pro Forma Effect to such Permitted Acquisition and the assumption or incurrence of such Indebtedness incurred or assumed pursuant to this clause (g), the Consolidated Total Net Rent Adjusted Leverage Ratio does not exceed 5.25:1.00.
provided that (1) any such Indebtedness incurred (but not assumed) does not mature or have scheduled amortization or payments of principal (other than customary “AHYDO catch-up payments”, customary offers to repurchase and prepayment events upon a change of control, asset sale or event of loss and a customary acceleration right after an event of default) prior to the date that is 91 days following the then Latest Maturity Date at the time such Indebtedness is incurred and (2) all such Indebtedness incurred by Non-Loan Parties, together with all Permitted Ratio Debt incurred by Non-Loan Parties, does not exceed in the aggregate at any time outstanding the greater of $25,000,000 and 25.0% of Consolidated EBITDA, in each case determined at the time of incurrence;
(h)Indebtedness representing deferred compensation to employees of the Borrower (and any direct or indirect parent thereof) or any of its Subsidiaries incurred in the ordinary course of business;
(i)Indebtedness to current or former officers, managers, consultants, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests or other equity-based awards of the Borrower or any direct or indirect parent of the Borrower permitted by Section 7.06;
(j)Indebtedness incurred by the Borrower or any of its Subsidiaries in a Permitted Acquisition, any other Investment expressly permitted hereunder or any Disposition, in each case, constituting indemnification obligations or obligations in respect of purchase price (including earnouts) or other similar adjustments;
(k)Indebtedness consisting of obligations of the Borrower or any of its Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with Permitted Acquisitions or any other Investment expressly permitted under this Agreement;
(l)obligations under Treasury Services Agreements and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements in the ordinary course of business and any Guarantees thereof;
(m)Indebtedness which, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this clause (m) and then outstanding, does not exceed the greater of $25,000,000 and 25.0% of Consolidated EBITDA (in each case determined at the time of incurrence or assumption, it being understood that any Indebtedness incurred pursuant to this Section 7.03(m) shall cease to be deemed incurred or outstanding for purposes of this Section 7.03(m) but shall be deemed incurred for the purposes of this covenant from and after the first date on which the Borrower or such Subsidiary of the Borrower could have incurred such Indebtedness under Section 7.03(s) without reliance on this Section 7.03(m));

(n)Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business;
(o)Indebtedness incurred by the Borrower or any of its Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;
(p)obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of its Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;
(q)[Reserved];
(r)Indebtedness supported by a Letter of Credit, in a principal amount not to exceed the face amount of such Letter of Credit;
(s)Permitted Ratio Debt and any Permitted Refinancing thereof;
(t)[Reserved];
(u)Indebtedness of a Non-Loan Party which, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this clause (u) and then outstanding, does not exceed the greater of $15,000,000 and 15.0% of Consolidated EBITDA (in each case determined at the date of incurrence or issuance, it being understood that any Indebtedness incurred pursuant to this Section 7.03(u) shall cease to be deemed incurred or outstanding for purposes of this Section 7.03(u) but shall be deemed incurred or issued for the purposes of this covenant from and after the first date on which the Borrower or such Subsidiary could have incurred such Indebtedness under Section 7.03(s) without reliance on this Section 7.03(u));
(v)[Reserved];
(w)Incremental Equivalent Debt;
(x)[Reserved];
(y)unsecured Indebtedness in respect of obligations of the Borrower or any Subsidiary of the Borrower to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money; and
(z)all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (y) above.
For purposes of determining compliance with Section 7.03, in the event that an item of Indebtedness (or any portion thereof) at any time, whether at the time of incurrence or upon the application of all or a portion of the proceeds thereof or subsequently, meets the criteria of more than one of the categories of permitted Indebtedness described in Section 7.03(a) through (z) above, the Borrower, in its sole discretion, will classify and may subsequently reclassify such item of Indebtedness (or any portion thereof) in any one or more of the types of Indebtedness described in Section 7.03(a) through (z)

and will only be required to include the amount and type of such Indebtedness in such of the above clauses as determined by the Borrower at such time. The Borrower will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Section 7.03(a) through (z). Notwithstanding the foregoing, Indebtedness incurred (a) under the Loan Documents (including any Incremental Commitments and any Incremental Term Loans) shall only be classified as incurred under Section 7.03(a) and (b) as Incremental Equivalent Debt shall only be classified as incurred under Section 7.03(w).
For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, plus the aggregate amount of fees, underwriting discounts, premiums (including tender premiums) and other costs and expenses (including OID) incurred in connection with such refinancing.
The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.03.
Section 7.04Fundamental Changes.
Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (other than as part of the Transactions), except that:
(a)any Subsidiary of the Borrower may merge, amalgamate or consolidate with (i) the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction); provided that the Borrower shall be the continuing or surviving Person or (ii) one or more other Subsidiaries of the Borrower; provided that when any Subsidiary Guarantor is merging with a Non-Loan Party, a Subsidiary Guarantor shall be the continuing or surviving Person unless the resulting Investment made in connection with Subsidiary Guarantor merging with a Non-Loan Party shall otherwise be a Restricted Investment permitted by Section 7.06 or a Permitted Investment;
(b)(i) any Subsidiary that is a Non-Loan Party may merge, amalgamate or consolidate with or into any other Subsidiary that is a Non-Loan Party, (ii) any Subsidiary (other than the Borrower) may liquidate or dissolve and (iii) the Borrower or any Subsidiary may change its legal form if, with respect to clauses (ii) and (iii), the Borrower determines in good faith that such action is in the best interest of the Borrower and its Subsidiaries and if not materially disadvantageous to the Lenders (it being understood that in the case of any change in legal form, the Borrower will remain the Borrower and a Subsidiary that is a Guarantor will remain a Guarantor unless such Guarantor is otherwise permitted to cease being a Guarantor hereunder);

(c)any Subsidiary of the Borrower may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary of the Borrower; provided that if the transferor in such a transaction is the Borrower or a Subsidiary Guarantor, then (i) the transferee must be the Borrower or a Subsidiary Guarantor or (ii) to the extent constituting an Investment, such Investment must be a Restricted Investment permitted by Section 7.06 or a Permitted Investment;
(d)so long as no Default has occurred and is continuing or would result therefrom, the Borrower may merge or consolidate with any other Person; provided that (i) the Borrower shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation is not the Borrower (any such Person, the “Successor Company”), (A) the Successor Company shall be an entity organized or existing under the Laws of the United States, any state thereof, or the District of Columbia, (B) the Successor Company shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have confirmed that its Guarantee shall apply to the Successor Company’s obligations under the Loan Documents, (D) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement and other applicable Collateral Documents confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under the Loan Documents and (E) the Borrower shall have delivered to the Administrative Agent (1) an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document comply with this Agreement and (2) all documentation and other information requested by the Administrative Agent or any Lender that is required under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act; provided, further, that if the foregoing are satisfied, the Successor Company will succeed to, and be substituted for, the Borrower under this Agreement;
(e)so long as no Event of Default has occurred and is continuing or would result therefrom (in the case of a merger, amalgamation or consolidation involving the Borrower or a Subsidiary), any Subsidiary of the Borrower may merge, amalgamate or consolidate with any other Person in order to effect an Investment permitted pursuant to Section 7.06 or a Permitted Investment; provided that the continuing or surviving Person shall be a Subsidiary of the Borrower, which together with each of the Borrower’s Subsidiaries, shall have complied with the requirements of Section 6.11 to the extent required pursuant to the Collateral and Guarantee Requirement;
(f)[reserved];
(g)so long as no Event of Default has occurred and is continuing or would result therefrom, a merger, consolidation, amalgamation, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05.
Section 7.05Dispositions.
Make any Disposition, except:
(a)(w) Dispositions of obsolete, worn out, used or surplus property, whether now owned or hereafter acquired, in the ordinary course of business, (x) Dispositions of property no longer used or useful in the conduct of the business of the Borrower or any of its Subsidiaries and (y) Dispositions to landlords of improvements made to leased real property pursuant to customary terms of leases entered into in the ordinary course of business;
(b)Dispositions of inventory, goods held for sale in the ordinary course of business and immaterial assets in the ordinary course of business;

(c)Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;
(d)Dispositions of property to the Borrower or any Subsidiary of the Borrower; provided that if the transferor of such property is the Borrower or a Subsidiary Guarantor (i) the transferee thereof must be the Borrower or a Subsidiary Guarantor or (ii) if such transaction constitutes an Investment, such Investment must be a Restricted Investment permitted by Section 7.06 or a Permitted Investment;
(e)Dispositions that are permitted by Section 7.04 (other than Section 7.04(g)) or otherwise constitute a Restricted Payment (including a Restricted Investment) permitted by Section 7.06 and Liens permitted by Section 7.01 (other than Section 7.01(l)(ii));
(f)Dispositions of non-core assets acquired in connection with Permitted Acquisitions taking place following the Closing Date;
(g)Dispositions of Cash Equivalents;
(h)(i) leases, subleases, licenses, cross-licenses or sublicenses, in each case in the ordinary course of business and which do not materially interfere with the business of the Borrower or any of its Subsidiaries and (ii) Dispositions of intellectual property that are not material to the business of the Borrower or any of its Subsidiaries;
(i)transfers of property subject to Casualty Events;
(j)Dispositions of property not to exceed the greater of $20,000,000 and 20.0% of Consolidated EBITDA per fiscal year as determined at the time of such Dispositions; provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Default has occurred and is continuing), no Event of Default shall have occurred and be continuing or would result from such Disposition, (ii) with respect to any Disposition pursuant to this clause (j) for a purchase price in excess of $10,000,000 the Borrower or any of its Subsidiaries shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than nonconsensual Liens permitted by Section 7.01, Liens permitted by Section 7.01(a), clauses (ii) and (iii) of Section 7.01(k), Section 7.01(m), Section 7.01(q), clauses (i) and (ii) of Section 7.01(r), Section 7.01(v), Section 7.01(w), Section 7.01(aa), Section 7.01(bb) (solely to the extent the Obligations shall be secured on a pari passu or senior basis with such Liens), and Section 7.01(gg)); provided, however, that for the purposes of this clause (j)(ii), the following shall be deemed to be cash: (A) any liabilities (as shown on the Borrower’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Subsidiary of the Borrower, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that (1) are assumed by the transferee with respect to the applicable Disposition or (2) are otherwise cancelled or terminated in connection with the transaction with such transferee (other than intercompany debt owed to the Borrower or its Subsidiaries) and, in each case, for which the Borrower and all of its Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities, notes or other obligations or assets received by the Borrower or the applicable Subsidiary of the Borrower from such transferee that are converted by the Borrower or such Subsidiary of the Borrower into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within one hundred eighty (180) days following the closing of the applicable Disposition, and (C) aggregate non-cash consideration received by the Borrower or the applicable Subsidiary of the Borrower having an aggregate fair market value (determined as of the closing of the applicable Disposition for which such non-cash consideration is received) not to exceed the greater of $10,000,000 and 10.0% of Consolidated EBITDA as determined at the time of such Dispositions (net of any non-cash consideration converted into cash and Cash Equivalents) and (iii) after giving Pro Forma Effect to such Disposition, the Borrower shall be in compliance with the Financial Covenants;

(k)to the extent allowable under Section 1031 of the Code (or comparable or successor provision), any exchange of like property (excluding any boot thereon permitted by such provision) for use in any business conducted by the Borrower or any of its Subsidiaries that is not in contravention of Section 7.07;
(l)Dispositions or discounts without recourse of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business;
(m)Dispositions by the Borrower or any Subsidiary Guarantor to any wholly-owned Subsidiary of the Borrower of the type described in clauses (d), (h) and (i) of the definition of “Excluded Subsidiary” to the extent consisting of contributions or other Dispositions of Equity Interests in other Subsidiaries of the Borrower of the type described in clauses (d), (h) and (i) of the definition of “Excluded Subsidiary” to such wholly-owned Subsidiary of the Borrower;
(n)any swap of assets in exchange for services or other assets in the ordinary course of business of comparable or greater value or usefulness to the business of the Borrower and its Subsidiaries as a whole, as determined in good faith by the management of the Borrower;
(o)[reserved];
(p)Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
(q)the unwinding of any Swap Contract;
(r)the lapse or abandonment in the ordinary course of business of any registrations or applications for registration of any immaterial IP Rights;
(s)[reserved];
(t)any Sale Leaseback Transaction provided that the aggregate fair market value of the property subject to all Sale Leaseback Transactions pursuant to this clause (t) shall not exceed $30,000,000 during the term of this Agreement, as determined for any Sale Leaseback Transaction at the time of such Sale Leaseback Transaction; and
(u)Dispositions in the aggregate pursuant to this clause (u) not to exceed the greater of $10,000,000 and 12.5% of Consolidated EBITDA as determined at the time of such Disposition;
provided that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Sections 7.05(a), (d), (e), (h), (i), (l), (m), (p), (q) and (r)) shall be for no less than the fair market value of such property at the time of such Disposition. To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than Holdings, the Borrower or a Subsidiary of the Borrower, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.
Section 7.06Restricted Payments.
Declare or make, directly or indirectly, any Restricted Payment, except:
(a)each Subsidiary of the Borrower may make Restricted Payments to the Borrower and other Subsidiaries of the Borrower (and, in the case of a Restricted Payment by a non-wholly owned

Subsidiary of the Borrower, to the Borrower and any other Subsidiary of the Borrower and to each other owner of Equity Interests of such Subsidiary of the Borrower based on their relative ownership interests of the relevant class of Equity Interests);
(b)the Borrower and each Subsidiary of the Borrower may declare and make dividend payments or other Restricted Payments payable solely in the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 7.03) of such Person;
(c)[reserved];
(d)to the extent constituting Restricted Payments, the Borrower and its Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 7.04 or 7.08 (other than Section 7.08(f) or 7.08(l));
(e)repurchases of Equity Interests in the Borrower or any Subsidiary of the Borrower deemed to occur upon exercise of stock options or warrants or the settlement or vesting of other equity-based awards if such Equity Interests represent a portion of the exercise price of, or tax withholdings with respect to, such options, warrants or other equity-based awards;
(f)the Borrower and each Subsidiary of the Borrower may (i) pay (or make Restricted Payments to allow Holdings or any other direct or indirect parent thereof to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests or settlement of equity-based awards of such Subsidiary of the Borrower (or of the Borrower or any other such direct or indirect parent thereof) held by any future, present or former employee, officer, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributes of any of the foregoing) of such Subsidiary of the Borrower (or the Borrower or any other direct or indirect parent thereof) or any of its Subsidiaries or (ii) make Restricted Payments in the form of distributions to allow Holdings or any direct or indirect parent of Holdings to pay principal or interest on promissory notes that were issued to any future, present or former employee, officer, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributes of any of the foregoing) of such Subsidiary of the Borrower (or the Borrower or any other direct or indirect parent thereof) in lieu of cash payments for the repurchase, retirement or other acquisition or retirement for value of such Equity Interests or equity-based awards held by such Persons, in each case, upon the death, disability, retirement or termination of employment or services, as applicable, of any such Person or pursuant to any employee, manager or director equity plan, employee, manager or director stock option plan or any other employee, manager or director benefit plan or any agreement (including any stock subscription agreement, shareholder agreement or stockholders’ agreement) with any employee, director, officer or consultant of such Subsidiary of the Borrower (or the Borrower or any other direct or indirect parent thereof) or any of its Subsidiaries; provided that the aggregate amount of Restricted Payments made pursuant to this clause (f) together with the aggregate amount of loans and advances to Holdings or any parent thereof made pursuant to clause (25) of the definition of “Permitted Investments” in lieu of Restricted Payments permitted by this clause (f) shall not exceed (x) $10,000,000 in any calendar year (with 100% of the unused amounts in any calendar year being carried over to succeeding calendar years) and (y) $25,000,000 during the term of this Agreement; provided further that such amount in (x) and (y) may further be increased by an amount not to exceed:
(A)[reserved];
(B)the Net Proceeds of key man life insurance policies received by the Borrower or its Subsidiaries less the amount of Restricted Payments previously made with the cash proceeds of such key man life insurance policies;
and provided further that cancellation of Indebtedness owing to the Borrower or any Subsidiary of the Borrower from members of management of the Borrower, any of the Borrower’s direct or indirect parent companies or any of the Borrower’s Subsidiaries in connection with a repurchase of Equity Interests of any of the Borrower’s direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement;
(g)the Borrower and its Subsidiaries may make Restricted Payments in an aggregate amount not to exceed the greater of $20,000,000 and 20.0% of Consolidated EBITDA as determined at the time of such Restricted Payment (less the amount of any prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings in reliance on the dollar amount set forth in Section 7.13(a)(iv));
(h)the Borrower may make Restricted Payments to any direct or indirect parent of the Borrower:
(i)to pay its (or any direct or indirect parent’s) operating costs and expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business and attributable to the ownership or operations of the Borrower and its Subsidiaries, Transaction Expenses and any reasonable and indemnification claims made by directors or officers of such parent attributable to the ownership or operations of the Borrower and its Subsidiaries;
(ii)the proceeds of which shall be used to pay (or make dividends or distributions to allow any direct or indirect parent thereof to pay) franchise and similar taxes and other fees and expenses required to maintain its (or any of its direct or indirect parents’) corporate existence;
(iii)(x) for any taxable period for which Holdings and Borrower are corporations (or are disregarded entities directly or indirectly owned by a corporation) for U.S. federal income tax purposes that are included in a consolidated, combined, unitary or similar tax group (a “Tax Group”) tax return for U.S. federal income tax purposes, distributions in amounts required for Holdings (if Holdings is the parent of such Tax Group) to pay, or distributions in amounts required for the parent of such Tax Group (if Holdings is not the parent of such Tax Group) to pay the aggregate amount of consolidated, combined, unitary or similar group tax liabilities owed by Holdings or the parent of such Tax Group, as applicable, and attributable to the income of Holdings, the Borrower and its subsidiaries (if Holdings is not the parent of such Tax Group) or attributable to the income of the Borrower and its subsidiaries (if Holdings is the parent of such Tax Group), reduced by any such taxes paid directly by Holdings, the Borrower or any of its subsidiaries to the relevant taxing authority; provided, that, if Holdings is not the parent of such Tax Group, the amount of such payments does not exceed the amounts that Holdings, the Borrower, and its subsidiaries would have been required to pay had Holdings, the Borrower, and its subsidiaries been a stand-alone group for applicable tax purposes, and if Holdings is the parent of such Tax Group, the amount of such payments does not exceed the amounts that the Borrower and its subsidiaries would have been required to pay had the Borrower and its subsidiaries been a stand-alone group for applicable tax purposes; (y) for any taxable period for which the Borrower is a partnership or disregarded entity (other than wholly-owned by a corporation) for US federal income tax purposes, any distributions from the Borrower in an amount sufficient to permit PHD Group Holdings, LLC (or such other direct or indirect parent partnership of the Borrower) to make pro rata distributions (in accordance with percentage interests) to its equity owners in an amount sufficient for each of them (or their direct or indirect owners) to pay their U.S. federal, state, and local taxes (including estimated taxes) with respect to income of the Borrower and its subsidiaries for each taxable year (determined (A) without regard to any adjustments under Section 743(b) or 734(b) of the Code and (B) taking into account any allocations under Section 704(c) of the Code and the Treasury Regulations thereunder), based on an assumed tax rate equal to the highest combined U.S. federal, state, and local tax rate applicable to an individual or corporation (whichever is higher) resident in New York, taking into account (A) the character and type of income earned (and for the avoidance of doubt, without regard to any reduction in rate attributable to Section 199A of the Code), (B) the net investment income tax under Section 1411 of the Code, and (C) any applicable limitations with respect to any deductions; and (z) distributions by the Borrower and Holdings to fund payments to satisfy obligations of the Parent under the Tax Receivable Agreement (which in the case of the structure described in clause (y) would need to be sufficient assuming all distributions from PHD Group Holdings, LLC (or such other direct or indirect parent partnership of the Borrower) would be made on a pro rata basis (in accordance with percentage interests)); provided, that distributions under this clause (z) shall be permitted with respect to a taxable period (or portion thereof) only to the extent that distributions under clauses (x) or (y), as applicable, with respect to such taxable period (or portion thereof) are insufficient for the Parent to comply with its obligations under the Tax Receivable Agreement after the payment of the actual income tax liability of the Parent (such distributions described in this clause (iii), “Tax Distributions”);
(iv)to finance any Permitted Investments and other Investments that would be permitted to be made pursuant to this Section 7.06 and Section 7.08 if made by the Borrower or any of its Subsidiaries; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) such parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or the Subsidiaries of the Borrower or (2) the merger (to the extent permitted in Section 7.04) of the Person formed or acquired into the Borrower or its Subsidiaries in order to consummate such Permitted Acquisition or Investment, in each case, in accordance with the requirements of Section 6.11;
(v)the proceeds of which (A) shall be used to pay salary, commissions, bonus and other benefits payable to and indemnities provided on behalf of officers, employees, directors and members of management of Holdings or any direct or indirect parent company of Holdings and any payroll social security or similar taxes thereof to the extent such salaries, commissions, bonuses and other benefits are attributable to the ownership or operation of the Borrower and the Subsidiaries of the Borrower or (B) shall be used to make payments permitted under Sections 7.08 (e), (i), (k) and (p) (but only to the extent such payments have not been and are not expected to be made by the Borrower or a of the Borrower );
(vi)the proceeds of which shall be used by Holdings to pay (or to make dividends or distributions to allow any direct or indirect parent thereof to pay) (A) fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering by Holdings (or any direct or indirect parent thereof) that is directly attributable to the operations of the Borrower and its Subsidiaries and (B) expenses and indemnities of the trustee with respect to any debt offering by Holdings (or any direct or indirect parent thereof);
(vii)to pay Public Company Costs; and
(viii)the proceeds of which shall be used by Holdings to pay (or to make dividends or distributions to allow any direct or indirect parent thereof to pay) cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition;
(i)payments made or expected to be made by Holdings, the Borrower or any of the Subsidiaries of the Borrower in respect of withholding or other payroll and other similar Taxes payable by or with respect to any future, present or former employee, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributes of any of the foregoing) and any repurchase of Equity Interests in consideration of such payments including deemed repurchases in connection with the exercise of stock options or the vesting or settlement of other equity based awards;
(j)[Reserved];
(k)[Reserved];

(l)[Reserved]; and
(m)additional Restricted Payments (the proceeds of which may be utilized by Holdings to make additional dividends or distributions) so long as immediately after giving effect to such Restricted Payment, the Consolidated Total Net Rent Adjusted Leverage Ratio calculated on a Pro Forma Basis is less than or equal to 4.25 to 1.00, and satisfaction of such test shall be evidenced by a certificate from a Responsible Officer of the Borrower demonstrating such satisfaction calculated in reasonable detail.
Section 7.07Change in Nature of Business.
Engage in any material line of business substantially different from those lines of business conducted by the Borrower and the Subsidiaries of the Borrower on the Closing Date or any business or any other activities reasonably related, complementary, synergistic or ancillary thereto (including related, complementary, synergistic or ancillary technologies) or reasonable extensions thereof.
Section 7.08Transactions with Affiliates.
Enter into any transaction of any kind with any Affiliate of the Borrower involving aggregate payments or consideration in excess of $1,500,000 for any individual transaction or series of related transactions, whether or not in the ordinary course of business, other than
(a)transactions among the Loan Parties,
(b)on terms substantially as favorable to the Borrower or such Subsidiary of the Borrower as would be obtainable by the Borrower or such Subsidiary of the Borrower at the time in a comparable arm’s-length transaction with a Person other than an Affiliate,
(c)(i) the Transactions and the payment of fees and expenses (including Transaction Expenses) as part of or in connection with the Transactions and (ii) the First Amendment and the payment of fees and expenses as part of or in connection with the First Amendment,
(d)the issuance of Equity Interests or equity-based awards to any officer, director, employee or consultant of the Borrower or any of its Subsidiaries or any direct or indirect parent of Holdings in connection with the Transactions,
(e)[reserved],
(f)Restricted Payments permitted under Section 7.06 and Permitted Investments other than Permitted Investments under clauses (3), (10), (11), (13) and (26) of the definition thereof,
(g)transactions by the Borrower and its Subsidiaries permitted under an express provision (including any exceptions thereto) of this Article VII,
(h)employment, consulting, severance and other service or benefit related arrangements between the Borrower and its Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option and other equity award plans and employee benefit plans and arrangements in the ordinary course of business,
(i)the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, officers, employees and consultants of Holdings, the Borrower and its Subsidiaries (or any direct or indirect parent of the Borrower) in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and its Subsidiaries,

(j)transactions pursuant to agreements, instruments or arrangements in existence on the First Amendment Effective Date and set forth in Schedule 7.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect,
(k)payments by the Borrower and any of its Subsidiaries to one or more direct or indirect holders of Equity Interests in Holdings made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by the majority of the members of the Board of Directors or a majority of the disinterested members of the Board of Directors of the Borrower in good faith,
(l)[reserved],
(m)the issuance or transfer of Equity Interests (other than Disqualified Equity Interests) of Holdings to any Permitted Holder or to any former, current or future director, manager, officer, employee or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees, distributes or Affiliate of any of the foregoing) of the Borrower, any of its Subsidiaries or any direct or indirect parent thereof,
(n)transactions with customers, clients, joint venture partners, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Borrower and the Subsidiaries of the Borrower, in the reasonable determination of the Board of Directors or the senior management of the Borrower, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party,
(o)[reserved],
(p)the payment of reasonable out-of-pocket costs and expenses and indemnities to equity holders of any direct or indirect parent of Holdings pursuant to the stockholders’ agreement entered into, and as in effect on, on the Closing Date,
(q)transactions in which the Borrower or any of the Subsidiaries of the Borrower, as the case may be, deliver to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Subsidiary of the Borrower from a financial point of view or meets the requirements of clause (b) of this Section 7.08,
(r)payments to or from, and transactions with, joint ventures (to the extent any such joint venture is only an Affiliate as a result of Investments by Holdings and the Subsidiaries of the Borrower in such joint venture) to the extent otherwise constituting a Permitted Investment or Restricted Payment permitted under Section 7.06, and
(s)[reserved].
Section 7.09Burdensome Agreements.
Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of:
(a)any Non-Loan Party to make Restricted Payments to the Borrower or any Subsidiary Guarantor, or
(b)the Borrower or any Subsidiary Guarantor to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Facilities and the Obligations or under the Loan Documents; provided that the foregoing clauses (a) and (b) shall not apply to Contractual Obligations which
(i)(x) exist on the First Amendment Effective Date and (to the extent not otherwise permitted by this Section 7.09) are listed in Schedule 7.09 and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of such Contractual Obligation,
(ii)are binding on a Subsidiary of the Borrower at the time such Subsidiary of the Borrower first becomes a Subsidiary of the Borrower, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower,
(iii)are customary restrictions that arise in connection with (x) any Lien permitted by Sections 7.01(k), (l), (p), (q), (r)(i), (r)(ii), (s) and (ee) and relate to the property subject to such Lien or (y) arise in connection with any Disposition permitted by Section 7.04 or 7.05 and relate solely to the assets or Person subject to such Disposition,
(iv)are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures constituting Permitted Investments or otherwise permitted under Section 7.06 and applicable solely to such joint venture,
(v)are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to the property financed by such Indebtedness and the proceeds and products thereof,
(vi)are customary restrictions on leases, subleases, licenses, cross-licenses, sublicenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the property interest, rights or the assets subject thereto,
(vii)comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03(e), (g), (n)(i) and (u) to the extent that such restrictions apply only to the property or assets securing such Indebtedness or, in the case of Section 7.03(g), to the Subsidiaries of the Borrower incurring or guaranteeing such Indebtedness,
(viii)are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Subsidiary of the Borrower,
(ix)are customary provisions restricting assignment of any agreement entered into in the ordinary course of business,
(x)are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business,
(xi)arise in connection with cash or other deposits permitted under Sections 7.01 or the definition of Permitted Investments, and limited to such cash or deposits, and
(xii)solely with respect to clause (a), comprise restrictions imposed by any agreement governing Indebtedness entered into on or after the Closing Date and permitted under Section 7.03 that are, taken as a whole, in the good faith judgment of the Borrower, no more restrictive with respect to the Borrower or any Subsidiary of the Borrower than customary market terms for Indebtedness of such type (and, in any event, are no more restrictive than the restrictions contained in this Agreement), so long as the Borrower shall have determined in good faith that such restrictions will not affect its obligation or ability to make any payments required hereunder.
Section 7.10[Reserved].
Section 7.11Financial Covenants.
(a) Permit the Consolidated Total Net Rent Adjusted Leverage Ratio as of the last day of any Test Period (commencing with the Test Period ended on or around December 31, 2024) to be greater than (i) for each Test Period ending during the period from and including the Test Period ended on or around December 31, 2024 to and including the Test Period ending on or around March 31, 2027, 5.25:1.00 and (ii) for each Test Period ending thereafter, 5.00:1.00 (the “Leverage Covenant”).
(b) Permit the Consolidated Cash Interest Coverage Ratio as of the last day of any Test Period (commencing with the Test Period ended on or December 31, 2024) to be less than (i) for each Test Period ending during the period from and including the Test Period ended on or around December 31, 2024 to and including the Test Period ending on or around March 31, 2027, 1.75:1.00 and (ii) for each Test Period ending thereafter, 2.00:1.00 (the “Interest Coverage Covenant”; together with the Leverage Covenant, the “Financial Covenants”).
Section 7.12Accounting Changes.
Make any change in its fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.
Section 7.13Prepayments, Etc. of Junior Financing.
(a)Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal, interest and mandatory prepayments shall be permitted) any other Indebtedness for borrowed money of the Borrower or any Subsidiary Guarantor that is subordinated in right of payment or Collateral to the Obligations expressly by its terms (including any Incremental Equivalent Debt that is subordinated in right of Collateral to the Liens securing the Obligations) and any Permitted Refinancing of any of the foregoing (collectively, “Junior Financing”), except
(i)the refinancing thereof with any Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing and, if such Indebtedness was originally incurred under Section 7.03(g), is permitted pursuant to Section 7.03(g)),
(ii)the conversion or exchange of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of Holdings or any of its direct or indirect parents,
(iii)the prepayment of Indebtedness of the Borrower or any Subsidiary of the Borrower to the Borrower or any of its Subsidiaries,
(iv)prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount not to exceed the greater of $20,000,000 and 20.0% of Consolidated EBITDA as determined at the time of such transaction (less the amount of any Restricted Payments made in reliance on the dollar amount set forth in Section 7.06(g)), and
(v)additional prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings, so long as immediately after giving effect to such prepayment, redemption, purchase, defeasance or other payment, the Consolidated Total Net Rent Adjusted Leverage Ratio calculated on a Pro Forma Basis is less than or equal to 4.25 to 1.00, and satisfaction of such test shall be evidenced by a certificate from a Responsible Officer of the Borrower demonstrating such satisfaction calculated in reasonable detail.
(b)Amend, modify or change any term or condition of any Junior Financing Documentation in respect of any Junior Financing having an aggregate outstanding principal amount in excess of the Threshold Amount (other than as a result of any Permitted Refinancing in respect thereof) in any manner that is not permitted by the intercreditor or subordination agreement applicable to such Junior Financing.
Section 7.14Permitted Activities.
With respect to Holdings, notwithstanding any other provision of this Agreement or any other Loan Document to the contrary:
(a)    engage in any material operating or business activities; provided that the following and any activities incidental thereto shall be permitted in any event: (i) its ownership of the Equity Interests of the Borrower and activities incidental thereto, including receiving dividends and other amounts in respect of such Equity Interests, (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (iii) the performance of its obligations under the Loan Documents, (iv) any offering of its common stock or any other issuance or sale of its Equity Interests and the payment of dividends and other amounts in respect of its Equity Interests, (v) the Guarantee of the Obligations, (vi) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and the Borrower, (vii) holding any cash or property (but not operate any property), (viii) providing indemnification to officers and directors and (ix) any activities incidental to the foregoing;
(b)    own any Equity Interests other than those of the Borrower; or
(c)    incur, assume or suffer to exist any Indebtedness for borrowed money or any Guarantee of Indebtedness for borrowed money other than (i) the Guarantee of the Obligations, (ii) the Guarantee of Indebtedness of the Borrower or any its Subsidiaries (to the extent such Indebtedness is otherwise permitted hereunder), provided if such Indebtedness is subordinated to the Obligations then such Guarantee shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent and (iii) Indebtedness owed to the Borrower or any of its Subsidiaries (to the extent such Indebtedness is otherwise permitted hereunder);
(d)    issue Disqualified Equity Interests; and
(e)    create, incur, assume or suffer to exist any Lien on any of its property or assets, whether now owned or hereafter acquired, other than, if Holdings we subject to Section 7.01, nonconsensual Liens permitted under Section 7.01 and Liens permitted under Sections 7.01(a) and (gg).

Section 7.15Anti-Corruption Laws and Sanctions.
(a)Use the proceeds of the Loans or any Letter of Credit, directly or, to the knowledge of Holdings and its Subsidiaries, indirectly, for any purpose in violation of the FCPA, the UK Bribery Act 2010 or any other applicable Anti-Corruption Laws.
(b)Use the proceeds of the Loans or any Letter of Credit, directly or, to the knowledge of Holdings and its Subsidiaries, indirectly, in violation of applicable Sanctions or otherwise knowingly make available such proceeds to any Person for the purpose of financing the activities of any Sanctioned Person, except to the extent licensed, exempted or otherwise approved by a competent governmental body responsible for enforcing such Sanctions or in any other manner that is will result in a violation of any Person (including any Person participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise) of applicable Sanctions.
ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES
Section 8.01Events of Default.
Any of the following from and after the Closing Date shall constitute an event of default (an “Event of Default”):
(a)Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable (or required to be paid) hereunder or with respect to any other Loan Document; or
(b)Specific Covenants. The Borrower or, in the case of Section 7.14, Holdings, fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a) or 6.05(a) (solely with respect to the Borrower) or Article VII; or
(c)Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after receipt by the Borrower of written notice thereof from the Administrative Agent; or
(d)Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by any Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect in any material respect (or, in the case of any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language, in any respect) when made or deemed made; or
(e)Cross-Default. Any Loan Party or any Subsidiary of the Borrower (A) fails to make any payment beyond the applicable grace period, if any, whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate outstanding principal amount of not less than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts and not as a result of any other default thereunder by any Loan Party), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder; provided, further, that such failure is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the Commitments or acceleration of the Loans pursuant to Section 8.02; or
(f)Insolvency Proceedings, Etc. Any Loan Party or any Subsidiary of the Borrower that is a Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or
(g)Attachment. Any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of Holdings, the Borrower and the Subsidiaries of the Borrower, taken as a whole, and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or
(h)Judgments. There is entered against any Loan Party or any Subsidiary of the Borrower a final judgment and order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or
(i)Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or as a result of acts or omissions by the Administrative Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document or the validity or priority of a Lien as required by the Collateral Documents on a material portion of the Collateral; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document; or
(j)Change of Control. There occurs any Change of Control; or
(k)Collateral Documents. (i) Any Collateral Document after delivery thereof pursuant to Section 4.01, 6.11 or 6.13 shall for any reason (other than pursuant to the terms hereof or thereof including as a result of a transaction not prohibited under this Agreement) cease to create a valid and perfected Lien, with the priority required by the Collateral Documents on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 7.01, except to the extent that any such perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or results from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements or (ii) any Lien created or purported to be created by the Collateral Documents shall cease to have the lien priority established or purported to be established by the applicable Intercreditor Agreement; or
(l)[Reserved].
(m)ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of a Loan Party or an ERISA Affiliate in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, or (ii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect.
Section 8.02Remedies Upon Event of Default.
If any Event of Default occurs and is continuing, the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions:
(i)declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(ii)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
(iii)require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and
(iv)exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;
provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under the Bankruptcy Code of the United States or any Debtor Relief Laws, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
Section 8.03Application of Funds.
Except as may be otherwise provided in any applicable Incremental Amendment with respect to Obligations under Incremental Term Loans (which shall not be more favorable to the holders of such Loans than the allocation described below), after the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order (to the fullest extent permitted by mandatory provisions of applicable Law):

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, and any fees, premiums and scheduled periodic payments due under Secured Treasury Services Agreements or Secured Hedge Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings (including to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit), and any breakage, termination or other payments under Secured Treasury Services Agreements or Secured Hedge Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and
Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.
Notwithstanding the foregoing, no amount received from any Guarantor shall be applied to any Excluded Swap Obligation of such Guarantor.
Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Borrower,
Notwithstanding the foregoing, obligations arising under Secured Treasury Services Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice of such obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Treasury Services Bank or Hedge Bank, as the case may be. Each Treasury Services Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.
Section 8.04[Reserved].

ARTICLE IX.
ADMINISTRATIVE AGENT
Section 9.01Appointment and Authority.
(a)Each of the Lenders and the L/C Issuer hereby irrevocably appoints, designates and authorizes Fifth Third to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article IX (other than Sections 9.06 (solely with respect to the removal and consent rights of the Borrower set forth therein) and Section 9.10 (solely with respect to the requirement for execution, filing and other actions with respect to the Collateral Documents and other collateral documentation set forth therein) and 9.10) are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and no Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties.
(b)The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and Treasury Services Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article X (including the second paragraph of Section 10.05), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Administrative Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by the Administrative Agent shall bind the Lenders.
Section 9.02Rights as a Lender.
The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial, advisory, underwriting or other business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.
Section 9.03Exculpatory Provisions.

(a)The Administrative Agent or the Arranger, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent or the Arranger, as applicable, and its Related Parties:
(i)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(iii)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(b)Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary), or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.
(c)Neither the Administrative Agent nor any of its Related Parties have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
(d)Neither the Administrative Agent nor any of its Related Parties shall be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (ii) have any liability with respect to or arising out of any assignment or participation of Loans or Commitments, or disclosure of confidential information, to any Disqualified Institution.

Section 9.04Reliance by Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person and shall be fully protected in relying, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objections.
Section 9.05Delegation of Duties.
The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
Section 9.06Resignation of Administrative Agent.
(a)The Administrative Agent may resign as the Administrative Agent upon ten (10) days’ notice to the Lenders and the Borrower; provided that if no successor agent is appointed in accordance with the terms set forth below within such ten (10)-day period, the Administrative Agent shall not be permitted to resign until the earlier to occur of (x) the date of the appointment of the successor agent or (y) the date that is thirty (30) days after the last day of such ten (10)-day period. Upon the resignation or removal of the Administrative Agent under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which such appointment shall be subject to the consent of the Borrower (which consent of the Borrower shall not be unreasonably withheld or delayed if such successor is a commercial bank with a combined capital and surplus of at least $5,000,000,000, and otherwise may be withheld at the Borrower’s sole discretion) at all times other than during the existence of an Event of Default under Section 8.01(a) or (f); provided, that in no event shall a Disqualified

Institution be a successor agent. If no successor agent is appointed by the Required Lenders prior to the effective date of the resignation of the Administrative Agent, the retiring Administrative Agent may appoint, after consulting with the Lenders and subject to the Borrower’s consent right set forth above, a successor agent from among the Lenders; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice.
(b)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders), then such removal shall nonetheless become effective in accordance with such notice.
(c)On the effective date of any such resignation or removal, (a) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments and communications provided to be made to or through the Administrative Agent shall instead be made to each Lender and the L/C Issuer directly and all determinations provided to be made by the Administrative Agent shall instead be made by the Required Lenders, in each case until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 9.06. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the effective date of such resignation or removal, as applicable). Upon resignation or removal, the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation or the removed Administrative Agent’s removal hereunder and under the other Loan Documents, hereunder and under the other Loan Documents, the provisions of this Article and Sections 10.04 and 10.05 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (A) while the retiring or removed Administrative Agent was acting as Administrative Agent and (B) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including, without limitation, in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.
Any resignation by or removal of Fifth Third as Administrative Agent pursuant to this Section 9.06 shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C

Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.
(d)On or before the date a successor Administrative Agent becomes the Administrative Agent hereunder, such successor Administrative Agent shall deliver to the Borrower executed copies of the documentation prescribed in clause (x) or (y) of this Section 9.06(d), as applicable (together with all required attachments thereto): (x) if the successor Administrative Agent is a “United States person” (as defined in Section 7701(a)(30) of the Code), executed copies of Internal Revenue Service Form W-9 certifying that such successor Administrative Agent is exempt from U.S. federal backup withholding, or (y) if the successor Administrative Agent is not a “United States person” (as defined in Section 7701(a)(30) of the Code), (A) with respect to fees received on its own behalf, executed copies of Internal Revenue Service Form W-8ECI or any such other documentation prescribed by applicable Law that would allow Borrower to make payments to such successor Administrative Agent without deduction or withholding of any U.S. federal withholding Taxes, and (B) with respect to payments received on account of any Lender, executed copies of Internal Revenue Service Form W-8IMY evidencing that the successor Administrative Agent is either (a) a “qualified intermediary” assuming primary withholding responsibility under Chapters 3 and 4 of the Code and primary Form 1099 reporting and backup withholding responsibility for payments it receives for the accounts of others, or (b) a “U.S. branch” and may be treated as a United States person for purposes of applicable U.S. federal withholding Tax. At any time thereafter, such successor Administrative Agent shall provide updated documentation previously provided (or a successor form thereto) when any documentation previously delivered has expired or become obsolete or invalid or otherwise upon the reasonable request of the Borrower. Notwithstanding anything to the contrary in this Section 9.06(d), the successor Administrative Agent shall not be required to provide any documentation that the successor Administrative Agent is not legally eligible to deliver as a result of a Change in Law after the Closing Date.
Section 9.07Non-Reliance on Administrative Agent, Arranger and Other Lenders.
Each Lender and the L/C Issuer acknowledges that none of the Administrative Agent nor the Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or the Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Arranger to any Lender or the L/C Issuer as to any matter, including whether the Administrative Agent or the Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender and the L/C Issuer represents to the Administrative Agent and the Arranger that it has, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and the L/C Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a

Lender or L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and the L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and the L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.
Section 9.08No Other Duties, Etc.
Anything herein to the contrary notwithstanding, except for rights and powers, if any, expressly reserved under this Agreement to any bookrunner, arranger or to any titled agent named on the cover page of this Agreement, other than Administrative Agent (collectively, the “Additional Titled Agents”), no Additional Titled Agent, in such capacity, has any rights, powers, liabilities, duties or responsibilities hereunder or under any of the other Loan Documents.
Section 9.09Administrative Agent May File Proofs of Claim.
In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h) and (i), 2.09, 10.04 and 10.05) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09, 10.04 and 10.05.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer or in any such proceeding.

Section 9.10Collateral and Guaranty Matters.
Each of the Lenders (including in its capacities as a potential Hedge Bank and Treasury Services Bank) and the L/C Issuer irrevocably authorize the Administrative Agent,
(a)to automatically release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations as to which no claim has been asserted and (B) obligations and liabilities under Secured Treasury Services Agreements and Secured Hedge Agreements not due and payable) and the expiration or termination of all Letters of Credit (other than Letters of Credit that are Cash Collateralized or back-stopped by a letter of credit in form, amount and substance reasonably satisfactory to the Administrative Agent or a deemed reissuance under another facility as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), (ii) at the time the property subject to such Lien is Disposed as part of or in connection with any Disposition permitted (other than a lease and other than to a Person that is a Loan Party) hereunder or under any other Loan Document, (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below or (v) if such property becomes an Excluded Asset;
(b)to release or subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(u) to the extent required by the holder of, or pursuant to the terms of any agreement governing, the obligations secured by such Liens; and
(c)to release any Subsidiary Guarantor from its obligations under the Guaranty, if in the case of any such Subsidiary, such Person ceases to be a Material Domestic Subsidiary or becomes an Excluded Subsidiary as a result of a transaction permitted hereunder; provided that the Administrative Agent shall not release such Subsidiary Guarantor from its obligations under the Guaranty or any other Loan Document if such Guarantor continues to be a guarantor or obligor in respect of any Junior Financing or any Incremental Equivalent Debt or any Permitted Refinancing in respect thereof; provided, further that notwithstanding the foregoing, if any Subsidiary Guarantor becomes an Excluded Subsidiary pursuant to clause (a) of the definition of Excluded Subsidiary, the Administrative Agent shall not release such Subsidiary Guarantor from its obligations under the Guaranty or any other Loan Document as a result thereof unless (x) after giving pro forma effect to such release and the consummation of any concurrent transactions, the Borrower and the Subsidiary Guarantors would be permitted to make Investments in such Subsidiary Guarantor in an amount equal to the fair market value of any and all Investments then held by the Borrower and the Subsidiary Guarantors in such Subsidiary Guarantor and if this clause (x) is applicable, the Borrower and the Subsidiary Guarantors shall be deemed to have made such Investments in such Subsidiary Guarantor on the date hereof and (y) such transaction shall have been entered into for a bona fide business purpose and not, for the avoidance of doubt, for the purpose of causing the release of such guarantee, with any Person that is not an Affiliate of the Borrower.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will (and each Lender irrevocably authorizes the Administrative Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

Section 9.11Secured Treasury Service Agreements and Secured Hedge Agreements.
Except as otherwise expressly set forth herein or in any Guaranty or any Collateral Document, no Hedge Bank or Treasury Services Bank in each case that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Treasury Services Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Hedge Bank or Treasury Services Bank.
The Lenders hereby authorize the Administrative Agent to enter into any Intercreditor Agreement, any Subordination Agreement or other intercreditor agreement or arrangement permitted under this Agreement and the Lenders acknowledge that any such intercreditor agreement is binding upon the Lenders.
Section 9.12Withholding Tax Indemnity.
To the extent required by any applicable Laws (as determined in good faith by the Administrative Agent), the Administrative Agent may withhold from any payment to any Lender under any Loan Document an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 3.01, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within ten (10) days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.12. The agreements in this Section 9.12 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 9.12, include the L/C Issuer and any Swing Line Lender.
Section 9.13Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments, or this agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84–14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95–60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90–1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91–38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96–23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84–14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84–14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84–14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
Section 9.14Acknowledgments Regarding Erroneous Payments.
(a) Each Lender and L/C Issuer hereby agrees that (x) if Administrative Agent notifies such Lender or such L/C Issuer that Administrative Agent has determined in its sole discretion that any funds received by such Lender or such L/C Issuer from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or such L/C Issuer (whether or not known to such Lender or such L/C Issuer), and demands the return of such Payment (or a portion thereof), such Lender or such L/C Issuer shall promptly, but in no event later than one Business Day thereafter, return to Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or such L/C Issuer to the date such amount is repaid to Administrative Agent at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender or such L/C Issuer shall not assert, and hereby waives, as to Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of Administrative Agent to any Lender or such L/C Issuer under this Section 9.14 shall be conclusive, absent manifest error.
(b)     Each Lender and the L/C Issuer hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender and the L/C Issuer agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or such L/C Issuer shall promptly notify Administrative Agent of such occurrence and, upon demand from Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or such L/C Issuer to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(c)    Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender or such L/C Issuer that has received such Payment (or portion thereof) for any reason, Administrative Agent shall be subrogated to all the rights of such Lender or such L/C Issuer with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any other Loan Party.
(d)     Each party’s obligations under this Section 9.14 shall survive the resignation or replacement of Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
ARTICLE X.
MISCELLANEOUS
Section 10.01Amendments, Etc.
Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (other than with respect to any amendment or waiver contemplated in Sections 10.01(a) through (i) below, which shall only require the consent of the Lenders expressly set forth therein and not the Required Lenders) (or by the Administrative Agent with the consent of the Required Lenders) and the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, no such amendment, waiver or consent shall:

(a)extend or increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.02 or of any Default, mandatory prepayment or mandatory reduction of any Commitments shall not constitute an extension or increase of any Commitment of any Lender);
(b)postpone any date scheduled for, or reduce the amount of, any payment of principal or interest under Section 2.07 or 2.08 (other than pursuant to Section 2.08(b)), without the written consent of each Lender directly and adversely affected thereby, it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest and it further being understood that any change to the definition of “Consolidated Cash Interest Coverage Ratio”, “Consolidated Total Net Rent Adjusted Leverage Ratio” or, in each case, in the component definitions thereof shall not constitute a reduction in any amount of interest;
(c)reduce or forgive the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document (or extend the timing of payments of such fees or other amounts) without the written consent of each Lender directly and adversely affected thereby, it being understood that any change to the definition of “Consolidated Cash Interest Coverage Ratio”, “Consolidated Total Net Rent Adjusted Leverage Ratio” or, in each case, in the component definitions thereof shall not constitute a reduction in any rate of interest; provided that, for the avoidance of doubt, only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;
(d)change Section 2.12(a), Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby;
(e)change any provision of this Section 10.01 or the definition of “Required Lenders,” “Required Class Lenders,” or any other provision specifying the number of Lenders or portion of the Loans or Commitments required to take any action under the Loan Documents, without the written consent of each Lender directly affected thereby (it being understood that each Lender shall be directly and adversely affected by a change to the “Required Lenders” or “Pro Rata Share” definitions);
(f)(i) other than in connection with a transaction permitted under Section 7.04 or Section 7.05, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender or (ii) subordinate (x) the Liens on all or substantially all of the Collateral securing the Obligations to any Lien on the Collateral securing any other Indebtedness of any Loan Party or any of its Subsidiaries or (y) any of the Obligations in right of payment to any other Indebtedness of any Loan Party or its Subsidiaries, in each case, without the written consent of each Lender, other than in connection with (A) any Acceptable Debtor-In-Possession Financing and/or (B) any other financing with respect to which each Lender is offered a bona fide opportunity to provide such financing on a pro rata basis on the same terms as the other lenders thereunder; provided, that, this clause (ii) shall not apply to Indebtedness that is expressly permitted by this Agreement (as in effect on the Closing Date) to either be senior in right of payment to the applicable Obligations or be secured by a Lien on the Collateral that is senior to the Lien securing the Obligations, in which case, such subordination may be made with the consent of the Administrative Agent acting alone;
(g)other than in connection with a transaction permitted under Section 7.04 or Section 7.05, release all or substantially all of the aggregate value of the Guarantees, without the written consent of each Lender;
(h)(1) waive any condition set forth in Section 4.02 as to any Credit Extension under one or more Class of Revolving Credit Commitments or (2) amend, waive or otherwise modify any term or provision which directly affects Lenders under one or more Class of Revolving Credit Commitments and does not directly affect Lenders under any other Class, in each case, without the written consent of the Required Class Lenders under such applicable Class or Classes of Revolving Credit Commitments (and in the case of multiple Classes which are affected, such Required Class Lenders shall consent together as one Class) (it being understood that any amendment to the conditions of effectiveness of Incremental Commitments set forth in Section 2.14 shall be subject to clause (h) below); provided, however, that the waivers described in this clause (g) shall not require the consent of any Lenders other than (x) the Required Class Lenders under such Class or Classes and (y) in the case of any waiver that otherwise would be subject to clause (a), (b), (c), (d) or (e) above, each Lender, each directly affected Lender or each directly and adversely affected Lender (as specified in clause (a), (b), (c), (d), (e) or (f) above) under the applicable Class or Classes of Revolving Credit Commitments; or
(i)amend, waive or otherwise modify any term or provision (including the availability and conditions to funding under Section 2.14 with respect to Incremental Term Loans and Incremental Revolving Credit Commitments and the rate of interest applicable thereto) which directly affects Lenders of one or more Incremental Term Loans or Incremental Revolving Credit Commitments (including Loans extended under such Commitments) and does not directly affect Lenders under any other Class, in each case, without the written consent of the Required Class Lenders under such applicable Incremental Term Loans or Incremental Revolving Credit Commitments (and in the case of multiple Classes which are affected, such Required Class Lenders shall consent together as one Class); provided, however, that the waivers described in this clause (h) shall not require the consent of any Lenders other than (x) the Required Class Lenders under such applicable Incremental Term Loans or Incremental Revolving Credit Commitments and (y) in the case of any waiver that otherwise would be subject to clause (a), (b), (c), (d), (e) or (f) above, each Lender, each directly affected Lender or each directly and adversely affected Lender (as specified in clause (a), (b), (c), (d) or (e) above) under the applicable Class or Classes of Incremental Term Loans or Incremental Revolving Credit Commitments (including Loans extended under such Commitments);
and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; provided, however, that this Agreement may be amended to adjust the mechanics related to the issuance of Letters of Credit, including mechanical changes relating to the existence of multiple L/C Issuer, with only the written consent of the Administrative Agent, the L/C Issuer and the Borrower so long as the obligations of the Revolving Credit Lenders, if any, who have not executed such amendment, and if applicable the other L/C Issuer, if any who have not executed such amendment, are not adversely affected thereby; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; provided, however, that this Agreement may be amended to adjust the borrowing mechanics related to Swing Line Loans with only the written consent of the Administrative Agent, the Swing Line Lenders and the Borrower so long as the obligations of the Revolving Credit Lenders, if any, who have not executed such amendment are not adversely affected thereby; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; and (iv) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification.
Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any such Defaulting Lender may not be increased or extended without the consent of such Lender, (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms materially and adversely affects any Defaulting Lender to a greater extent than other affected Lenders shall require the consent of such Defaulting Lender and (x) the consent of any Defaulting Lender shall be required in respect of any amendments referred to in Section 10.01(b).
Notwithstanding the foregoing, no Lender consent is required to effect any amendment or supplement to any Intercreditor Agreement, any Subordination Agreement or other intercreditor agreement or arrangement permitted under this Agreement (i) that is for the purpose of adding the holders of Incremental Equivalent Debt (or, in each case, a Senior Representative with respect thereto), as parties thereto, as expressly contemplated by the terms of such Intercreditor Agreement, such Subordination Agreement or such other intercreditor agreement or arrangement permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing and provided that such other changes are not adverse, in any material respect, to the interests of the Lenders) or (ii) that is expressly contemplated by any Intercreditor Agreement, any Subordination Agreement or other intercreditor agreement or arrangement permitted under this Agreement; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent.
Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans, Revolving Credit Loans, Swing Line Loans and L/C Obligations and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.
Notwithstanding anything to the contrary contained in this Section 10.01, guarantees, collateral security documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.
If the Administrative Agent and the Borrower shall have jointly identified an obvious error (including, but not limited to, an incorrect cross-reference) or any error or omission of a technical or immaterial nature, in each case, in any provision of this Agreement or any other Loan Document (including, for the avoidance of doubt, any exhibit, schedule or other attachment to any Loan Document), then the Administrative Agent (acting in its sole discretion) and the Borrower or any other relevant Loan Party shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document. Notification of such amendment shall be made by the Administrative Agent to the Lenders promptly upon such amendment becoming effective.
Section 10.02Notices and Other Communications; Facsimile Copies.

(a)Notices; Effectiveness; Electronic Communications.
(i)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (C) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(A)if to the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and
(B)if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender.
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (C) below shall be effective as provided in such subsection (C).
(C)Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(b)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR

COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Loan Parties, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Loan Parties, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(c)Change of Address, Etc. Each of the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.
(d)Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence, willful misconduct or bad faith of such Person, as determined by a final non-appealable judgment of a court of competent jurisdiction. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
Section 10.03No Waiver; Cumulative Remedies.
No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.09 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
Section 10.04Attorney Costs and Expenses.
The Borrower agrees (a) to pay or reimburse the Administrative Agent and Fifth Third in its capacity as Arranger for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, which shall be limited to Moore & Van Allen and one local counsel as reasonably necessary in any relevant jurisdiction material to the interests of the Lenders taken as a whole (and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction to the affected Indemnitees similarly situated) and (b) after the Closing Date, to pay or reimburse the Administrative Agent for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all respective Attorney Costs, which shall be limited to Attorney Costs of one counsel to the Administrative Agent and the Lenders taken as a whole and one local counsel as reasonably necessary in any relevant jurisdiction material to the interests of the Lenders taken as a whole and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction to the affected Indemnitees similarly situated). The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within thirty (30) days after written demand therefor (together with backup documentation supporting such reimbursement request); provided that, with respect to the Closing Date, all amounts due under this Section 10.04 shall be paid on the Closing Date solely to the extent invoiced to the Borrower within three (3) Business Days prior to the Closing Date. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan

Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its discretion.
Section 10.05Indemnification by the Borrower.
The Borrower shall indemnify and hold harmless the Administrative Agent, each Agent Party, each Lender, the Arrangers and their respective Affiliates and the respective officers, directors, employees, partners, agents, advisors and other representatives of the foregoing (collectively the “Indemnitees”) from and against any and all liabilities, losses, damages, claims, or out-of-pocket expenses (including Attorney Costs but limited in the case of legal fees and expenses to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, one local counsel for all Indemnitees taken as a whole in each relevant jurisdiction, and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction to the affected Indemnitees similarly situated) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit, or (c) any actual or alleged Environmental Liability of the Loan Parties or any Subsidiary, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) (a “Proceeding”) and regardless of whether any Indemnitee is a party thereto or whether or not such Proceeding is brought by the Borrower or any other Person and, in each case, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee (all of the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, losses, damages, claims or out-of-pocket expenses resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or of any of its Related Indemnified Persons, as determined by a final non-appealable judgment of a court of competent jurisdiction, (y) a material breach of any obligations under any Loan Document by such Indemnitee or of any of its Related Indemnified Persons, as determined by a final non-appealable judgment of a court of competent jurisdiction or (z) any dispute solely among Indemnitees other than any claims against an Indemnitee in its capacity or in fulfilling its role as an administrative agent or arranger or any similar role under any Facility and other than any claims arising out of any act or omission of the Borrower or any of its Affiliates (as determined in a final and non-appealable judgment of a court of competent jurisdiction). No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement (except for direct (as opposed to indirect, special, punitive or consequential) damages resulting from the gross negligence, bad faith or willful misconduct, as determined by a court of competent jurisdiction in a final and non-appealable judgment, of any such Indemnitee), nor shall any Indemnitee, Related Indemnified Person, Loan Party or any Subsidiary have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date) (other than, in the case of any Loan Party, in respect of any such damages incurred or paid by an Indemnitee to a third party, or which are included in a third-party claim, and for any out-of-pocket expenses related thereto). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, any Subsidiary of any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents are consummated. All amounts due under this Section 10.05 shall be paid within thirty (30) days after written demand therefor (together with backup documentation supporting such reimbursement request); provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 10.05. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. For the avoidance of doubt, this Section 10.05 shall not apply to Taxes, except any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, demands, actions, prepayments, suits, costs, expenses or disbursements arising from any non-Tax claims.
To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under this Section 10.05 or Section 10.04 to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this paragraph are subject to the provisions of Section 2.12(e).
Section 10.06Payments Set Aside.
To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
Section 10.07Successors and Assigns.
(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (except as permitted by Section 7.04) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Assignee pursuant to an assignment made in accordance with the provisions of Section 10.07(b) (such an assignee, an “Eligible Assignee”), (ii) by way of participation in accordance with the provisions of Section 10.07(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(g) or (i) or (iv) to an SPC in accordance with the provisions of Section 10.07(h) (and any other attempted assignment or transfer by any party hereto shall be null and void); provided, however, that notwithstanding the foregoing, no Lender may assign or transfer by participation any of its rights or obligations hereunder to (i) any Person that is a Defaulting Lender, (ii) a natural Person, or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of one or more natural Persons, or a Disqualified Institution or (iii) to Holdings, the Borrower or any of their respective Subsidiaries. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)(i) Subject to the limitations set forth in paragraph (a) above and the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed, except in connection with a proposed assignment to any Disqualified Institution) of:
(A)the Borrower, provided that no consent of the Borrower shall be required for (i) an assignment of all or a portion of the Term Loans to a Lender, an Affiliate of a Lender or an Approved Fund, (ii) other than with respect to any proposed assignment to any Person that is a Disqualified Institution, if an Event of Default under Section 8.01(a) or, solely with respect to the Borrower, Section 8.01(f) has occurred and is continuing, to any Assignee or (iii) [reserved]; provided that, other than with respect to any proposed assignment to any Person that is a Disqualified Institution, the Borrower shall be deemed to have consented to any such assignment of the Term Loans unless it shall have objected thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;
(B)the Administrative Agent
(C)the L/C Issuer at the time of such assignment; provided that no consent of the L/C Issuer shall be required for any assignment of a Term Loan or any assignment to the Administrative Agent or an Affiliate of the Administrative Agent; and
(D)the Swing Line Lender; provided that no consent of the Swing Line Lender shall be required for any assignment of a Term Loan or any assignment to the Administrative Agent or an Affiliate of the Administrative Agent.
Notwithstanding the foregoing or anything to the contrary set forth herein, to the extent any Lender is required to assign any portion of its Commitments, Loans and other rights, duties and obligations hereunder in order to comply with applicable Laws, such assignment may be made by such Lender without the consent of the Borrower, the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other party hereto so long as such Lender complies with the requirements of Section 10.07(b)(ii).
(i)Assignments shall be subject to the following additional conditions:
(A)except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than an amount of $5,000,000 (in the case of each Revolving Credit Loan) or $5,000,000 (in the case of a Term Loan), and shall be in increments of an amount of $5,000,000 (in the case of each Revolving Credit Loan) or $5,000,000 (in the case of Term Loans), in excess thereof unless each of the Borrower and the Administrative Agent otherwise consent; provided that such assignments shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;
(B)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (unless waived or reduced by the Administrative Agent in its sole discretion); and
(C)the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and all documentation and other information required under applicable “Know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.
This paragraph (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis among such Facilities.
In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(c)Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d), from and after the effective date specified in each Assignment and Assumption, (1) other than to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and (2) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e).

(d)The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and the amounts due under Section 2.03, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. This Section 10.07(d) and Section 2.11 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Section 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations (or any other relevant or successor provisions of the Code or of such Treasury regulations).
(e)Any Lender may at any time sell participations to any Person (other than a natural person, or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of one or more natural Persons, a Disqualified Institution or a Defaulting Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (a) through (f) of the first proviso to Section 10.01 that requires the affirmative vote of such Lender. Subject to Section 10.07(f), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender (subject, for the avoidance of doubt, to the limitations and requirements of those Sections (including Section 3.01(e) and Sections 3.06 and 3.07) applying to each Participant as if it were a Lender, and it being understood that the documentation required under Section 3.01(e) shall be delivered solely to the participating Lender) and had acquired its interest by assignment pursuant to Section 10.07(c). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall have the obligation to disclose all or a portion of the Participant Register (including the identity of the Participant or any information relating to a Participant’s interest in any Loans or other obligations under any Loan Document) to any Person expect to the extent that such disclosure is necessary to establish that any loans are in registered form for U.S. federal income tax purposes.
(f)A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquires the applicable participation.

(g)Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(h)Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) such SPC and the applicable Loan or any applicable part thereof, shall be appropriately reflected in the Participant Register. Each party hereto hereby agrees that (i) an SPC shall be entitled to the benefit of Sections 3.01, 3.04 and 3.05 (subject to the requirements and the limitations of such Sections and Sections 3.06 and 3.07 and it being understood that the documentation required under Section 3.01(d) shall be delivered solely to the Granting Lender), but neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement except, in the case of Section 3.01, to the extent that the grant to the SPC was made with the prior written consent of the Borrower which may be withheld in the Borrower’s sole and absolute discretion, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the Lender hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.
(i)Notwithstanding anything to the contrary contained herein, without the consent of the Borrower or the Administrative Agent, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.
(j)Notwithstanding anything to the contrary contained herein, the L/C Issuer or Swing Line Lender may, upon thirty (30) days’ notice to the Borrower and the Lenders, resign as the L/C Issuer or Swing Line Lender, respectively; provided that on or prior to the expiration of such thirty (30)-day period with respect to such resignation, the L/C Issuer or Swing Line Lender shall have identified a successor L/C Issuer or Swing Line Lender reasonably acceptable to the Borrower willing to accept its appointment as successor L/C Issuer or Swing Line Lender, as applicable. In the event of any such resignation of the L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor L/C Issuer or Swing Line Lender hereunder; provided that no failure by the Borrower to appoint any such successor shall affect the resignation of the L/C Issuer or the Swing

Line Lender, as the case may be, except as expressly provided above. If the L/C Issuer resigns as the L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as the L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If the Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).
Section 10.08Confidentiality.
Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ managers, administrators, directors, officers, employees, trustees, partners, investors, investment advisors and agents, including accountants, legal counsel, service providers and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any Governmental Authority or self-regulatory authority having or asserting jurisdiction over such Person (including any Governmental Authority regulating any Lender or its Affiliates), provided that the Administrative Agent or such Lender, as applicable, agrees that it will notify the Borrower prior to any such disclosure by such Person to the extent practicable (other than at the request of a regulatory authority or any self-regulatory authority having or asserting jurisdiction over such Person) unless such notification is prohibited by law, rule or regulation; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, provided that the Administrative Agent or such Lender, as applicable, agrees that it will notify the Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority or any self-regulatory authority having or asserting jurisdiction over such Person) unless such notification is prohibited by law, rule or regulation; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions at least as restrictive as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be an Additional Lender, any pledgee referred to in Section 10.07(g), or any actual or prospective direct or indirect counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations; (f) with the written consent of the Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08 or becomes available to the Administrative Agent, any Arranger, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than a Loan Party or their respective related parties (so long as such source is not known to the Administrative Agent, such Arranger, such Lender, the L/C Issuer or any of their respective Affiliates to be bound by confidentiality obligations to any Loan Party); (h) to any rating agency when required by it on a customary basis and after consultation with the Borrower (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to Loan Parties and their Subsidiaries received by it from such Lender); (i) in connection with the exercise of any remedies hereunder, under any other Loan Document or the enforcement of its rights hereunder or thereunder; or (j) to the extent such Information is independently developed by such Person or its Affiliates so long as not based on Information obtained in a manner that would otherwise violate this Section 10.08.
For purposes of this Section 10.08, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof other than as a result of a breach of this Section 10.08; provided that all information received after the Closing Date from Holdings, the Borrower or any of its Subsidiaries shall be deemed confidential unless such information is clearly identified at the time of delivery as not being confidential.
Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or any of its Subsidiaries, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
Section 10.09Setoff.
In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates (and the Administrative Agent, in respect of any unpaid fees, costs and expenses payable hereunder) is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party and each of its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or the Administrative Agent to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations (other than, with respect to any Guarantor, Excluded Swap Obligations of such Guarantor) owing to such Lender and its Affiliates or the Administrative Agent hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent and such Lender may have at Law.
Section 10.10Interest Rate Limitation.
Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
Section 10.11Counterparts; Electronic Execution of Assignments and Certain Other Documents.
This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier, .pdf or other electronic imaging means of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Administrative Agent may also require that any such documents and signatures delivered by telecopier, .pdf or other electronic imaging means be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier, .pdf or other electronic imaging means.
The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 10.12Integration; Termination.
This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.
Section 10.13Survival of Representations and Warranties.
All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied (other than Obligations under Secured Hedge Agreements and Secured Treasury Services Agreements and contingent indemnification obligations, in any such case, not then due and payable) or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C

Obligations related thereto has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the L/C Issuer or such Letter of Credit has been deemed reissued under another agreement reasonably acceptable to the L/C Issuer).
Section 10.14Severability.
If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
Section 10.15GOVERNING LAW.
(a)THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY (BOROUGH OF MANHATTAN) OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES THAT IT WILL NOT COMMENCE OR SUPPORT ANY SUCH ACTION OR PROCEEDING IN ANOTHER JURISDICTION. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED HEREIN OR IN ANY OTHER LOAN DOCUMENT WILL PREVENT ANY LENDER OR THE ADMINISTRATIVE AGENT FROM BRINGING ANY ACTION TO ENFORCE ANY AWARD OR JUDGMENT OR EXERCISE ANY RIGHT UNDER THE SECURITY DOCUMENTS OR AGAINST ANY COLLATERAL OR ANY OTHER PROPERTY OF ANY LOAN PARTY IN ANY OTHER FORUM IN WHICH JURISDICTION CAN BE ESTABLISHED. EACH LOAN PARTY, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER) IN SECTION 10.02. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 10.16WAIVER OF RIGHT TO TRIAL BY JURY.
EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.16.
Section 10.17Binding Effect.
This Agreement shall become effective when (i) it shall have been executed by the Loan Parties and the Administrative Agent and (ii) the Administrative Agent shall have been notified by each Lender, Swing Line Lender and L/C Issuer that each such Lender, Swing Line Lender and L/C Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Loan Parties, the Administrative Agent and each Lender and their respective successors and assigns, in each case in accordance with Section 10.07 (if applicable) and except that no Loan Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.
Section 10.18USA Patriot Act.
Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name, address and tax identification number of such Loan Party and other information regarding such Loan Party that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the USA Patriot Act. This notice is given in accordance with the requirements of the USA Patriot Act and is effective as to the Lenders and the Administrative Agent. The Loan Parties agree to, promptly following a request by the Administrative Agent or any Lender, provide all such other documentation and information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act, and the Beneficial Ownership Regulation.
Section 10.19No Advisory or Fiduciary Responsibility.
In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the other Arrangers are arm’s-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent, the other Arrangers and the Lenders, on the other hand, (B) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each other Arranger and each Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for each Loan Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, any other Arranger nor any Lender has any obligation to the Loan Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the other Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and neither the Administrative Agent nor any other Arranger nor any Lender has any obligation to disclose any of such interests to the Loan Parties or any of their respective Affiliates. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the other Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 10.20INTERCREDITOR AGREEMENTS.
(a)PURSUANT TO THE EXPRESS TERMS OF EACH INTERCREDITOR AGREEMENT, IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE TERMS OF THE RELEVANT INTERCREDITOR AGREEMENT AND ANY OF THE LOAN DOCUMENTS, THE PROVISIONS OF THE RELEVANT INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.
(b)EACH LENDER AUTHORIZES AND INSTRUCTS THE ADMINISTRATIVE AGENT TO ENTER INTO THE RELEVANT INTERCREDITOR AGREEMENT ON BEHALF OF SUCH LENDER, AND TO TAKE ALL ACTIONS (AND EXECUTE ALL DOCUMENTS) REQUIRED (OR DEEMED ADVISABLE) BY IT IN ACCORDANCE WITH THE TERMS OF SUCH INTERCREDITOR AGREEMENT(S). EACH LENDER AGREES TO BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE RELEVANT INTERCREDITOR AGREEMENT.
(c)THE PROVISIONS OF THIS SECTION 10.20 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE RELEVANT INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO THE RELEVANT INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE RELEVANT INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NO AGENT (AND NONE OF ITS AFFILIATES) MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE RELEVANT INTERCREDITOR AGREEMENT.
(d)THE PROVISIONS OF THIS SECTION 10.20 SHALL APPLY WITH EQUAL FORCE, MUTATIS MUTANDIS, TO NY INTERCREDITOR AGREEMENT, THE SUBORDINATION AGREEMENT AND ANY OTHER INTERCREDITOR AGREEMENT OR ARRANGEMENT PERMITTED BY THIS AGREEMENT.
Section 10.21Acknowledgment and Consent to Bail-In of Affected Financial Institutions.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any applicable Resolution Authority.
Section 10.22Acknowledgment Regarding Any Supported QFCs.
(i)To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States), and in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(a)

ARTICLE XI.
GUARANTEE
Section 11.01The Guarantee.
Each Guarantor hereby jointly and severally with the other Guarantors guarantees, as a primary obligor and not as a surety, to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of (i) the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code and (ii) any other Debtor Relief Laws) on the Loans made by the Lenders to, and the Notes held by each Lender of, the Borrower, and all other Obligations (excluding, with respect to any Guarantor, any Excluded Swap Obligations of such Guarantor) from time to time owing to the Secured Parties by any Loan Party under any Loan Document or any Secured Hedge Agreement or any Secured Treasury Services Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby jointly and severally agree that if the Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.
Section 11.02Obligations Unconditional.
The obligations of the Guarantors under Section 11.01 shall constitute a guaranty of payment and to the fullest extent permitted by applicable Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrower under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:
(i)at any time or from time to time, without notice to the Guarantors, to the extent permitted by Law, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;
(ii)any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;
(iii)the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or except as permitted pursuant to Section 11.09, any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv)any Lien or security interest granted to, or in favor of, the L/C Issuer or any Lender or the Administrative Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or
(v)the release of any other Guarantor pursuant to Section 11.09.
The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and, to the extent permitted by Law, all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive, to the extent permitted by Law, any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other Person at any time of any right or remedy against the Borrower or against any other Person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.
Section 11.03Reinstatement.
The obligations of the Guarantors under this Article XI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.
Section 11.04Subrogation; Subordination.
Each Guarantor hereby agrees that until the payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 11.01, whether by subrogation or otherwise, against the Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Indebtedness of any Loan Party to any Non-Loan Party permitted pursuant to Section 7.03(b)(ii) or 7.03(d) shall be subordinated to such Loan Party’s Obligations in the manner set forth in the Intercompany Note evidencing such Indebtedness.

Section 11.05Remedies.
The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.02) for purposes of Section 11.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 11.01.
Section 11.06Instrument for the Payment of Money.
Each Guarantor hereby acknowledges that the guarantee in this Article XI constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.
Section 11.07Continuing Guarantee.
The guarantee in this Article XI is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.
Section 11.08General Limitation on Guarantee Obligations.
In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other Law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 11.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 11.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Loan Party or any other Person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 11.10) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.
Section 11.09Release of Guarantors.
If, in compliance with the terms and provisions of the Loan Documents, (a) all or substantially all of the Equity Interests or property of any Subsidiary Guarantor are sold or otherwise transferred to a Person or Persons none of which is a Loan Party or (b) any Subsidiary Guarantor becomes an Excluded Subsidiary (any such Subsidiary Guarantor, and any Subsidiary Guarantor referred to in clause (i), a “Transferred Guarantor”), such Transferred Guarantor shall, upon the consummation of such sale or transfer or other transaction, be automatically released from its obligations under this Agreement (including under Section 10.05 hereof) and its obligations to pledge and grant any Collateral owned by it pursuant to any Collateral Document and, in the case of a sale of all or substantially all of the Equity Interests of the Transferred Guarantor, the pledge of such Equity Interests to the Administrative Agent pursuant to the Collateral Documents shall be automatically released, and, so long as the Borrower shall have provided the Administrative Agent such certifications or documents as the Administrative Agent shall reasonably request, the Administrative Agent shall take such actions as are necessary to effect each release described in this Section 11.09 in accordance with the relevant provisions of the Collateral Documents; provided, further that notwithstanding the foregoing, (i) such Guarantor shall not be released from its obligations under the Guaranty or any other Loan Document if such Guarantor continues to be a guarantor or obligor in respect of any Junior Financing or any Incremental Equivalent Debt or any Permitted Refinancing in respect thereof and (ii) if any Subsidiary Guarantor becomes an Excluded Subsidiary pursuant to clause (a) of the definition of Excluded Subsidiary, such Guarantor shall not be released from its obligations under the Guaranty or any other Loan Document as a result thereof unless (x) after giving pro forma effect to such release and the consummation of any concurrent transactions, the Borrower and the Subsidiary Guarantors would be permitted to make Investments in such Subsidiary Guarantor in an amount equal to the fair market value of any and all Investments then held by the Borrower and the Subsidiary Guarantors in such Subsidiary Guarantor and if this clause (x) is applicable, the Borrower and the Subsidiary Guarantors shall be deemed to have made such Investments in such Subsidiary Guarantor on the date hereof and (y) such transaction shall have been entered into for a bona fide business purpose and not, for the avoidance of doubt, for the purpose of causing the release of such guarantee, with any Person that is not an Affiliate of the Borrower.
Subject to the immediately preceding paragraph of this Section 11.09, the Guarantees made herein shall remain in full force and effect so long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) obligations under Secured Treasury Services Agreements or obligations under Secured Hedge Agreements as to which arrangements reasonably satisfactory to the applicable Hedge Bank or Treasury Services Bank have been made) hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the L/C Issuer or such Letter of Credit has been deemed reissued under another agreement reasonably acceptable to the L/C Issuer).
Section 11.10Right of Contribution.
Each Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 11.04. The provisions of this Section 11.10 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent, the L/C Issuer, the Swing Line Lender and the Lenders, and each Subsidiary Guarantor shall remain liable to the Administrative Agent, the L/C Issuer, the Swing Line Lender and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder.
Section 11.11Keepwell.
Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally, and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty in respect of any Swap Obligation (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 11.11 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 11.11, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 11.11 shall remain in full force and effect until the payment in full and discharge of the Guaranteed Obligations. Each Qualified ECP Guarantor intends that this Section 11.11 constitute, and this Section 11.11 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
[Signature Pages Intentionally Omitted]

Schedule II

[_]1
1 Note: Company to update.
1

Schedule 1.01A

Commitments

Lender	Revolving Credit Commitment	Pro Rata Share of Revolving Credit Commitments	Term A Commitment	Pro Rata Share of Term A Commitments	Aggregate Commitment	Pro Rata Share of Aggregate Commitments
Fifth Third Bank, National Association	$[__]	[__]%	$[__]	[__]%	$[__]	[__]%
Bank of America, N.A.	$[__]	[__]%	$[__]	[__]%	$[__]	[__]%
MUFG Bank, LTD.	$[__]	[__]%	$[__]	[__]%	$[__]	[__]%
Wells Fargo Bank, National Association	$[__]	[__]%	$[__]	[__]%	$[__]	[__]%
Flagstar Bank, FSB	$[__]	[__]%	$[__]	[__]%	$[__]	[__]%
Cadence Bank	$[__]	[__]%	$[__]	[__]%	$[__]	[__]%
First Merchants Bank	$[__]	[__]%	$[__]	[__]%	$[__]	[__]%
First Horizon Bank	$[__]	[__]%	$[__]	[__]%	$[__]	[__]%
CrossFirst Bank	$[__]	[__]%	$[__]	[__]%	$[__]	[__]%
Manufacturers Bank	$[__]	[__]%	$[__]	[__]%	$[__]	[__]%
Total:	$150,000,000.00	100.000000000%	$250,000,000.00	100.000000000%	$400,000,000.00	100.000000000%

2

Schedule 7.01(b)

[_]2

2 Note: Company to update.
3

Schedule 7.03(b)

[_]3

3 Note: Company to update.
4

Schedule 7.08

[_]4

4 Note: Company to update.
5

Schedule 7.09

[_]5

5 Note: Company to update.
6